Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

MCAP Acquisition Corporation,

GRNT MERGER SUB 1 LLC,

GRNT MERGER SUB 2 LLC,

GRNT MERGER SUB 3 LLC,

GRNT MERGER SUB 4 LLC,

H.I.G. Growth – AdTheorent Intermediate, LLC,

H.I.G. Growth – AdTheorent, LLC

and

AdTheorent Holding Company, LLC

Dated as of July 27, 2021

Table of Contents

Page

Article I. DEFINITIONS		4

Section 1.01	Certain Definitions	4
Section 1.02	Further Definitions	16
Section 1.03	Construction	19

Article II. AGREEMENT AND PLAN OF MERGERS		20

Section 2.01	The Mergers	20
Section 2.02	First Blocker Merger Effective Time; Second Blocker Merger Effective Time; First Company Merger Effective Time; Second Company Merger Effective Time; Closing	20
Section 2.03	Effect of the Mergers	21
Section 2.04	Certificates of Formation; Limited Liability Company Agreements	22
Section 2.05	Directors and Officers	23

Article III. CONVERSION OF SECURITIES; EARN-OUT; EXCHANGE OF CERTIFICATES		24

Section 3.01	Closing Statement and Payment Spreadsheet	24
Section 3.02	First Blocker Merger	24
Section 3.03	Second Blocker Merger	24
Section 3.04	First Company Merger	25
Section 3.05	Second Company Merger	26
Section 3.06	Earn-Out	27
Section 3.07	Surrender and Payment	28
Section 3.08	Company Certificate; Parent Certificate	30
Section 3.09	Closing Transactions	30

Article IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		31

Section 4.01	Organization and Qualification; Subsidiaries	31
Section 4.02	Organizational Documents	32
Section 4.03	Capitalization	32
Section 4.04	Authority Relative to this Agreement	34
Section 4.05	No Conflict; Required Filings and Consents	34
Section 4.06	Permits; Compliance	35
Section 4.07	Financial Statements	35
Section 4.08	Absence of Certain Changes or Events	36
Section 4.09	Absence of Litigation	37
Section 4.10	Employee Benefit Plans	37
Section 4.11	Labor and Employment Matters	39
Section 4.12	Real Property; Title to Assets	41
Section 4.13	Intellectual Property	42
Section 4.14	Taxes	45
Section 4.15	Environmental Matters	47
Section 4.16	Material Contracts	48

-i-

-ii-

-iii-

-iv-

EXHIBIT A	Registration Rights Agreement
EXHIBIT B	Lock-Up Agreement
EXHIBIT C	Stockholders Agreement
EXHIBIT D	Parent Second Amended and Restated Certificate of Incorporation
EXHIBIT E	Parent Amended and Restated Bylaws
EXHIBIT F	Managing Member and Officers of the Surviving Company
EXHIBIT G	Stock Incentive Plan
EXHIBIT H	Employee Stock Purchase Plan

SCHEDULE A	Company Knowledge Parties
SCHEDULE B	Blocker Knowledge Parties
SCHEDULE C	Parent Knowledge Parties
SCHEDULE D	Key Company Members
SCHEDULE E	Parent Material Contracts
SCHEDULE F	Resigning Parent Officers and Directors

-v-

BUSINESS COMBINATION AGREEMENT, dated as of July 27, 2021 (this “Agreement”), by and among MCAP Acquisition Corporation, a Delaware corporation (“Parent”), GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4), H.I.G. Growth – AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company (the “Blocker Member”), and AdTheorent Holding Company, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, (a) Merger Sub 1 is a wholly-owned direct subsidiary of Parent classified as a corporation for U.S. federal and applicable state and local Tax purposes, (b) Merger Sub 2 is a wholly-owned direct subsidiary of Parent classified as a disregarded entity for U.S. federal and applicable state and local Tax purposes, (c) Merger Sub 3 is a wholly-owned direct subsidiary of Parent classified as a corporation for U.S. federal and applicable state and local Tax purposes and (d) Merger Sub 4 is a wholly-owned direct subsidiary of Parent classified as a disregarded entity for U.S. federal and applicable state and local Tax purposes;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLC Act”), Parent and the Company will consummate a business combination transaction pursuant to which (a) Merger Sub 1 will merge with and into the Blocker, with the Blocker surviving such merger as a wholly owned subsidiary of Parent (the “First Blocker Merger”), (b) immediately thereafter and pursuant to an integrated plan, the Blocker, as the surviving company of the First Blocker Merger, will merge with and into Merger Sub 2, with Merger Sub 2 surviving such merger as a wholly owned subsidiary of Parent (the “Second Blocker Merger” together with the First Blocker Merger, the “Blocker Mergers”), (c) immediately following the Blocker Mergers, Merger Sub 3 will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Parent (the “First Company Merger”) and (d) immediately thereafter and pursuant to an integrated plan, the Company, as the surviving company of the First Company Merger, will merge with and into Merger Sub 4, with Merger Sub 4 surviving such merger as a wholly owned subsidiary of Parent (the “Second Company Merger” together with the First Company Merger, the “Company Mergers”; the Company Mergers together with the Blocker Mergers, the “Mergers”);

WHEREAS, the Operating Board of the Company (the “Company Board”) has unanimously (a) determined that the Company Mergers are fair to, and in the best interests of, the Company and its members and has approved and adopted this Agreement, and declared its advisability and approved the Company Mergers and the other Transactions (as defined below), and (b) recommended the approval and adoption of this Agreement and the Company Mergers by the members of the Company (the “Company Members”);

WHEREAS, the Blocker Member, as the sole member and manager of the Blocker, has determined that the Blocker Mergers are fair to, and in the best interests of, the Blocker and the Blocker Member and has approved and adopted this Agreement, including the Blocker Mergers and the other Transactions;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously (a) approved and adopted this Agreement and declared its advisability and approved the payment of the Aggregate Transaction Consideration (as defined below) to the Blocker Member (as defined below) and the Company Members pursuant to this Agreement and the Transactions, and (b) has recommended the approval and adoption of this Agreement and the Transactions by the stockholders of Parent (the “Parent Stockholders”);

WHEREAS, each of (a) Parent, as the sole member of Merger Sub 1, and (b) the sole manager of Merger Sub 1, has determined that the First Blocker Merger is fair to, and in the best interests of, Merger Sub 1 and has approved and adopted this Agreement and the First Blocker Merger;

WHEREAS, each of (a) Parent, as the sole member of Merger Sub 2, and (b) the sole manager of Merger Sub 2, has determined that the Second Blocker Merger is fair to, and in the best interests of, Merger Sub 2 and has approved and adopted this Agreement and the Second Blocker Merger;

WHEREAS, each of (a) Parent, as the sole member of Merger Sub 3, and (b) the sole manager of Merger Sub 3, has determined that the First Company Merger is fair to, and in the best interests of, Merger Sub 3 and has approved and adopted this Agreement and the First Company Merger;

WHEREAS, each of (a) Parent, as the sole member of Merger Sub 4, and (b) the sole manager of Merger Sub 4, has determined that the Second Company Merger is fair to, and in the best interests of, Merger Sub 4 and has approved and adopted this Agreement and the Second Company Merger;

WHEREAS, immediately following the execution and delivery of this Agreement, the Key Company Members (as defined below) will approve and adopt this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and the Key Company Members have entered into the Member Support Agreement (the “Member Support Agreement”), pursuant to which, among other things, the Key Company Members will vote their Company Interests (as defined below) in favor of this Agreement, the Company Mergers and the other Transactions;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and the Sponsor (as defined below) have entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed to (a) vote all of its shares of Parent Class B Common Stock (as defined below) in favor of this Agreement and the Transactions, (b) take all actions reasonably necessary to consummate the Transactions, (c) not redeem its shares of Parent Class B Common Stock, (d) waive the anti-dilution provisions of the shares of Parent Class B Common Stock set forth in the Parent Certificate of Incorporation (as defined below), (e) forfeit 551,096 of its Parent Warrants and (f) subject certain of its (i) shares of New Parent Common Stock (as defined below) and (ii) Parent Warrants to an “earn-out”;

WHEREAS, immediately following the Second Company Merger Effective Time (as defined below), at the Closing (as defined below), Parent, certain Parent Stockholders (including the Sponsor) and certain Company Members (including the Key Company Members) will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A;

WHEREAS, immediately following the Second Company Merger Effective Time, at the Closing, Parent and certain Company Members (including the Key Company Members) will enter into a Lock-Up Agreement (the “Lock-Up Agreement”), substantially in the form attached hereto as Exhibit B;

WHEREAS, immediately following the Second Company Merger Effective Time, at the Closing, Parent, the Sponsor and certain Company Members (including the Key Company Members) will enter into a Stockholders Agreement (the “Stockholders Agreement”), substantially in the form attached hereto as Exhibit C;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent has entered into subscription agreements (the “Subscription Agreements”) with certain investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase 12,150,000 shares of Parent Class A Common Stock (as defined below) at a purchase price of ten dollars ($10.00) per share, for an aggregate purchase price of $121,500,000 (the “Private Placement Amount”), in a private placement or placements (the “Private Placements”) to be consummated immediately prior to the consummation of the Transactions;

WHEREAS, for United States federal income Tax purposes, it is intended that the Blocker Mergers shall qualify as an integrated transaction characterized as a merger of the Blocker with and into Merger Sub 2 in a reorganization within the meaning of Section 368(a) of the Code, that the Blocker, Merger Sub 1, Merger Sub 2 and Parent are parties to such reorganization within the meaning of Section 368(b) of the Code and that this Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g); and

WHEREAS, for United States federal income Tax purposes, it is intended that the Company Mergers shall qualify as an integrated transaction characterized as a merger of the Company with and into Merger Sub 4 in a reorganization within the meaning of Section 368(a) of the Code, that the Company, Merger Sub 3, Merger Sub 4 and Parent are parties to such reorganizations within the meaning of Section 368(b) of the Code and that this Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.

DEFINITIONS

Section 1.01      Certain Definitions. For purposes of this Agreement:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, bid protest, hearing, proceeding (including any civil, criminal, administrative, investigative or appellate or informal proceeding), litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Aggregate Cash Consideration” means an amount equal to (a) $162,039,000 plus (b) the Available Cash Excess Amount, if any, minus (c) the amount, if any, by which the Available Cash Shortfall Amount shall exceed $113,211,000, minus (d) the amount, if any, by which cash on the Company’s balance sheet as of the Closing shall be less than $3,500,000, minus (e) the amount, if any, by which any cash distributions to the Company Members following the date hereof shall exceed the amount of the Permitted Distribution, plus (f) that portion (or the entirety) of the Permitted Distribution amount that the Company does not distribute prior to the Closing, minus (g) the amount, if any, by which the aggregate Transaction Expenses of the Company and Parent shall exceed the Transaction Expenses Cap, minus (h) the amount, if any, by which Identified Company Indebtedness shall exceed the Company Indebtedness Cap; provided that if there shall be an Available Cash Shortfall Amount which shall cause the Aggregate Cash Consideration to be reduced below $140,000,000, then Parent shall have the option, in Parent’s sole discretion, to make up such shortfall by (i) raising additional funds in a Qualifying Private Placement and applying such funds to such shortfall, (ii) causing a portion of the Identified Company Indebtedness to remain outstanding and applying any funds which would otherwise have been applied towards paying off such Identified Company Indebtedness to such shortfall, (iii) requiring the Company or any Company Subsidiary to incur additional Indebtedness and applying any such funds to such shortfall, and/or (iv) using a portion of the Balance Sheet Funding Amount and applying any such funds to such shortfall. The Aggregate Cash Consideration shall be allocated to the Blocker Member and the Company Members pursuant to the Payment Spreadsheet.

“Aggregate Stock Consideration” means a number of shares of New Parent Common Stock equal to the quotient of (a) the Company Value minus an amount equal to the Aggregate Cash Consideration, divided by (b) ten dollars ($10.00) (which shares of New Parent Common Stock shall be allocated to the Blocker Member and the Company Members pursuant to the Payment Spreadsheet).

“Aggregate Transaction Consideration” means the Aggregate Cash Consideration and the Aggregate Stock Consideration.

“Ancillary Agreements” means the Stockholders Agreement, the Member Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Lock-Up Agreement and all other agreements, certificates and instruments executed and delivered by Parent, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub 4, the Blocker, Blocker Member or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Available Cash” means the aggregate cash held by Parent as of immediately prior to the Closing, whether in or outside of the Trust Account, including the gross amount of the proceeds from the Private Placements and any Qualifying Private Placements, but after deducting the cash in the Trust Account necessary to pay the Parent Stockholders who have exercised their Redemption Rights. For the avoidance of doubt, Available Cash will be calculated net of issued but uncleared checks and drafts and will include checks, other wire transfers and drafts deposited or available for deposit for the account of Parent.

“Available Cash Excess Amount” means the amount, if any, by which Available Cash exceeds $437,750,000. For the avoidance of doubt, if the Available Cash does not exceed $416,250,000, the Available Cash Excess Amount shall be zero dollars ($0).

“Available Cash Shortfall Amount” means the amount, if any, by which Available Cash is less than $437,750,000. For the avoidance of doubt, if (a) Available Cash equals or exceeds $437,750,000, then the Available Cash Shortfall Amount shall be zero dollars ($0), and (b) there is any Available Cash Shortfall Amount, the amount of such shortfall will first reduce the Balance Sheet Funding Amount until the Balance Sheet Funding Amount equals at least an aggregate amount of $100,000,000 (including $3,500,000 of cash on the Company’s balance sheet immediately prior to the Closing after payment of the Permitted Distribution); provided however that the Balance Sheet Funding Amount may be reduced below $100,000,000 at Parent’s option if (i) the Available Cash Shortfall Amount shall cause the Aggregate Cash Consideration to be reduced below $140,000,000 and (ii) Parent shall exercise its option in its sole discretion to apply a portion of the Balance Sheet Funding Amount to such shortfall.

“Balance Sheet Funding Amount” means an amount equal to $213,211,000; provided that if there shall be an Available Cash Shortfall Amount, (a) the Balance Sheet Funding Amount shall be reduced by the amount of the Available Cash Shortfall Amount, with such reduction not to exceed $113,211,000, such that the Balance Sheet Funding Amount shall not be less than an aggregate amount of $100,000,000 (including $3,500,000 of cash on the Company’s balance sheet immediately prior to the Closing after payment of the Permitted Distribution); provided however that the Balance Sheet Funding Amount may be reduced below $100,000,000 at Parent’s option if (i) the Available Cash Shortfall Amount shall cause the Aggregate Cash Consideration to be reduced below $140,000,000 and (ii) Parent shall exercise its option in its sole discretion to apply a portion of the Balance Sheet Funding Amount to such shortfall and (b) any remaining amount of the Available Cash Shortfall Amount shall be applied to reduce the Aggregate Cash Consideration.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems, Products or otherwise in the course of the conduct of the business of the Company or any Company Subsidiary.

“Blocker Certificate of Formation” means the Certificate of Formation of the Blocker, dated as of December 28, 2020, as such may be further amended, supplemented or modified from time to time.

“Blocker Interests” means the membership interests of the Blocker.

“Blocker LLC Agreement” means the Limited Liability Company Agreement of Blocker, dated as of December 28, 2020, between the Blocker and the Blocker Member.

“Blocker Organizational Documents” means the Blocker Certificate of Formation and the Blocker LLC Agreement, in each case as amended, modified or supplemented from time to time.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned by, or used in the conduct of the business of, the Company or any Company Subsidiary.

“Cares Act Unpaid Payroll Taxes Deferred Amount” means the unpaid aggregate amount, as of immediately prior to the Closing, of any payroll Taxes that were deferred by the Company and the Company Subsidiaries under the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“Company Acquisition Proposal” means any proposal or offer from any person or “group” (as defined in the Exchange Act) (other than Parent, the Merger Sub Entities or their respective affiliates) relating to, in a single transaction or a series of related transactions, (a) any merger, consolidation or business combination involving the Company or any Company Subsidiary, (b) any transfer, purchase or sale of the beneficial ownership of Company Interests, capital stock or other securities, as applicable, of the Company or any Company Subsidiary, (c) any sale, lease, exchange, transfer or other disposition of the property and assets of the Company and/or any Company Subsidiary, (d) any reorganization, recapitalization, liquidation or dissolution of the Company or any Company Subsidiary or (e) any other transaction having a similar effect to those described in the foregoing clauses (a) – (d); provided, however, that the foregoing clauses (a) – (e) shall not include assets sold in the ordinary course of business, issuances of equity interests to employees of the Company and its subsidiaries in the ordinary course of business or the conversion of Company Options into Exchanged Options or the conversion of Company Units into Exchanged Units pursuant to Article III.

“Company Certificate of Formation” means the Certificate of Formation of the Company, dated as of December 9, 2016, as such may be further amended, supplemented or modified from time to time.

“Company Class A Interests” means the voting Class A membership interests of the Company.

“Company Class B Interests” means the non-voting Class B membership interests of the Company.

“Company Class C Interests” means the non-voting Class C membership interests of the Company.

“Company Equity Plan” means the AdTheorent Holding Company, LLC 2017 Interest Option Plan, as such may have been amended, supplemented or modified from time to time.

“Company Indebtedness Cap” means $26,000,000.

“Company Interests” means, collectively, the Company Class A Interests, the Company Class B Interests and the Company Class C Interests.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or any Company Subsidiary or to which the Company or any Company Subsidiary otherwise has a right to use.

“Company Management Bonus” means an aggregate amount of $5,000,000 payable to certain management employees of the Company (which such Company Management Bonus shall be allocated to such management employees pursuant to the Payment Spreadsheet).

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in, or change in the interpretation of, any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus or any mutation thereof), or acts of God; (vi) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement; (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); (viii) any failure to meet any projections, forecasts, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect;  or (ix) any actions taken, or failures to take action, or such other changes or events, in each case to which Parent has consented in writing, except in the cases of clauses (i) through (iii), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared to other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Operating Agreement” means the Operating Agreement of the Company, dated as of December 22, 2016, among the Company and the Company Members party thereto.

“Company Option” means each option to purchase a Company Class C Interest, whether or not vested and whether or not granted under the Company Equity Plan.

“Company Organizational Documents” means the Company Certificate of Formation and the Company Operating Agreement, in each case as amended, modified or supplemented from time to time.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Unit” means each outstanding restricted interest unit with respect to a Company Class C Interest, whether or not granted under the Company Equity Plan.

“Company Value” means an amount equal to (a) seven hundred seventy five million dollars ($775,000,000), minus (b) an amount equal to fifty percent (50%) of the sum of the Company Management Bonus, minus (c) an amount equal to the Monroe Credit Agreement Payoff Amount, minus (d) an amount equal to the SVB Credit Agreement Payoff Amount, minus (e) an amount equal to the Hudson Street Unpaid Sublease Termination Fee Amount, minus (f) an amount equal to the Cares Act Unpaid Payroll Taxes Deferred Amount.

“Company Websites” means all websites owned, operated or hosted by or on behalf of the Company or any Company Subsidiary.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, or any Suppliers or customers of the Company or any Company Subsidiary or Parent or its subsidiaries (as applicable) that is not already generally available to the public, including any trade secrets included among the Company-Owned IP.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Authority or industry group in connection with or in response to the coronavirus (COVID-19) pandemic, including the Coronavirus Aid, Relief, and Economic Security Act (CARES) and any amendments or regulatory guidance relating thereto.

“CST” means Continental Stock Transfer & Trust Company.

“Deferred Underwriting Fee” means the deferred underwriting fee owed by Parent to Cowen and Company LLC in connection with Parent’s initial public offering and as disclosed by Parent in its Final Prospectus dated February 25, 2021.

“Disabling Devices” means undisclosed Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Environmental Laws” means any United States federal, state or local or non-United States laws relating to: (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of the environment or natural resources.

“GDPR” means Regulation (EU) 2016/679 (General Data Protection Regulation) of the European Parliament and of the Council on the protection of natural persons with regard to the processing of personal data and on the free movement of such data as currently in effect and as may be amended from time to time.

“Hazardous Substance(s)” means: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls and asbestos; and (e) any substance, material or waste regulated as hazardous or toxic, or as a pollutant or contaminant, by any Governmental Authority pursuant to any Environmental Law due to its deleterious properties.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Hudson Street Sublease” means that certain Sublease Agreement, dated as of August 10, 2017, between Pearson Education Inc. and AdTheorent, Inc., as amended.

“Hudson Street Unpaid Sublease Termination Fee Amount” means the unpaid aggregate amount necessary for the Company to terminate, and discharge in full all of AdTheorent, Inc.’s obligations under, the Hudson Street Sublease as of immediately prior to the Closing.

“Identified Company Indebtedness” means the Indebtedness of the Company set forth in clauses (c) and (d) of Company Value.

“Indebtedness” means for any person on a consolidated basis an amount equal to, without duplication, (a) indebtedness for borrowed money, including indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (b) net obligations of such person in respect of interest rate swaps, hedges or similar arrangements, including any swaps, hedges or similar arrangements related to foreign exchange, (c) obligations of such person under capitalized leases, (d) any deferred purchase price liabilities such person related to past acquisitions, whether or not represented by a note, earn-out or contingent purchase payment or otherwise, (e) obligations of such person under or in connection with off balance sheet financing arrangements and (f) all amounts (including for the avoidance of doubt, the principal amounts, plus any related accrued and unpaid interest, fees and prepayment premiums or penalties) and obligations of the type referred to in the foregoing clauses of this definition of other persons for the payment of which such person is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. For the avoidance of doubt, Indebtedness shall not include any obligations of the Company or its Subsidiaries under any letter of credit to the extent undrawn.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof (“Patents”); (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing (“Trademarks”); (c) copyrights and registrations and applications for registration, renewals and extensions thereof (“Copyrights”) and other works of authorship (whether or not copyrightable) and moral rights; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names and social media accounts; (f) all other intellectual property or proprietary rights of any kind or description; (g) copies and tangible embodiments of any of the foregoing, in whatever form or medium, including Software and Technology; and (h) all legal rights arising from items (a) through (f), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Key Company Members” means the persons and entities listed on Schedule D.

“knowledge” or “to the knowledge” of a person shall mean in the case of (a) the Company, the actual knowledge of the persons listed on Schedule A after reasonable inquiry, (b) the Blocker, the actual knowledge of the persons listed on Schedule B after reasonable inquiry, and (c) Parent, the actual knowledge of the persons listed on Schedule C after reasonable inquiry.

“Leased Real Property” means the real property leased by the Company or any Company Subsidiary as tenant, together with, to the extent leased by the Company or any Company Subsidiary, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or any Company Subsidiary relating to the foregoing.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws, and not including any license of Intellectual Property).

“Merger Sub Entities” means Merger Sub 1, Merger Sub 2, Merger Sub 3, and Merger Sub 4.

“Merger Sub 1 Organizational Documents” means the certificate of formation and limited liability company agreement of Merger Sub 1, as amended, modified or supplemented from time to time.

“Merger Sub 2 Organizational Documents” means the certificate of formation and limited liability company agreement of Merger Sub 2, as amended, modified or supplemented from time to time.

“Merger Sub 3 Organizational Documents” means the certificate of formation and limited liability company agreement of Merger Sub 3, as amended, modified or supplemented from time to time.

“Merger Sub 4 Organizational Documents” means the certificate of formation and limited liability company agreement of Merger Sub 4, as amended, modified or supplemented from time to time.

“Monroe Capital” means Monroe Capital Management Advisors, LLC.

“Monroe Credit Agreement” means that certain Credit Agreement, dated as of December 22, 2016, among the Company, Monroe Capital Management Advisors, LLC and the other parties named therein, as such may have been amended, supplemented or modified from time to time.

“Monroe Credit Agreement Payoff Amount” means an aggregate amount necessary to satisfy and discharge in full as of immediately prior to the Closing (a) the outstanding Indebtedness and (b) any other obligations of the loan parties, in each case, under the Monroe Credit Agreement.

“New Parent Common Stock” means the Common Stock of Parent, par value $0.0001 per share, as set forth in the Parent Second Amended and Restated Certificate of Incorporation.

“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the Free Software Foundation.

“Parent Bylaws” means the Bylaws of Parent.

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, dated February 25, 2021.

“Parent Class A Common Stock” means the Class A Common Stock of Parent, par value $0.0001 per share.

“Parent Class B Common Stock” means the Class B Common Stock of Parent, par value $0.0001 per share.

“Parent Common Stock” means Parent Class A Common Stock and Parent Class B Common Stock.

“Parent Founders Stock Letter” means that Letter Agreement, dated February 25, 2021, by and among Sponsor, Parent, Theodore L. Koenig, Zia Uddin, Mark A. Solovy, Scott A. Marienau,  Peter Gruszka, Thomas J. Allison, John C. Chrystal and Roger Schoenfeld.

“Parent Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects would prevent, materially delay or materially impede the performance by Parent or the Merger Sub Entities of their respective obligations under this Agreement or the consummation of the Transactions.

“Parent Organizational Documents” means the Parent Certificate of Incorporation, the Parent Bylaws and the Trust Agreement, in each case as amended, modified or supplemented from time to time.

“Parent Units” means units of Parent consisting of one share of Parent Class A Common Stock and one-third of one Parent Warrant.

“Parent Warrant Agreement” means that certain Warrant Agreement, dated as of February 25, 2021 by and between Parent and CST.

“Parent Warrants” means warrants to purchase shares of Parent Class A Common Stock as contemplated under the Parent Warrant Agreement, with each warrant exercisable for one share of Parent Class A Common Stock at an exercise price of $11.50.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Distribution” means a distribution or distributions of cash to the Company Members prior to Closing; provided, however, that (a) the Permitted Distribution shall in no event exceed an aggregate amount of $25,000,000 and (b) after the payment of the Permitted Distribution to the Company Members, the Company shall have at least an aggregate amount of $3,500,000 of cash on its balance sheet immediately prior to the Closing. For the avoidance of doubt, cash used by the Company as collateral for any letter of credit shall be considered cash on its balance sheet immediately prior to the Closing.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities; (e) non-exclusive licenses or sublicenses to Intellectual Property entered in the ordinary course of business; (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property and (g) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“Permitted RIU Issuance” means the issuance by the Company of up to 731,625 Company Units pursuant to the form of award agreement previously provided to Parent minus the number of Company Units covered by awards of restricted interest units approved on or after July 19, 2021.

“person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by applicable Privacy/Data Security Laws.

“Privacy/Data Security Laws” means all laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Personal Information or Business Data.

“Privacy and Data Security Requirements” means all (a) applicable Laws governing Personal Information used, stored, transferred, or processed by or on behalf of the Company or any Company Subsidiary, including the GDPR (and any European Union member states’ laws and regulations implementing it), the Federal Trade Commission Act and any Laws promulgated under the foregoing Laws, to the extent applicable; (b) rules or other requirements of industry self-regulatory programs or standards; (c) industry requirements, including the Payment Card Industry Data Security Standard (PCI DSS) and all other applicable security rules and requirements as promulgated by the PCI Security Standards Council, by any member thereof, or by any entity that functions as a card brand, card association, card network, payment processor, acquiring bank, payment services provider, merchant bank or issuing bank, and all audit, scanning and filing requirements, to the extent applicable; (d) provisions of any contracts to which any the Company or any Company Subsidiary is bound imposing obligations with respect to the collection, use, security, or transfer of Personal Information or Business Data held or processed by or on behalf of the Company or any Company Subsidiary; or (e) privacy or data security policies (including statements on Company Websites) with which the Company or any Company Subsidiary has been or is contractually obligated to comply, whether policies of Company, any Company Subsidiary or any other Person.

“Products” means any products (including Software programs, mobile and web applications) or services (including interactive or hosted services) licensed, sold, distributed or otherwise made available on a commercial basis by or on behalf of the Company or any Company Subsidiary (including any Software or Technology owned by the Company or any Company Subsidiary that interoperates with or is bundled or made available as part of such product or service) from which the Company or any Company Subsidiary has derived revenue in the past one (1) year or is currently deriving or expects to derive revenue from the provision thereof.

“Qualifying Private Placement” means a private placement or placements of shares of Parent Class A Common Stock, on substantially the same terms as the Private Placements (including using subscription agreements substantially the same as the Subscription Agreements), in which no shares of Parent Class A Common Stock are sold to investors at a price of less than ten dollars ($10.00) per share.

“Redemption Rights” means the redemption rights provided for in Section 9.2 of the Parent Certificate of Incorporation.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act.

“Software” means all computer software (in object code or source code format), data and databases.

“Sponsor” means MCAP Acquisition, LLC.

“subsidiary” or “subsidiaries” of the Company, the Surviving Company, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company or any of the Company Subsidiaries.

“SVB” means Silicon Valley Bank.

“SVB Credit Agreement” means that certain Loan and Security Agreement, dated as of September 21, 2017, among SVB, AdTheorent, Inc. and AdTheorent Acquisition Corporation, as such may have been amended, supplemented or modified from time to time.

“SVB Credit Agreement Payoff Amount” means an aggregate amount necessary to satisfy and discharge in full as of immediately prior to the Closing (a) the outstanding Indebtedness and (b) any other obligations of the loan parties, in each case, under the SVB Credit Agreement.

“Tax” or “Taxes” means any federal, state, provincial, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, real property, personal property, escheat, unclaimed property, withholding, excise, production, value added, occupancy and any other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts imposed by a Tax authority and any interest in respect of such penalties and additions.

“Tax Return” means any returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Tax authority relating to Taxes.

“Technology” means all designs, formulas, algorithms, procedures, techniques, methods, processes, concepts, ideas, know-how, programs, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, annotations, comments, files, records, schematics, test methodologies, test vectors, emulation and simulation tools models, routines, data, databases, tools, inventions, creations, improvements and all recordings, graphs, drawings, reports, documentation, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Trading Day” means any day on which shares of New Parent Common Stock are actually traded on Nasdaq Capital Market.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Parent, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub 4, the Blocker, Blocker Member or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transaction Expenses” means, to the extent not paid prior to Closing, all out-of-pocket fees, costs and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto incurred by such party or on its behalf in connection with the consummation of the Transactions or related to the authorization, preparation, negotiation, execution and performance of this Agreement, including the preparation, printing and mailing of the Proxy Statement and Registration Statement, the solicitation of stockholder approvals, preparation of the Notification and Report Forms filed under the HSR Act, the Deferred Underwriting Fees and the Company Management Bonus.

“Transaction Expenses Cap” means an aggregate amount equal to $40,000,000.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents, including the Mergers and the Private Placements.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“VWAP” means, for shares of New Parent Common Stock as of any Trading Day, the dollar volume-weighted average price for such shares traded on Nasdaq Capital Market during the period beginning at 9:30:01 a.m., New York time on such Trading day and ending at 4:00:00 p.m., New York time on such Trading Day, as reported by Bloomberg through its “HP” function (set to weighted average).

Section 1.02     Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2021 Balance Sheet	§ 4.07(b)
Agreement	Preamble
Antitrust Laws	§ 9.16(a)
Audited Financial Statements	§ 4.07(a)
Blocker	Preamble
Blocker Member	Preamble
Blocker Mergers	Recitals
Blocker Merger Tax Opinion	§ 9.01(a)
Blocker Written Consent	§ 5.04(c)
Blue Sky Laws	§ 4.05(b)
Business Combination Proposal	§ 9.06(b)
Cash Exchange Fund	§ 3.07(a)
Certificate of First Blocker Merger	§ 2.02(b)
Certificate of First Company Merger	§ 2.02(d)
Certificate of Second Blocker Merger	§ 2.02(c)
Certificate of Second Company Merger	§ 2.02(e)
Certificates	§ 3.07(b)
Claims	§ 8.04
Closing	§ 2.02(a)
Closing Date	§ 2.02(a)
Code	§ 3.07(h)
Company	Preamble
Company Board	Recitals
Company Certificate	§ 3.08(a)
Company Disclosure Schedule	Article IV
Company Members	Recitals
Company Merger Tax Opinion	§ 9.01(a)
Company Mergers	Recitals
Company Parties	§ 8.04
Company Permits	§ 4.06
Company Subsidiary	§ 4.01(a)

Defined Term	Location of Definition
Company Written Consent	§ 9.04
Continuing Employees	§ 9.07(a)
Copyrights	§ 1.01
D&O Indemnitees	§ 9.08(a)
D&O Tail Policies	§ 9.08(b)
DGCL	§ 9.15(b)
DLLC Act	Recitals
Earn-Out Consideration	§ 3.06(a)
Earn-Out Target	§ 3.06(a)
Employment Matters	§ 4.11(c)
Environmental Permits	§ 4.15
ERISA	§ 4.10(a)
ERISA Affiliate	§ 4.10(c)
ESPP	§ 9.19
Exchange Act	§ 4.22
Exchange Agent	§ 3.07(a)
Exchange Fund	§ 3.07(a)
Exchanged Options	§ 3.04(f)
Exchanged Units	§ 3.04(g)
First Blocker Merger	Recitals
First Blocker Merger Effective Time	§ 2.02(b)
First Blocker Merger Surviving Company	§ 2.01(a)
First Blocker Merger Surviving Company Interest	§ 3.02(b)
First Company Merger	Recitals
First Company Merger Effective Time	§ 2.02(d)
First Company Merger Surviving Company	§ 2.01(c)
First Company Merger Surviving Company Interest	§ 3.04(e)
GAAP	§ 4.07(a)
Governmental Authority	§ 4.05(b)
Health Plan	§ 4.10(k)
IRS	§ 4.10(b)
Law	§ 4.05(a)
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)
Letter of Transmittal	§ 3.07(b)
Lock-Up Agreement	Recitals
Material Contracts	§ 4.16(a)
Member Support Agreement	Recitals
Mergers	Recitals
Merger Sub 1	Preamble
Merger Sub 1 Interest	§ 3.02(b)
Merger Sub 2	Preamble
Merger Sub 2 Interest	§ 3.03(b)
Merger Sub 3	Preamble
Merger Sub 3 Interest	§ 3.04(e)

Defined Term	Location of Definition
Merger Sub 4	Preamble
Merger Sub 4 Interest	§ 3.05(b)
Monroe Payoff Letter	§ 3.09(g)
Outside Date	§ 11.01(b)
Parent	Preamble
Parent Amended and Restated Bylaws	§ 2.04(e)
Parent Board	Recitals
Parent Certificate	§ 3.08(b)
Parent Material Contracts	§ 7.19(a)
Parent Preferred Stock	§ 7.03(a)
Parent Proposals	§ 9.01(a)
Parent SEC Reports	§ 7.07(a)
Parent Second Amended and Restated Certificate of Incorporation	§ 2.04(e)
Parent Material Contract	§ 7.19(a)
Parent Stockholders	Recitals
Parent Stockholders’ Meeting	§ 9.01(a)
Payment Spreadsheet	§ 3.01
PCAOB Audited Financials	§ 9.13
Plans	§ 4.10(a)
PPACA	§ 4.10(k)
Private Placement Amount	Recitals
Private Placements	Recitals
Proxy Statement	§ 9.01(a)
Registered IP	§ 4.13(a)
Registration Rights Agreement	Recitals
Registration Statement	§ 9.01(a)
Remedies Exceptions	§ 4.04
Representatives	§ 9.05(a)
SEC	§ 7.07(a)
Second Blocker Merger	Recitals
Second Blocker Merger Effective Time	§ 2.02(c)
Second Blocker Merger Surviving Company	§ 2.01(b)
Second Company Merger	Recitals
Second Company Merger Effective Time	§ 2.02(e)
Securities Act	§ 7.07(a)
Securities Exchange Fund	§ 3.07(a)
Service Agreements	§ 4.10(a)
Sponsor Support Agreement	Recitals
Stock Incentive Plan	§ 9.19
Stockholders Agreement	Recitals
Subscription Agreements	Recitals
Surviving Company	§ 2.01(d)
SVB Payoff Letter	§ 3.09(g)
Terminating Company Breach	§ 11.01(g)

Defined Term	Location of Definition
Terminating Parent Breach	§ 11.01(h)
Trademarks	§ 1.01
Trust Account	§ 7.13
Trust Agreement	§ 7.13
Trust Fund	§ 7.13
Unaudited Financial Statements	§ 4.07(b)

Section 1.03         Construction.

(a)            Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive (and, unless the context otherwise requires, shall be “and/or”), (vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (ix) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (x) the word “will” shall be construed to have the same meaning and effect as the word “shall” and (xi) references to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States.

(b)            The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party.

(c)            Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)            All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e)            Whenever this Agreement states that documents or other information have been “made available” or “provided to” Parent (including words of similar import), such words shall mean that such documents or information referenced shall have been posted in the virtual data room hosted by Datasite, at least one (1) Business Day prior to the execution of this Agreement.

Article II.

AGREEMENT AND PLAN OF MERGERS

Section 2.01        The Mergers.

(a)            Upon the terms and subject to the conditions set forth in Article X, and in accordance with the DLLC Act, on the Closing Date, Merger Sub 1 shall be merged with and into the Blocker. As a result of the First Blocker Merger, the separate company existence of Merger Sub 1 shall cease and the Blocker shall continue as the surviving company of the First Blocker Merger (the “First Blocker Merger Surviving Company”) and a wholly owned subsidiary of Parent.

(b)            On the Closing Date, upon the terms and subject to the conditions of this Agreement, immediately following the First Blocker Merger, First Blocker Merger Surviving Company shall be merged with and into Merger Sub 2 in accordance with the DLLC Act. As a result of the Second Blocker Merger, First Blocker Merger Surviving Company shall cease to exist and Merger Sub 2 shall continue as the surviving company of the Second Blocker Merger (the “Second Blocker Merger Surviving Company”) and a wholly owned subsidiary of Parent.

(c)            On the Closing Date, upon the terms and subject to the conditions of this Agreement, immediately following the Second Blocker Merger, Merger Sub 3 shall be merged with and into the Company in accordance with the DLLC Act. As a result of the First Company Merger, the separate company existence of Merger Sub 3 shall cease and the Company shall continue as the surviving company of the First Company Merger (the “First Company Merger Surviving Company”) and a wholly owned subsidiary of Parent.

(d)            On the Closing Date, upon the terms and subject to the conditions of this Agreement, immediately following the First Company Merger, First Company Merger Surviving Company shall be merged with and into Merger Sub 4 in accordance with the DLLC Act. As a result of the Second Company Merger, First Company Merger Surviving Company shall cease to exist and Merger Sub 4 shall continue as the surviving company of the Second Company Merger (the “Surviving Company”) and a wholly owned subsidiary of Parent.

Section 2.02        First Blocker Merger Effective Time; Second Blocker Merger Effective Time; First Company Merger Effective Time; Second Company Merger Effective Time; Closing.

(a)            As promptly as practicable, but in no event later than three (3) Business Days after the satisfaction or, if permissible, waiver of the conditions set forth in Article X (other than those conditions that by their nature are to be satisfied at a closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), a closing (the “Closing”) shall take place remotely by electronic exchange of executed documents and for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article X. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

(b)            On the Closing Date, upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the First Blocker Merger to be consummated by the filing of a certificate of merger (the “Certificate of First Blocker Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DLLC Act and mutually agreed by the parties hereto (the date and time of the filing of such Certificate of First Blocker Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of First Blocker Merger) being the “First Blocker Merger Effective Time”).

(c)            On the Closing Date, upon the terms and subject to the conditions of this Agreement, immediately following the First Blocker Merger Effective Time, the parties hereto shall cause the Second Blocker Merger to be consummated by filing a certificate of merger (the “Certificate of Second Blocker Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DLLC Act and mutually agreed by the parties hereto (the date and time of the filing of such Certificate of Second Blocker Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Second Blocker Merger) being the “Second Blocker Merger Effective Time”). The Second Blocker Merger Effective Time shall occur following the First Blocker Merger Effective Time.

(d)            On the Closing Date, upon the terms and subject to the conditions of this Agreement, immediately following the Second Blocker Merger Effective Time, the parties hereto shall cause the First Company Merger to be consummated by filing a certificate of merger (the “Certificate of First Company Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DLLC Act and mutually agreed by the parties hereto (the date and time of the filing of such Certificate of First Company Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of First Company Merger) being the “First Company Merger Effective Time”). The First Company Merger Effective Time shall occur following the Second Blocker Merger Effective Time.

(e)            On the Closing Date, upon the terms and subject to the conditions of this Agreement, immediately following the First Company Merger Effective Time, the parties hereto shall cause the Second Company Merger to be consummated by filing a certificate of merger (the “Certificate of Second Company Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DLLC Act and mutually agreed by the parties hereto (the date and time of the filing of such Certificate of Second Company Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Second Company Merger) being the “Second Company Merger Effective Time”). The Second Company Merger Effective Time shall occur following the First Company Merger Effective Time.

Section 2.03        Effect of the Mergers.

(a)            At the First Blocker Merger Effective Time, the effects of the First Blocker Merger shall be as provided in the applicable provisions of the DLLC Act. Without limiting the generality of the foregoing, and subject thereto, at the First Blocker Merger Effective Time, all the rights, privileges, powers, and franchises of and all property, real, personal and mixed, and all debts due to each of the Blocker and Merger Sub 1 shall be vested in the First Blocker Merger Surviving Company.

(b)            At the Second Blocker Merger Effective Time, the effects of the Second Blocker Merger shall be as provided in the applicable provisions of the DLLC Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Blocker Merger Effective Time, all the rights, privileges, powers, and franchises of and all property, real, personal and mixed, and all debts due to each of First Blocker Merger Surviving Company and Merger Sub 2 shall be vested in the Second Blocker Merger Surviving Company.

(c)            At the First Company Merger Effective Time, the effects of the First Company Merger shall be as provided in the applicable provisions of the DLLC Act. Without limiting the generality of the foregoing, and subject thereto, at the First Company Merger Effective Time, all the rights, privileges, powers, and franchises of and all property, real, personal and mixed, and all debts due to each of Company and Merger Sub 3 shall be vested in the First Company Merger Surviving Company.

(d)            At the Second Company Merger Effective Time, the effects of the Second Company Merger shall be as provided in the applicable provisions of the DLLC Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Company Merger Effective Time, all the rights, privileges, powers, and franchises of and all property, real, personal and mixed, and all debts due to each of the First Company Merger Surviving Company and Merger Sub 4 shall be vested in the Surviving Company.

Section 2.04        Certificates of Formation; Limited Liability Company Agreements.

(a)            The Blocker Certificate of Formation in effect at the First Blocker Merger Effective Time shall be the certificate of formation of the First Blocker Merger Surviving Company, until thereafter amended as provided by applicable Law and such certificate of formation. The limited liability company agreement of Merger Sub 1 in effect at the First Blocker Merger Effective Time shall be the limited liability company agreement of the First Blocker Merger Surviving Company until thereafter amended as provided by applicable Law and in accordance with the provisions of such limited liability company agreement.

(b)            The certificate of formation of Merger Sub 2 in effect at the Second Blocker Merger Effective Time shall be the certificate of formation of the First Blocker Merger Surviving Company, until thereafter amended as provided by applicable Law and such certificate of formation. The limited liability company agreement of Merger Sub 2 in effect at the Second Blocker Merger Effective Time shall be the limited liability company agreement of the Second Blocker Merger Surviving Company until thereafter amended as provided by applicable Law and in accordance with the provisions of such limited liability company agreement.

(c)            The Company Certificate of Formation in effect at the First Company Merger Effective Time shall be the certificate of formation of the First Company Merger Surviving Company, until thereafter amended as provided by applicable Law and such certificate of formation. The limited liability company agreement of Merger Sub 3 in effect at the First Company Merger Effective Time shall be the limited liability company agreement of the First Company Merger Surviving Company until thereafter amended as provided by applicable Law and in accordance with the provisions of such limited liability company agreement.

(d)            The certificate of formation of Merger Sub 4 in effect at the Second Company Merger Effective Time shall be the certificate of formation of the Surviving Company, except such certificate of formation shall be amended to change the name of the Surviving Company to the name of the Company, until thereafter amended as provided by applicable Law and such certificate of formation. The limited liability company agreement of Merger Sub 4 in effect at the Second Company Merger Effective Time shall be the limited liability company agreement of the Surviving Company until thereafter amended as provided by applicable Law and in accordance with the provisions of such limited liability company agreement.

(e)            At the Closing, Parent shall amend and restate, effective as of immediately prior to the First Blocker Merger Effective Time, the (i) Parent Certificate of Incorporation to be as set forth on Exhibit D (the “Parent Second Amended and Restated Certificate of Incorporation”) and (ii) Parent Bylaws to be as set forth on Exhibit E (the “Parent Amended and Restated Bylaws”).

Section 2.05        Directors and Officers.

(a)            The Company shall take all requisite lawful action so that the initial managing member of the Surviving Company and the initial officers of the Surviving Company as of immediately following the Second Company Merger Effective Time shall be the individuals set forth on Exhibit F hereto, each to hold office in accordance with the certificate of formation and the limited liability company agreement of the Surviving Company.

(b)            Parent shall take all requisite lawful action so that the Parent Board as of immediately following the Second Company Merger Effective Time shall be comprised of individuals designated as provided in the Stockholders Agreement, each to hold office in accordance with the Parent Second Amended and Restated Certificate of Incorporation and the Parent Amended and Restated Bylaws. Parent shall take all requisite lawful action so that the officers of Parent as of immediately following the Second Company Merger Effective Time shall be comprised of individuals designated as provided in the Parent Amended and Restated Bylaws, each to hold office in accordance with the Parent Second Amended and Restated Certificate of Incorporation and the Parent Amended and Restated Bylaws.

Article III.

CONVERSION OF SECURITIES; Earn-Out; exchange of certificates

Section 3.01        Closing Statement and Payment Spreadsheet. Promptly following delivery by (i) the Company of the Company Certificate pursuant to Section 3.08(a) and (ii) Parent of the Parent Certificate pursuant to Section 3.08(b) and, in any event, not less than three (3) Business Days prior to the Closing Date and based upon the Company Certificate and the Parent Certificate, Parent and the Company shall collectively calculate the Company Value, Aggregate Cash Consideration and Aggregate Stock Consideration and, based upon such calculations, the Company shall deliver to Parent a schedule (the “Payment Spreadsheet”) setting forth (i) the portion of the Aggregate Transaction Consideration payable to the Blocker Member and each Company Member (including the allocation of shares of New Parent Common Stock and the Aggregate Cash Consideration) and (ii) the portion of the Aggregate Transaction Consideration that can be purchased pursuant to the Exchanged Options or acquired pursuant to the Exchanged Units. As promptly as practicable following the Company’s delivery of the Payment Spreadsheet, the parties hereto shall work together in good faith to finalize the Payment Spreadsheet. The allocation of the Aggregate Transaction Consideration and the information with respect to the exchange of Company Options into Exchanged Options and Company Units into Exchanged Units set forth in the Payment Spreadsheet shall, to the fullest extent permitted by applicable Law, be final and binding on all parties and shall be used by Parent and the Merger Sub Entities for purposes of issuing the Aggregate Transaction Consideration to the Blocker Member and the Company Members and the conversion of Company Options into Exchanged Options and the Company Units into Exchanged Units pursuant to this Article III, absent manifest error. In issuing the Aggregate Transaction Consideration and converting the Company Options into the Exchanged Options pursuant to this Article III, Parent and the Merger Sub Entities shall, to the fullest extent permitted by applicable Law, be entitled to rely fully on the information set forth in the Payment Spreadsheet, absent manifest error.

Section 3.02        First Blocker Merger. At the First Blocker Merger Effective Time, by virtue of the First Blocker Merger and without any action on the part of Parent, Merger Sub 1, the Blocker, Blocker Member or the holders of any of the following securities:

(a)            the Blocker Interests issued and outstanding immediately prior to the First Blocker Merger Effective Time shall automatically be converted into and become the right to receive, in accordance with the Payment Spreadsheet, the number of shares of New Parent Common Stock, the Blocker Member’s portion of the Aggregate Cash Consideration and the Blocker Member’s portion of the Earn-Out Consideration, in each case, set forth in the Payment Spreadsheet (with the Blocker Member to receive the right to receive the number of shares of New Parent Common Stock, the Blocker Member’s portion of the Aggregate Cash Consideration and the Blocker Member’s portion of the Earn-Out Consideration set forth opposite the Blocker Member on the Payment Spreadsheet); and

(b)            the limited liability company interests of Merger Sub 1 (“Merger Sub 1 Interest”) issued and outstanding immediately prior to the First Blocker Merger Effective Time shall be automatically converted into and exchanged for all of the limited liability company interests of First Blocker Merger Surviving Company (“First Blocker Merger Surviving Company Interest”).

Section 3.03        Second Blocker Merger. At the Second Blocker Merger Effective Time, by virtue of the Second Blocker Merger and without any action on the part of Parent, Merger Sub 2, First Blocker Merger Surviving Company or the holders of any of the following securities:

(a)            the First Blocker Merger Surviving Company Interest shall be canceled without any consideration payable thereon; and

(b)            the limited liability company interests of Merger Sub 2 (“Merger Sub 2 Interest”) issued and outstanding immediately prior to the Second Blocker Merger Effective Time shall automatically be converted into and exchanged for all of the limited liability company interests of Second Blocker Merger Surviving Company.

Section 3.04        First Company Merger. At the First Company Merger Effective Time, by virtue of the First Company Merger and without any action on the part of Parent, Merger Sub 3, the Company or the holders of any of the following securities:

(a)            all of the Company Class A Interests held by Second Blocker Merger Surviving Company shall be canceled without any consideration payable thereon;

(b)            the Company Class A Interests issued and outstanding immediately prior to the First Company Merger Effective Time and not cancelled pursuant to Section 3.04(a), shall automatically be converted into and become the right to receive, in accordance with the Payment Spreadsheet, the number of shares of New Parent Common Stock, such holder’s portion of the Aggregate Cash Consideration and such holder’s portion of the Earn-Out Consideration, in each case, set forth in the Payment Spreadsheet (with each such holder of Company Class A Interests to receive the right to receive the number of shares of New Parent Common Stock, such holder’s portion of the Aggregate Cash Consideration and such holder’s portion of the Earn-Out Consideration set forth opposite such holder’s name on the Payment Spreadsheet);

(c)            the Company Class B Interests issued and outstanding immediately prior to the First Company Merger Effective Time shall automatically be converted into and become the right to receive, in accordance with the Payment Spreadsheet, the number of shares of New Parent Common Stock, such holder’s portion of the Aggregate Cash Consideration and such holder’s portion of the Earn-Out Consideration, in each case, set forth in the Payment Spreadsheet (with each such holder of Company Class B Interests to receive the right to receive the number of shares of New Parent Common Stock, such holder’s portion of the Aggregate Cash Consideration and such holder’s portion of the Earn-Out Consideration set forth opposite such holder’s name on the Payment Spreadsheet);

(d)            the Company Class C Interests issued and outstanding immediately prior to the First Company Merger Effective Time shall automatically be converted into and become the right to receive, in accordance with the Payment Spreadsheet, the number of shares of New Parent Common Stock, such holder’s portion of the Aggregate Cash Consideration and such holder’s portion of the Earn-Out Consideration, in each case, set forth in the Payment Spreadsheet (with each such holder of Company Class C Interests to receive the right to receive the number of shares of New Parent Common Stock, such holder’s portion of the Aggregate Cash Consideration and such holder’s portion of the Earn-Out Consideration set forth opposite such holder’s name on the Payment Spreadsheet);

(e)            the limited liability company interests of Merger Sub 3 (“Merger Sub 3 Interest”) issued and outstanding immediately prior to the First Company Merger Effective Time shall be automatically converted into and exchanged for all of the limited liability company interests of First Company Merger Surviving Company (“First Company Merger Surviving Company Interest”); and

(f)             the Company Options that are outstanding immediately prior to the First Company Merger Effective Time, whether vested or unvested, shall be converted into options to purchase shares of New Parent Common Stock (such options, the “Exchanged Options”) and such holder’s portion of the Earn-Out Consideration, in each case in accordance with the Payment Spreadsheet, with each holder of Company Options to receive options to purchase the number of shares of New Parent Common Stock, at the per share exercise price, and such holder’s portion of the Earn-Out Consideration set forth opposite such holder’s name on the Payment Spreadsheet; provided that the exercise price and the number of shares of New Parent Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D). Following the Second Company Merger Effective Time, the Exchanged Options shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option(s) immediately prior to the Second Company Merger Effective Time except that references to the Company shall instead be interpreted to be Parent, and references to the Company’s board of directors shall be interpreted to be Parent’s board of directors. At or prior to the Second Company Merger Effective Time, the Company shall take all requisite lawful action and the Company Board shall adopt any resolutions and take any lawful actions that are necessary to effectuate the treatment of the Company Options pursuant to this subsection.

(g)            The Company Units that are outstanding immediately prior to the First Company Merger Effective Time, whether vested or unvested, shall be converted into restricted stock units with respect to shares of New Parent Common Stock (such options, the “Exchanged Units”) and such holder’s portion of the Earn-Out Consideration, in each case in accordance with the Payment Spreadsheet, with each holder of Company Units to receive restricted stock units with respect to the number of shares of New Parent Common Stock and such holder’s portion of the Earn-Out Consideration set forth opposite such holder’s name on the Payment Spreadsheet. Following the Second Company Merger Effective Time, the Exchanged Units shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Units immediately prior to the Second Company Merger Effective Time except that references to the Company shall instead be interpreted to be Parent, and references to the Company’s board of directors shall be interpreted to be Parent’s board of directors. At or prior to the Second Company Merger Effective Time, the Company shall take all requisite lawful action and the Company Board shall adopt any resolutions and take any lawful actions that are necessary to effectuate the treatment of the Company Units pursuant to this subsection.

Section 3.05        Second Company Merger. At the Second Company Merger Effective Time, by virtue of the Second Company Merger and without any action on the part of Parent, Merger Sub 4, First Company Merger Surviving Company or the holders of any of the following securities:

(a)            the First Company Merger Surviving Company Interest shall be canceled without any consideration payable thereon; and

(b)            the limited liability company interests of Merger Sub 4 (“Merger Sub 4 Interest”) issued and outstanding immediately prior to the Second Company Merger Effective Time shall automatically be converted into and exchanged for all of the limited liability company interest of Surviving Company.

Section 3.06        Earn-Out.

(a)            Following the Closing, in addition to the consideration to be received pursuant to Section 3.02 and Section 3.04 and as part of the overall Aggregate Transaction Consideration, if, at any time during the period following the Closing and expiring on the third anniversary of the Closing Date, (i) the VWAP of New Parent Common Stock shall be greater than or equal to $14.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days or (ii) Parent completes a liquidation, merger, stock exchange, reorganization or similar transaction that results in all Parent Stockholders having the right to exchange their shares of New Parent Common Stock for cash, securities or other property pursuant to which the valuation of such shares of New Parent Common Stock equals or exceeds $14.00 per share (the “Earn-Out Target”), then within ten (10) Business Days following the achievement of the Earn-Out Target, Parent shall pay or issue, as applicable, to the Blocker Member, each Company Member and holder of an Exchanged Option or Exchanged Unit, in accordance with the Payment Spreadsheet an aggregate amount equal to $95,000,000, which such Earn-Out Consideration shall be paid, at the sole and absolute discretion of Parent Board, in the form of (1) the issuance to the Blocker Member and each such Company Member or holder of an Exchanged Option or Exchanged Unit of validly issued, fully-paid and nonassessable shares of New Parent Common Stock valued at $14.00 per share, (2) a payment in cash to the Blocker Member and each such Company Member or holder of an Exchanged Option or Exchanged Unit or (3) a combination of (1) and (2) (the “Earn-Out Consideration”); provided, however, that (x) no Earn-Out Consideration will be paid with respect to unvested Exchanged Options or Exchanged Units that expired or terminated prior to the date that Parent pays the Earn-Out Consideration to the Blocker Member and the Company Members and (y) with respect to outstanding Exchanged Options or Exchanged Units that are unvested as of the date that Parent pays the Earn-Out Consideration to the Blocker Member and the Company Members, Parent shall pay the Earn-Out Consideration to the applicable holder of an Exchanged Option or Exchanged Unit within thirty (30) days following the date on which the unvested Exchanged Option or Exchanged Unit vests, subject to the holder’s continued employment or service with Parent or its Affiliates through such vesting date (provided that such payments must be made prior to the date that is five (5) years following the Closing Date and otherwise in accordance with Treasury Regulation §1.409A-3(i)(5)(iv)(A)).

(b)            If the Earn-Out Target shall not be not reached after the Closing and prior to or as of the third anniversary of the Closing Date, the obligations in this Section 3.06 shall terminate and no longer apply.

(c)            The Earn-Out Consideration and the Earn-Out Target shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into New Parent Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to New Parent Common Stock, occurring on or after the date hereof and prior to the time any such Earn-Out Consideration is delivered to the Blocker Member, the Company Members and the holders of Exchanged Options or Exchanged Units, if any.

Section 3.07        Surrender and Payment.

(a)            Exchange Agent. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by Parent and is reasonably satisfactory to the Company (the “Exchange Agent”), it being agreed that CST is satisfactory to all parties, for the benefit of the Blocker Member and the Company Members, for exchange in accordance with this Article III, the (i) number of shares of New Parent Common Stock sufficient to deliver the Aggregate Stock Consideration (such shares of New Parent Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 3.07(c), being hereinafter referred to as the “Securities Exchange Fund”) and (ii) cash sufficient to deliver the Aggregate Cash Consideration (the “Cash Exchange Fund” and together with the Securities Exchange Funds, the “Exchange Fund”). Parent shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the (A) Aggregate Stock Consideration out of the Securities Exchange Fund and (B) the Aggregate Cash Consideration out of the Cash Exchange Fund, in each case, in accordance with this Agreement and the Payment Spreadsheet. Except as contemplated by Section 3.07(c) hereof, the Securities Exchange Fund and the Cash Exchange Fund shall not be used for any other purpose.

(b)            Exchange Procedures. As promptly as practicable after the Second Company Merger Effective Time, Parent shall use its reasonable best efforts to cause the Exchange Agent to mail to the Blocker Member and the Company Members entitled to receive the Aggregate Transaction Consideration pursuant to Section 3.01 a letter of transmittal, which shall be in a form reasonably acceptable to Parent and the Company (the “Letter of Transmittal”), and shall specify, if applicable to the Blocker Interests and the Company Interests: (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such Blocker Interests or Company Interests, if any (the “Certificates”), shall pass, only upon proper delivery of the Certificates to the Exchange Agent or confirmation of cancellation of such Certificates from the transfer agent; and (ii) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Second Company Merger Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and Parent shall cause the Exchange Agent to deliver, the applicable Aggregate Transaction Consideration in accordance with the provisions of Section 3.02, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.07(b), each Certificate entitled to receive the applicable Aggregate Transaction Consideration in accordance with Section 3.01 shall be deemed at all times after the Second Company Merger Effective Time to represent only the right to receive upon such surrender the applicable Aggregate Transaction Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(c)            Distributions with Respect to Unexchanged Shares of New Parent Common Stock. No dividends or other distributions declared or made after the Second Company Merger Effective Time with respect to the New Parent Common Stock with a record date after the Second Company Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to any shares of New Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.07(b)(i). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, Parent shall pay or cause to be paid to the holder of the certificates representing any shares of New Parent Common Stock issued in exchange therefore, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Second Company Merger Effective Time and theretofore paid with respect to such shares of New Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Second Company Merger Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of New Parent Common Stock.

(d)            No Further Rights. The applicable Aggregate Transaction Consideration payable upon conversion of the Blocker Interests and the Company Interests in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Blocker Interests and Company Interests.

(e)            Adjustments to Aggregate Stock Consideration. The Aggregate Stock Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to New Parent Common Stock occurring on or after the date hereof and prior to the Second Company Merger Effective Time.

(f)            Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former Blocker Member or Company Members for six (6) months after the Second Company Merger Effective Time shall be delivered to Parent, upon demand, and the former Blocker Member or Company Members who have not theretofore complied with this Section 3.07 shall thereafter look only to Parent for the applicable Aggregate Transaction Consideration. Any portion of the Exchange Fund remaining unclaimed by the former Blocker Member or Company Members as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the fullest extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

(g)            No Liability. None of the Exchange Agent, Parent or the Surviving Company shall, to the fullest extent permitted by applicable Law, be liable to any former holder of the Blocker Interests for any such Blocker Interests or Company Interests for any such Company Interests (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.07.

(h)            Withholding Rights. Each of the Surviving Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Blocker Interests or Company Interests such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign Tax Law. Prior to making any such deduction or withholding (excluding for this purpose, any payments of a compensatory nature made in connection with the performance of services or any deduction or withholding attributable to a failure to comply with Section 10.02(i))), the Surviving Company or Parent shall provide written notice at least five (5) days prior to the date of the payment giving rise to such deduction or withholding, and each of the Surviving Company and Parent will cooperate with any reasonable request from such party to obtain reduction of or relief from such deduction or withholding. To the extent that amounts are so withheld by the Surviving Company or Parent and paid over, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former Blocker Member or Company Members (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by the Surviving Company or Parent, as the case may be.

(i)             Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the applicable Aggregate Transaction Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

Section 3.08          Company Certificate; Parent Certificate.

(a)            No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent written notice (the “Company Certificate”) setting forth: (i) the Monroe Credit Agreement Payoff Amount; (ii) the SVB Credit Agreement Payoff Amount; (iii) the Hudson Street Unpaid Sublease Termination Fee Amount; (iv) the Cares Act Unpaid Payroll Taxes Deferred Amount; (v) the aggregate amount of the Company Management Bonus; (vi) the aggregate amount of the Permitted Distribution; (vii) the aggregate amount of cash that shall be on the Company’s balance sheet as of the Closing Date; and (viii) a written report setting forth a list of all of the Transaction Expenses of the Company (together with written invoices and wire transfer instructions for the payment thereof).

(b)            No later than three (3) Business Days prior to the Closing Date, Parent shall deliver to the Company written notice (the “Parent Certificate”) setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of Redemption Rights; (ii) a written report setting forth a list of all of the Transaction Expenses of Parent (together with written invoices for the payment thereof); and (iii) the aggregate amount of the funds raised pursuant to the Private Placements and any Qualifying Private Placement.

Section 3.09         Closing Transactions. On the Closing Date, the parties hereto shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(a)            Parent shall file the Parent Second Amended and Restated Certificate of Incorporation and adopt the Parent Amended and Restated Bylaws.

(b)            Parent shall file the Certificate of First Blocker Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02(b).

(c)            Parent shall file the Certificate of Second Blocker Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02(c).

(d)            Parent shall file the Certificate of First Company Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02(d).

(e)            Parent shall file the Certificate of Second Company Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02(e).

(f)             Parent shall pay, or cause to be paid, by wire transfer of immediately available funds, all Transaction Expenses of Parent and the Company, to the extent not paid prior to the Closing.

(g)            Parent shall pay and discharge, or shall cause to be paid and discharged, to (i) Monroe Capital by wire transfer of immediately available funds, the Monroe Credit Agreement Payoff Amount pursuant to, and in accordance with, the provisions of the payoff letter delivered by the Company to Monroe Capital, which such payoff letter shall be in form and substance reasonably satisfactory to Parent (the “Monroe Payoff Letter”), and (ii) SVB by wire transfer of immediately available funds, the SVB Credit Agreement Payoff Amount pursuant to, and in accordance with, the provisions of the payoff letter delivered by the Company to SVB, which such payoff letter shall be in form and substance reasonably satisfactory to Parent (the “SVB Payoff Letter”).

(h)            Parent shall pay, or cause to be paid, by wire transfer of immediately available funds, the Company Management Bonus to the Company for further payment through the Company’s payroll processing system to the applicable management employees as set forth on the Payment Spreadsheet.

(i)             Parent shall pay, or cause to be paid, to the Company by wire transfer of immediately available funds, the Balance Sheet Funding Amount.

(j)             Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, the (i) number of shares of New Parent Common Stock sufficient to deliver the Aggregate Stock Consideration and (ii) cash sufficient to deliver the Aggregate Cash Consideration.

(k)            Parent shall cause CST to make payments in the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Redemption Rights.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by Company in connection with this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Parent and the Merger Sub Entities as follows:

Section 4.01         Organization and Qualification; Subsidiaries.

(a)            The Company and each subsidiary of the Company (each a “Company Subsidiary”), is duly formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have or reasonably be expected to have a Company Material Adverse Effect.

(b)            A true and complete list of all the Company Subsidiaries, together with the jurisdiction of formation or other organization of each Company Subsidiary and the percentage of the outstanding equity interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 4.01(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

Section 4.02          Organizational Documents. The Company has prior to the date of this Agreement made available complete and correct copies of the Company Organizational Documents (in the case of the Company) or equivalent organizational documents (in the case of the Company Subsidiaries), each as amended to date. The Company Organizational Documents (in the case of the Company) or equivalent organizational documents (in the case of the Company Subsidiaries) are in full force and effect. The Company is not in violation of any of the provisions of the Certificate of Formation and Company Operating Agreement and the Company Subsidiaries are not in violation of any of the provisions of any equivalent organizational documents.

Section 4.03          Capitalization.

(a)            As of the date hereof, (i) forty three million three hundred thirty three thousand three hundred thirty three and thirty three one hundredths (43,333,333.33) Company Interests are issued and outstanding, of which (A) twenty six million (26,000,000) Company Class A Interests are issued and outstanding, (B) seventeen million three hundred thirty three thousand three hundred thirty three and thirty three one hundredths (17,333,333.33) Company Class B Interests are issued and outstanding and (C) one hundred seventy five thousand (175,500) Company Class C Interests are issued and outstanding, (ii) four million nine hundred forty two thousand eight hundred seventy five (4,942,875) Company Interests are reserved for issuance upon the exercise of the outstanding Company Options, and (iii) seven hundred thirty one thousand six hundred twenty five (731,625) Company Interests are reserved for future grants under the Company Equity Plan.

(b)            Other than the Member Support Agreement and Company Options set forth on Section 4.03(b) of the Company Disclosure Schedule, (i) there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued membership interests, or other equity interests, in the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any membership interests, or other equity interests, in the Company or any Company Subsidiary, (ii) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights, and (iii) there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Interests or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. The Company does not own any equity interests in any person, other than the Company Subsidiaries.

(c)            The Company has furnished or made available to Parent the following information with respect to each outstanding Company Option: (i) the name of the Company Option recipient; (ii) the number of Company Interests subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted; (v) the vesting schedule applicable to such Company Option; and (vi) the date on which such Company Option expires, if applicable. The Company has made available to Parent accurate and complete copies of the Company Equity Plan pursuant to which Company has granted the Company Options that are currently outstanding and all forms of award agreements evidencing such Company Options. No Company Option was granted with an exercise price per interest less than the fair market value of the underlying Company Interest, as of the date such Company Option or has any feature for the deferral of compensation within the meaning of Section 409A of the Code. All Company Interests subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(d)            There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any membership interest of the Company or any equity interest of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(e)            (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Transactions herein, and (ii) all outstanding Company Interests and all outstanding Company Options under the Company Equity Plan, and all outstanding equity interests of each Company Subsidiary, have been issued and granted in compliance with (A) all applicable securities laws and other applicable Laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

(f)            Each outstanding equity interest of each Company Subsidiary is owned by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(g)            The Company Members collectively own directly and beneficially, all of the equity of the Company (which are represented by the issued and outstanding Company Interests). Except for the Company Interests held by the Company Members and Company Options granted under the Company Equity Plan, no other equity or voting interest of the Company, or options, warrants or other rights to acquire any such equity or voting interest, of the Company is authorized or issued and outstanding.

(h)            All outstanding Company Interests and all outstanding equity securities of each Company Subsidiary have been issued and granted in compliance with (i) applicable securities laws and other applicable Laws and (ii) any pre-emptive rights and other similar requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

Section 4.04         Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and the Merger Sub Entities constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”).

Section 4.05         No Conflict; Required Filings and Consents.

(a)            The execution and delivery of this Agreement by the Company does not and, subject to receipt of the filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act with respect to the Company and the receipt of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 4.05(b), the performance of this Agreement by the Company will not (i) conflict with or violate the Company Organizational Documents (in the case of the Company) or equivalent organizational documents (in the case of the Company Subsidiaries), (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any material payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Company Material Adverse Effect

(b)            The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, supra-national, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, Securities Act, state securities or “blue sky” laws (“Blue Sky Laws”),the pre-merger notification requirements of the HSR Act, and the filing of the Certificate of First Blocker Merger, the Certificate Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.06          Permits; Compliance. Section 4.06 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all of the material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority held by the Company or any Company Subsidiary and necessary for the Company or any applicable Company Subsidiary to own, lease and operate its or their properties or to carry on its or their business as it is now being conducted (the “Company Permits”). The Company or any applicable Company Subsidiary is in possession of all of the Company Permits, except where the failure to have such Company Permits would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.07         Financial Statements.

(a)            The Company has made available to Parent true and complete copies of the (i) audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2018, December 31, 2019 and December 31, 2020 and the related audited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the years then ended (collectively, the “Audited Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule, and which contain an unqualified report of the Company’s auditors. Each of the Audited Financial Statements (including the notes thereto) (i) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b)            The Company has made available to Parent a true and complete copy of the consolidated unaudited balance sheet of the Company and the Company Subsidiaries as of March 31, 2021 (the “2021 Balance Sheet”), and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the three (3)-month period then ended, which are attached as Section 4.07(b) of the Company Disclosure Schedule (collectively, the “Unaudited Financial Statements”). The Unaudited Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments and the absence of notes.

(c)            The PCAOB Audited Financials, when delivered by the Company, shall (i) subject, in the case of unaudited interim period financial statements, to the absence of footnotes and normal recurring year-end audit adjustments, and except as may be indicated in the notes thereto, be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, (ii) be audited in accordance with the auditing standards of the PCAOB, and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the dates thereof and for the periods indicated therein.

(d)            Except as and to the extent set forth on the Audited Financial Statements or the 2021 Balance Sheet, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the date of such 2021 Balance Sheet, (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party or (iii) liabilities and obligations which are not individually or in the aggregate reasonably expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(e)            Since January 1, 2018 (i) neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

Section 4.08          Absence of Certain Changes or Events. Since the date of the 2021 Balance Sheet and through the date of this Agreement, except as otherwise reflected in the Audited Financial Statements, or as expressly contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice. Since the date of the 2021 Balance Sheet, (a) there has not been any Company Material Adverse Effect and (b) the Company and the Company Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business.

Section 4.09         Absence of Litigation. There is no material Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 4.10         Employee Benefit Plans.

(a)            All non-standard employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any severance and/or change in control obligations (and, for the avoidance of doubt, excluding standard form agreements for employees outside of the United States and contracts or agreements that can be terminated at any time without severance or termination pay in excess of the minimum severance or termination pay required under applicable Law or upon notice of not more than sixty (60) days or, if greater, the minimum notice that is required under applicable Law), have been made available to Parent (collectively, the “Service Agreements”) and all material Service Agreements are set forth on Section 4.10(a) of the Company Disclosure Schedule. In addition, Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all material Plans. For purposes of this Agreement, “Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, equity compensation, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick paid and vacation and other material employee benefit plans, programs or arrangements, in each case, which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or consultant, or under which the Company or any Company Subsidiary has or could reasonably be expected to incur any material liability (contingent or otherwise).

(b)            With respect to each Plan, the Company has made available to Parent, if applicable (i) a true and complete copy of the current plan document and all material amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) copies of the most recent Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules, and (iv) nondiscrimination testing results for the two (2) most recent plan years, (v) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, and (vi) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years with respect to which any material liability remains outstanding. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c)            Neither the Company nor any ERISA Affiliate currently sponsors, maintains or contributes to, nor has, within the past six (6) years, sponsored, maintained or been required to contribute to, nor has any liability or obligation (contingent or otherwise) under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA as defined under Section 3(40) of ERISA. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA or Sections 414(b), (c) or (m) of the Code.

(d)            Neither the Company nor any Company Subsidiary is nor will be obligated, whether under any Plan, Service Agreement or otherwise, to pay separation, severance or termination to any current or former employee, director or independent contractor directly as a result of any Transaction contemplated by this Agreement, nor will any such Transaction accelerate the time of payment or vesting, or increase the amount, of any material benefit or other compensation due to any individual. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Company or any Company Subsidiary being classified as an “excess parachute payment” under Section 280G of the Code.

(e)            None of the Plans nor Service Agreements provides, nor does the Company nor any Company Subsidiary have or reasonably expect to have any obligation to provide retiree medical benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder.

(f)             Each Plan and each Service Agreement is in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. No material Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) or Service Agreement and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g)            Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to result in the loss of the qualified status of any such Plan or the exempt status of any such trust.

(h)            There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries. There have been no acts or omissions by the Company or any of the Company Subsidiaries that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any of the Company Subsidiaries may be liable.

(i)             All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries, except as would not result in material liability to the Company and the Company Subsidiaries.

(j)             The Company and each ERISA Affiliate have each complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k)            The Company and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010 (“PPACA”), and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material liability for penalties or excise taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(l)            Each Plan and each Service Agreement that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder. No Plan or Service Agreement provides for any gross ups for any taxes imposed under Sections 409A and/or 4999 of the Code.

Section 4.11         Labor and Employment Matters.

(a)            As of the date hereof, except as would not be material to the Company and the Company Subsidiaries taken as a whole, all compensation, including wages, commissions, bonuses, fees and other compensation due and payable to all employees, independent contractors or consultants of the Company or any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b)            (i) There are no material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees, which Actions would be material to the Company and the Company Subsidiaries, taken as a whole; (ii) neither the Company nor any Company Subsidiary is, nor has been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement, work rules or practices, or any other labor-related agreement, arrangement or contract with a labor union, trade union, works council or labor organization applicable to persons employed by the Company or any Company Subsidiary, nor, has any labor union, trade union, labor organization or group of employees of the Company or any Company Subsidiary made a pending demand (in writing) for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) to the knowledge of the Company, there are not any activities or proceedings of any labor union to organize any such employees; (iv) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board; and (v) during the past three (3) years, there has not been any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

(c)            The Company and the Company Subsidiaries are and during the past three (3) years have been in compliance in all material respects with all applicable Laws relating to the employment of labor, including all contractual commitments and all such laws relating to employment practices, employment discrimination or harassment in employment, terms and conditions of employment, termination of employment, employee whistle-blowing, employee privacy, defamation, background checks and other consumer reports regarding employees and applicants, negligent hiring or retention, affirmative action and other employment-related obligations on federal contractors and subcontractors, labor relations, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Laws), immigration and employment eligibility verification, meal and rest breaks, pay equity, workers’ compensation, unemployment insurance, family and medical leave, and occupational safety and health requirements, including those related to wages, hours, overtime pay, classification of employees, consultants and independent contractors, pension benefits, severance, collective bargaining and the payment and withholding of Taxes (collectively “Employment Matters”).

(d)            Except as would not be material to the Company and the Company Subsidiaries taken as a whole, there are no, and in the past three (3) years there have been no, pending, or to the knowledge of the Company, threatened lawsuits, arbitrations, administrative charges, controversies, grievances or claims by any employee, independent contractor, former employee, or former independent contractor of the Company or any Company Subsidiary before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority or arbitration board or panel relating to any Employment Matters.

(e)            Each of the Company and the Company Subsidiaries: (i) has taken reasonable steps to properly classify and treat all of their employees as “employees” and independent contractors as “independent contractors”; (ii) has taken reasonable steps to properly classify and treat all of their employees as “exempt” or “nonexempt” from overtime requirements under applicable Law; (iii) has maintained legally adequate records regarding the service of all of their employees, including, where required by applicable Law, records of hours worked; (iv) is not delinquent in any material payments to, or on behalf of, any current or former employees or independent contractors for any services or amounts required to be reimbursed or otherwise paid; (v) has withheld, remitted, and reported all material amounts required by Law or by agreement to be withheld, remitted, and reported with respect to wages, salaries, end of service and retirement funds, superannuation and social security benefits and other payments to any current or former independent contractors or employees; and (vi) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former independent contractors or employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

(f)             To the knowledge of the Company, (i) no employee or independent contractor of the Company or any Company Subsidiary is in violation of any term of any employment contract, consulting contract, non-disclosure agreement, common law non-disclosure obligation, non-competition agreement, non-solicitation agreement, proprietary information agreement or any other agreement relating to confidential or proprietary information, intellectual property, competition, or related matters with any third party due to such person’s employment or engagement with the Company or any Company Subsidiary; and (ii) the continued employment by the Company and the Company Subsidiaries of their respective employees, and the performance of the contracts with the Company and the Company Subsidiaries by their respective independent contractors, will not result in any such violation. Neither the Company nor any of the Company Subsidiaries has received any notice alleging that any such violation has occurred within the past three (3) years.

Section 4.12         Real Property; Title to Assets.

(a)            None of the Company or any Company Subsidiary owns any real property.

(b)            Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company or any Company Subsidiary leases, subleases or licenses and real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to Parent. There are no leases, subleases, concessions or other contracts granting to any person other than the Company or the Company Subsidiaries the right to use or occupy any real property, and all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary has subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Leased Real Property.

(c)            There are no contractual or legal restrictions that preclude or restrict the ability of the Company or any Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

(d)            Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.13         Intellectual Property.

(a)            Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) registered Patents, Trademarks, domain names and Copyrights and applications for any of the foregoing that have been filed with the applicable Governmental Authority that are owned or purported to be owned, used or held for use by the Company or any Company Subsidiary (“Registered IP”) (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar), (ii) all contracts or agreements pursuant to which the Company or any Company Subsidiary is granted a right to use any Company-Licensed IP, including for the Software, Technology, or Business Systems of any other persons, in each case, that are material to the Products or manufacture thereof and/or business of the Company or any Company Subsidiary as currently conducted (other than (x) unmodified, commercially available, “off-the-shelf” Software or (y) Software, Technology or Business Systems with a replacement cost or aggregate annual license and maintenance fees of less than $75,000); and (iii) any Software or Technology owned or purported to be owned by the Company or any Company Subsidiary that is material to the business of, the Company or any Company Subsidiary as currently conducted and would have a replacement cost of more than $200,000. The Company IP, including the Intellectual Property specified on Section 4.13(a) of the Company Disclosure Schedule, constitutes all material Intellectual Property rights used in the operation of the business of the Company and the Company Subsidiaries, including the design, development, hosting, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, publication, provision and/or use of any Products, and is sufficient for the conduct of such business as currently conducted in all material respects other than with respect to third party owned Patents.

(b)            The Company or a Company Subsidiary solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has a valid and enforceable license or other right to all Company-Licensed IP. All Company-Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. No loss or expiration of any material Company-Owned IP is threatened or pending, except for patents expiring at the end of their natural term.

(c)            The Company and each of its applicable Company Subsidiaries have taken and take commercially reasonable actions to maintain, protect and enforce Intellectual Property rights in the trade secrets and other Confidential Information in its possession or control, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. Neither the Company nor any Company Subsidiary has disclosed any such trade secrets or Confidential Information that is material to the business of the Company and any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Confidential Information.

(d)            (i) There have been no claims properly filed with a Governmental Authority and served on the Company or any Company Subsidiary, or threatened in writing (including email) to be filed, against the Company or any Company Subsidiary with any Governmental Authority, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Registered IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person); (ii) the operation of the business of the Company and the Company Subsidiaries (including the including (x) the design, development, hosting, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, publication, provision and/or use of any Products and/or Company-Owned Intellectual Property and (y) the Company’s or any of the Company Subsidiaries’ use of any product, device, process or service used in such business as previously conducted, currently conducted and as proposed to be conducted) (1) has not and does not infringe, misappropriate or violate, any Intellectual Property rights (other than Patents) of other Persons, including any Person’s right of publicity, (2) to the Company’s knowledge, has not and does not infringe or violate any Patents of other Persons, and (3) does not constitute unfair competition or unfair trade practices under the applicable Law of any jurisdiction in which the Company or any Company Subsidiary conducts business or in which Products are hosted, manufactured, marketed, distributed, published, licensed or sold and there is no basis for any such claims; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) neither the Company nor any of the Company Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(e)            All current and past founders, officers, management employees and contractors who have contributed, developed or conceived any material Company-Owned IP have executed valid, written agreements with the Company or one of the Company Subsidiaries, and pursuant to which such persons (a) agreed to maintain in confidence all confidential or proprietary information acquired by them in the course of their relationship with the Company or the applicable Company Subsidiary, and (b) have assigned to the Company or the applicable Company Subsidiary any Intellectual Property created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company or the applicable Company Subsidiary (and, with respect to founders, created for or on behalf or in contemplation of the Company or any of the Company Subsidiaries (i) prior to the inception of the Company or any Company Subsidiaries or (ii) prior to their commencement of employment or engagement of any such founder as a consultant with the Company or any Company Subsidiaries), or such Intellectual Property is owned by the Company or such Company Subsidiary by operation of law.

(f)            The Company and the Company Subsidiaries do not use and have not used any Open Source Software or any modification or derivative thereof (i) in a manner that would grant or purport to grant to any other person any rights to or immunities under any of the Company-Owned IP, or (ii) under any license requiring the Company or any Company Subsidiary to disclose or distribute the source code to any Product components or Business Systems owned or purported to be owned by the Company or any Company Subsidiary which are incorporated in or necessary for the use of the Products, to license or provide the source code to any such Business Systems or Product components for the purpose of making derivative works, or to make available for redistribution to any person the source code to any of the Product components at no or minimal charge.

(g)            The Company or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the business of the Company or any of the Company Subsidiaries as currently conducted. The Company and the Company Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since January 1, 2018, there has not been any material failure with respect to any of the Products or other Business Systems that has not been remedied or replaced in all material respects. The Company and each of the Company Subsidiaries have purchased a sufficient number of seat licenses for their Business Systems.

(h)            The Company and each of the Company Subsidiaries currently, and since January 1, 2018, have complied in all material respects with all applicable Privacy and Data Security Requirements. The Company and the Company Subsidiaries have each implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems and any Personal Information or Business Data held or processed by, via contractual commitments, or on behalf of the Company or any Company Subsidiary, including implementing industry standard procedures designed to prevent unauthorized access and the introduction of Disabling Devices. Neither the Company nor any Company Subsidiary has inserted and, to the knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems or Product components. Since January 1, 2018, except as would not be material to the Company and the Company Subsidiaries taken as a whole, neither the Company nor any of the Company Subsidiaries has (x) experienced any data security breaches that were required to be reported under applicable Privacy/Data Security Laws or contracts entered into by the Company or any Company Subsidiary; or (y) been subject to or received written notice of any Action by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the material violation of any applicable Privacy and Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for the same.

(i)             The Company or one of the Company Subsidiaries (i) exclusively owns and possesses all right, title and interest in and to the Business Data free and clear of any restrictions of any nature or (ii) has all rights to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions, that would prohibit the Merger Sub Entities or Parent from receiving or using Personal Information or other Business Data, in the manner in which the Company and the Company Subsidiaries receive and use such Personal Information and other Business Data prior to the Closing Date or result in material liabilities in connection with Privacy and Data Security Requirements.

(j)             The Company and the Company Subsidiaries are not and have never been a member of, a contributor to, or affiliated with, any industry standards organization, body, working group, or similar organization, and none of the Company, any of the Company Subsidiaries or any Company-Owned Intellectual Property is subject to any licensing, assignment, contribution, disclosure or other requirement or restriction of any industry standards organization, body, working group, or similar organization.

(k)            No employee, consultant or independent contractor of the Company or any Company Subsidiary who was involved in, or who contributed to, the creation or development of any Company IP owed or owes any duty or rights to any Governmental Authority, or any university, college or other educational institution or for a research center, in any such case which may materially affect Company’s or any Company Subsidiary’s ownership or its right to use any Company IP or that may impose any restrictions or obligations on the Company in respect thereof. There are no facilities, funding or property of any university, college, other educational institution or research center or other Governmental Authority were received by or provided to the Company or any Company Subsidiary or used in the development of any Company IP, nor does any Governmental Authority or any university, college, other academic institution or research center own, purport to own, have any other rights in or to (including through any Company IP Agreement) or have any option to obtain any rights in or to, any Company IP.

Section 4.14         Taxes.

(a)            The Company and each of the Company Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of the Company Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith and are disclosed in Section 4.14(a) of the Company Disclosure Schedule and no material Taxes are due with respect to the late filing of any Tax Return required to be filed by the Company or any Company Subsidiary; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than as a result of extending the due date of a Tax Return, which extensions remain in effect; and (iv) do not have any unpaid deficiency, audit, examination or other Action in respect of Taxes or Tax matters pending before a Tax authority or proposed or threatened in writing by a Tax authority, for a Tax period which the statute of limitations for assessments remains open.

(b)            Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person (other than the Company or any Company Subsidiary) as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c)            None of the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) adjustment under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax Law) or other similar provisions of applicable Law as a result of a change in method of accounting made by the Company or Company Subsidiary prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed by the Company or Company Subsidiary prior to the Closing; or (iii) installment sale or open transaction made outside the ordinary course of business by the Company or Company Subsidiaries on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside the ordinary course of business by the Company or Company Subsidiaries on or prior to the Closing Date; (v) income includable after the Closing under Sections 951 or 951A of the Code for the portion of the taxable year of the Company or any Company Subsidiary that ends on the Closing Date and assuming for this purpose that the taxable year of any “controlled foreign corporation” giving rise to such income ends on the Closing Date or prior to the Closing; or (vi) the forgiveness pursuant to COVID-19 Measures of liabilities incurred prior to the Closing. The Company and the Company Subsidiaries are not and shall not be required to include any amount in income or pay any installment of any “net tax liability” or other Tax pursuant to Section 965 of the Code. The Company and the Company Subsidiaries have not, pursuant to COVID-19 Measures, deferred to any taxable period (or portion thereof) beginning after the Closing Date the payment of any payroll Taxes the due date for the original payment of which was at or prior to the Closing Date.

(d)            Each of the Company and the Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, member, shareholder or other third party and has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes.

(e)            Neither the Company nor any of the Company Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Company or any Company Subsidiary is or was the common parent).

(f)             Neither the Company nor any of the Company Subsidiaries has any material liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise (other than pursuant to agreements entered into in the ordinary course of business the principal purposes of which do not relate to Taxes).

(g)            Neither the Company nor any of the Company Subsidiaries has any request for a ruling in respect of Taxes pending between the Company or any Company Subsidiary and any Tax authority.

(h)            Neither the Company nor any of the Company Subsidiaries has within the last three (3) years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i)             Neither the Company nor any of the Company Subsidiaries has engaged in or entered into a “listed transaction” within the meaning of Code Section 6707A(c) or Treasury Regulation Section 1.6011-4(b)(2).

(j)             Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith that have not been paid or otherwise resolved.

(k)            There are no Tax Liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(l)             The Company is, and has been at all times since its date of formation, classified as a corporation for U.S. federal and applicable state and local income Tax purposes.

(m)            Neither the Company nor any Company Subsidiary has received a written notice from a Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n)            Neither the Company nor any Company Subsidiary has been or is treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(o)            To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Company Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 4.15          Environmental Matters. (a) None of the Company nor any of the Company Subsidiaries has materially violated since January 1, 2018 or is in material violation of applicable Environmental Law; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in violation of applicable Environmental Laws which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws; (c) to the Company’s knowledge, none of the Company nor any of the Company Subsidiaries is, in any material respect, actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required of each of the Company and each Company Subsidiary under applicable Environmental Law (“Environmental Permits”); (e) each of the Company and each Company Subsidiary is in material compliance with its Environmental Permits; and (f) the Company has delivered to Parent true and complete copies of all environmental Phase I reports and other material investigations, studies, audits, tests, reviews or other analyses commenced or conducted by or on behalf of the Company or any Company Subsidiary (or by a third party of which the Company has knowledge) in relation to the current or prior business of the Company and the Company Subsidiaries or any real property presently or formerly owned, leased, or operated by the Company or any Company Subsidiary (or its or their predecessors) that are in possession, custody or control of the Company or any Company Subsidiary.

Section 4.16          Material Contracts.

(a)            Section 4.16(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of contracts and agreements to which the Company or any Company Subsidiary is a party, excluding for this purpose, any purchase orders and insertion orders submitted by customers (such contracts and agreements as are required to be set forth on Section 4.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i)            each contract and agreement with consideration paid or payable to the Company or any Company Subsidiary of more than $500,000, in the aggregate, over the twelve (12)-month period ending December 31, 2020;

(ii)           each contract and agreement with Suppliers to the Company or any of the Company Subsidiaries for expenditures paid or payable by the Company or any Company Subsidiary of more than $500,000, in the aggregate, over the twelve (12)-month period ending December 31, 2020;

(iii)           all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party that are material to the business of the Company;

(iv)          all contracts providing for the development of any Software Technology or Intellectual Property, independently or jointly, either by or for the Company or any Company Subsidiary (other than employee invention assignment agreements and consulting agreements with authors entered into in the ordinary course of business);

(v)           all contracts and agreements evidencing Indebtedness;

(vi)          all partnership, joint venture or similar agreements;

(vii)         all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits;

(viii)        all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time or to hire or retain any person;

(ix)           all contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(x)            all contracts involving use of any Company-Licensed IP required to be listed in Section 4.13(a) of the Company Disclosure Schedule; and

(xi)           all contracts which involve the license or grant of rights to material Company-Owned IP by the Company or any Company Subsidiary to any other Person, but excluding any nonexclusive licenses (or sublicenses) of Company-Owned IP granted to customers, employees, contractors, consultants, vendors and service providers in the ordinary course of business.

(b)            (i) each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, is enforceable in accordance with its terms against the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts.

Section 4.17          Insurance.

(a)            Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, (ii) the policy number, (iii) the period and amount of coverage and (iv) the premium most recently charged.

(b)            With respect to each such insurance policy, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect and (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy.

Section 4.18          Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement, the Company Mergers and the other Transactions are fair to and in the best interests of the Company and the Company Members, (b) approved and adopted this Agreement, the Company Mergers and the other Transactions and declared their advisability, and (c) recommended that the Company Members approve and adopt this Agreement and approve the Company Mergers and the other Transactions and directed that this Agreement and the Transactions (including the Company Mergers) be submitted for consideration by the Company Members. The Company Written Consent, if executed and delivered to Parent, would qualify as the necessary approval to adopt this Agreement and approve the Company Mergers and the other Transactions and no additional approval or vote from any Company Members would then be necessary to adopt this Agreement and consummate the Company Mergers and the other Transactions.

Section 4.19       Certain Business Practices. Since January 1, 2018, none of the Company, any Company Subsidiary nor, to the knowledge of the Company, any directors or officers, agents or employees of the Company or any Company Subsidiary, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption or anti-bribery Law; or (c) made any payment in the nature of criminal bribery.

Section 4.20       Sanctions Laws. Since January 1, 2018, the Company, the Company Subsidiaries and to the knowledge of the Company, each of their respective directors, officers, agents and employees, has been in compliance with all applicable sanctions Laws, including the U.S. economic sanctions Laws administered by the U.S. Department of the Treasury, Office of Foreign Assets Control and the U.S. Department of State. Without limiting the foregoing: (i) neither the Company nor any Company Subsidiary has, since January 1, 2018, made any voluntary or involuntary disclosure or received written notice that it or they are subject to any civil or criminal Action, audit or any other inquiry, or has conducted any internal investigation, or is aware of any allegation involving or otherwise relating to any alleged or actual material violation of applicable sanctions Laws and (ii) there are no pending or, to the knowledge of the Company, threatened, Actions by a Governmental Authority of the Company, the Company Subsidiaries and to the knowledge of the Company, each of their respective directors, officers, agents and employees in connection with any allegation involving or otherwise relating to any alleged or actual violation of any applicable sanctions Laws.

Section 4.21      Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.16(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.21. The Company and the Company Subsidiaries have not, since January 1, 2018, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

Section 4.22       Exchange Act. Neither the Company nor any Company Subsidiary is currently (or has previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 4.23       Brokers. Except for Canaccord Genuity LLC and Union Square Advisors LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.24      Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, the Company Subsidiaries, their affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Parent, its affiliates or any of their respective Representatives by, or on behalf of, the Company or the Company Subsidiaries, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Company, the Company Subsidiaries nor any other person on behalf of the Company or the Company Subsidiaries has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available (orally or in writing) to Parent, their affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Parent, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

Article V.

REPRESENTATIONS AND WARRANTIES OF THE blocker

The Blocker hereby represents and warrants to Parent and the Merger Sub Entities as follows:

Section 5.01      Organization. The Blocker is a limited liability company, duly formed, validly existing and in good standing under the laws of the state of Delaware and has the requisite limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Other than the Company Class A Interests held by it, the Blocker does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

Section 5.02      Authority Relative to This Agreement. The Blocker has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Blocker, and the consummation by the Blocker of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Blocker are necessary to authorize this Agreement or to consummate the Transactions (other than the filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act). This Agreement has been duly and validly executed and delivered by Blocker and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of the Blocker, enforceable against the Blocker in accordance with its terms, subject to the Remedies Exceptions.

Section 5.03      Capitalization. All of the Blocker Interests are held by the Blocker Member free and clear of all liens, other than transfer restrictions under applicable securities laws and the Blocker Organizational Documents.

Section 5.04      No Conflict; Required Filings and Consents.

(a)         The execution and delivery of this Agreement by the Blocker does not, and the performance of this Agreement by the Blocker will not, (i) conflict with or violate the Blocker Organizational Documents; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.04(b) have been obtained and all filings and obligations described in Section 5.04(b) have been made, conflict with or violate any Law applicable to the Blocker or by which any of its property or assets is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Blocker pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on the Blocker, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to be material to the Blocker.

(b)         The execution and delivery of this Agreement by the Blocker does not, and the performance of this Agreement by the Blocker will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Securities Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, and the filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act, and (ii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay Blocker’s ability to consummate the Transactions. The Blocker Written Consent, if executed and delivered to Parent, would qualify as the necessary approval to adopt this Agreement and approve the Blocker Mergers and the other Transactions and no additional approval or vote from the Blocker Member would then be necessary to adopt this Agreement and consummate the Blocker Mergers and the other Transactions.

(c)         Blocker Member, as the sole member and manager of the Blocker, by resolutions duly adopted by written consent (the “Blocker Written Consent”) and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the First Blocker Merger are fair to and in the best interests of the Blocker and the Blocker Member and (ii) approved and adopted this Agreement and the First Blocker Merger.

Section 5.05      Compliance. The Blocker is not in conflict with, or in default, breach or violation of, (a) any Law applicable to the Blocker or by which any property or asset of the Blocker is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Blocker is a party or by which the Blocker or any property or asset of the Blocker is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a material adverse effect on the Blocker. The Blocker is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Blocker to own, lease and operate its properties or to carry on its business as it is now being conducted.

Section 5.06      Absence of Litigation. There is no Action pending or, to the knowledge of the Blocker, threatened in writing against the Blocker, or any property or asset of the Blocker, before any Governmental Authority, except as would not, individually or in the aggregate, be material to the Blocker. Neither the Blocker nor any material property or asset of the Blocker is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Blocker, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 5.07      No Other Activities. The Blocker (a) was formed solely for the purpose of holding the Company Class A Interests held by it, (b) has not conducted any business or engaged in any activities other than those directly related to holding the Company Class A Interests held by it, (c) has no assets other than the Company Class A Interests held by it, (iv) other than non-material ordinary course administrative expenses and obligations, has no liabilities or obligations whatsoever, and (d) is not a party to any contract other than the Company Organizational Documents and this Agreement.

Section 5.08      Employees. The Blocker does not have and has never had any employees.

Section 5.09      Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Blocker.

Section 5.10      Taxes.

(a)         The Blocker is currently, and has been at all times since December 31, 2020, treated as a corporation for U.S. federal and state income tax purposes.

(b)         The Blocker: (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by the Blocker as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Blocker is otherwise obligated to pay, except with respect to Taxes that are being contested in good faith and no material Taxes are due with respect to the late filing of any Tax Return required to be filed by the Blocker; (iii) with respect to all material Tax Returns filed by or with respect to the Blocker, has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than as a result of extending the due date of a Tax Return, which extensions remain in effect; and (iv) does not have any unpaid deficiency, audit, examination, investigation or other proceeding or other Action in respect of Taxes or Tax matters pending before a Tax authority or proposed or threatened in writing by a Tax authority, for a Tax period which the statute of limitations for assessments remains open.

(c)         The Blocker is not a party to, bound by or obligated under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) nor has a potential liability or obligation to any Person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(d)         The Blocker will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) adjustment under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax Law) or other similar provisions of applicable Law as a result of a change in method of accounting made by the Blocker prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed by the Blocker prior to the Closing; (iii) installment sale, open transaction made outside the ordinary course of business by the Blocker on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside the ordinary course of business; (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-United States income Tax Law); (vi) income includable after the Closing under Sections 951 or 951A of the Code for the portion of the taxable year of the Company or any Company Subsidiary that ends on the Closing Date and assuming for this purpose that the taxable year of any “controlled foreign corporation” giving rise to such income ends on the Closing Date or prior to the Closing; or (vii) the forgiveness pursuant to COVID-19 Measures of liabilities incurred prior to the Closing by the Blocker on or prior to the Closing Date. The Blocker is not and shall not be required to include any amount in income or pay any installment of any “net tax liability” or other Tax pursuant to Section 965 of the Code. The Blocker has not, pursuant to COVID-19 Measures, deferred to any taxable period (or portion thereof) beginning after the Closing Date the payment of any payroll Taxes the due date for the original payment of which was at or prior to the Closing Date.

(e)         The Blocker has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, member, shareholder or other third party and has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes.

(f)         The Blocker has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g)         The Blocker does not have any material liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise (other than pursuant to agreements entered into in the ordinary course of business the principal purposes of which do not relate to Taxes).

(h)         The Blocker does not have any request for a ruling in respect of Taxes pending between the Blocker, on the one hand, and any Tax authority, on the other hand.

(i)          The Blocker has not within the last three (3) years distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j)         The Blocker has not engaged in or entered into a “listed transaction” within the meaning of Code Section 6707A(c)(2) or Treasury Regulation Sections 1.6011-4(b)(2).

(k)         Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Blocker or the Company, has threatened to assert against the Blocker any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith that have not been paid or otherwise resolved.

(l)          There are no Tax liens upon any assets of the Blocker except liens for current Taxes not yet due Tax Liens upon any assets of the Blocker except for Permitted Liens.

(m)         The Blocker has never (i) held any assets other than Company Class A Interests held by it or cash and its state law facilities, or (ii) had any operations or otherwise engaged in any business other than holding such Company Class A Interests.

(n)         The Blocker is currently classified as a corporation for U.S. federal and applicable state and local income Tax purposes and has been classified at all times since its formation as a corporation or disregarded entity for U.S. federal and applicable state and local income Tax purposes.

(o)         The Blocker has never received a written notice from a Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(p)         The Blocker has never been nor is treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(q)         To the knowledge of the Blocker, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Company Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Article VI.

REPRESENTATIONS AND WARRANTIES OF BLOCKER MEMBER

The Blocker Member hereby represents and warrants to Parent and the Merger Sub Entities as follows:

Section 6.01      Organization. The Blocker Member is a limited liability company, duly formed, validly existing and in good standing under the laws of the state of Delaware and has the requisite limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

Section 6.02      Authority Relative to This Agreement. The Blocker Member has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Blocker Member, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Blocker Member are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Blocker Member and, assuming due authorization, execution and delivery by Parent and the Merger Sub Entities constitutes a legal, valid and binding obligation of the Blocker Member, enforceable against the Blocker Member in accordance with its terms, subject to the Remedies Exceptions.

Section 6.03      No Conflict; Required Filings and Consents.

(a)         The execution and delivery of this Agreement by the Blocker Member does not, and the performance of this Agreement by the Blocker Member will not, (i) conflict with or violate the organizational documents of the Blocker Member; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 6.03(b) have been obtained and all filings and obligations described in Section 6.03(b) have been made, conflict with or violate any Law applicable to the Blocker Member or by which any of its property or assets is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Blocker Member pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on the Blocker Member, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to be material to the Blocker Member.

(b)         The execution and delivery of this Agreement by the Blocker Member does not, and the performance of this Agreement by the Blocker Member will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Securities Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, and the filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act, and (ii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay Blocker Member’s ability to consummate the Transactions.

Section 6.04      Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Blocker Member.

Article VII.

REPRESENTATIONS AND WARRANTIES OF PARENT and the Merger Sub Entities

Except as set forth in the Parent SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such a Parent SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 7.01 (Corporate Organization), Section 7.03 (Capitalization) and Section 7.04 (Authority Relative to This Agreement)), Parent hereby represents and warrants to the Company and the Blocker as follows:

Section 7.01      Corporate Organization.

(a)         Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b)         Each of the Merger Sub Entities is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(c)         The Merger Sub Entities are the only subsidiaries of Parent. Except for the Merger Sub Entities, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

Section 7.02      Organizational Documents. Each of Parent and the Merger Sub Entities has heretofore furnished to the Company complete and correct copies of the Parent Organizational Documents, Merger Sub 1 Organizational Documents, Merger Sub 2 Organizational Documents, Merger Sub 3 Organizational Documents and Merger Sub 4 Organization Documents, respectively. The Parent Organizational Documents, Merger Sub 1 Organizational Documents, Merger Sub 2 Organizational Documents, Merger Sub 3 Organization Documents and Merger Sub 4 Organizational Documents are in full force and effect. Neither Parent nor any of the Merger Sub Entities is in violation of any of the provisions of the Parent Organizational Documents, Merger Sub 1 Organizational Documents, Merger Sub 2 Organizational Documents, Merger Sub 3 Organization Documents and Merger Sub 4 Organizational Documents, respectively.

Section 7.03      Capitalization.

(a)         The authorized capital stock of Parent consists of (i) two hundred million (200,000,000) shares of Parent Class A Common Stock, (ii)  twenty million (20,000,000) shares of Parent Class B Common Stock and (iii) one million (1,000,000) shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”). As of the date of this Agreement, (i) thirty one million six hundred twenty five thousand (31,625,000) shares of Parent Class A Common Stock are issued and outstanding (all of which are subject to Redemption Rights) and seven million nine hundred six thousand two hundred fifty (7,906,250) shares of Parent Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Parent Common Stock are held in the treasury of Parent, (iii) five million nine hundred eighty three thousand three hundred thirty three (5,983,333) Parent Warrants are issued and outstanding, and (iv) five million nine hundred eighty three thousand three hundred thirty three (5,983,333) shares of Parent Class A Common Stock are reserved for future issuance pursuant to the Parent Warrants. As of the date of this Agreement, there are no shares of Parent Preferred Stock issued and outstanding. Each Parent Warrant is exercisable for one share of Parent Class A Common Stock at an exercise price of $11.50.

(b)         All of the issued and outstanding Merger Sub 1 Interests are held by Parent free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub 1 Organizational Documents.

(c)         All of the issued and outstanding Merger Sub 2 Interests are held by Parent free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub 2 Organizational Documents.

(d)         All of the issued and outstanding Merger Sub 3 Interests are held by Parent free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub 3 Organizational Documents.

(e)         All of the issued and outstanding Merger Sub 4 Interests are held by Parent free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub 4 Organizational Documents.

(f)         All outstanding Parent Units, shares of Parent Common Stock and Parent Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the Parent Organizational Documents.

(g)         The Aggregate Stock Consideration being delivered by Parent hereunder shall be, when issued pursuant to the terms hereof, duly and validly issued, fully paid and nonassessable, and each such share or other security shall, when issued pursuant to the terms hereof, be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws, the Parent Organizational Documents and, as to certain holders, the Lock-Up Agreement and the Stockholders Agreement. The Aggregate Stock Consideration shall be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(h)         Except for securities issued pursuant to the Subscription Agreements, securities issued by Parent as permitted by this Agreement and the Parent Warrants, Parent has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither Parent nor any subsidiary of Parent is a party to, or otherwise bound by, and neither Parent nor any subsidiary of Parent has granted, any equity appreciation rights, participations, phantom equity or similar rights. Other than the Sponsor Support Agreement, Parent is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Parent Common Stock or any of the equity interests or other securities of Parent or any of its subsidiaries. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock. There are no outstanding contractual obligations of Parent to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 7.04      Authority Relative to This Agreement. Each of Parent and the Merger Sub Entities have all necessary power and authority to execute and deliver this Agreement and, after the execution hereof and the approval and adoption of the Parent Proposals by Parent Stockholders at the Parent Stockholders’ Meeting and the filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Parent and the Merger Sub Entities and the consummation by each of Parent and the Merger Sub Entities of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent and the Merger Sub Entities are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of the Parent Proposals by Parent Stockholders at the Parent Stockholders’ Meeting and the filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act). This Agreement has been duly and validly executed and delivered by Parent and the Merger Sub Entities and, assuming due authorization, execution and delivery by the Company, the Blocker and the Blocker Member, constitutes a legal, valid and binding obligation of Parent and the Merger Sub Entities enforceable against Parent or the Merger Sub Entities in accordance with its terms subject to the Remedies Exceptions.

Section 7.05      No Conflict; Required Filings and Consents.

(a)         The execution and delivery of this Agreement by each of Parent and the Merger Sub Entities do not, and, subject to Parent’s adoption of this Agreement (as the sole member of each of the Merger Sub Entities) after the execution hereof and the approval and adoption of the Parent Proposals by Parent Stockholders at the Parent Stockholders’ Meeting and the filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act, the performance of this Agreement by each of Parent and the Merger Sub Entities will not, (i) conflict with or violate the Parent Organizational Documents, Merger Sub 1 Organizational Documents, Merger Sub 2 Organizational Documents, Merger Sub 3 Organizational Documents and Merger Sub 4 Organizational Documents (ii) assuming that all consents, approvals, authorizations and other actions described in Section 7.05(b) have been obtained and all filings and obligations described in Section 7.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of Parent or the Merger Sub Entities or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Parent or the Merger Sub Entities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Parent or the Merger Sub Entities is a party or by which each of Parent or the Merger Sub Entities or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Parent Material Adverse Effect.

(b)         The execution and delivery of this Agreement by each of Parent and the Merger Sub Entities do not, and the performance of this Agreement by each of Parent and the Merger Sub Entities will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Securities Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing of the Certificate of First Blocker Merger, the Certificate of Second Blocker Merger, the Certificate of First Company Merger and the Certificate of Second Company Merger, in each case, with the Secretary of State of the State of Delaware in accordance with the DLLC Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or reasonably be expected to have a Parent Material Adverse Effect.

Section 7.06      Compliance. None of Parent or the Merger Sub Entities is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent or the Merger Sub Entities or by which any property or asset of Parent and the Merger Sub Entities is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Merger Sub Entities is a party or by which Parent or the Merger Sub Entities or any property or asset of Parent or the Merger Sub Entities is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and the Merger Sub Entities is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Parent or the Merger Sub Entities to own, lease and operate its properties or to carry on its business as it is now being conducted.

Section 7.07      SEC Filings; Financial Statements; Sarbanes-Oxley.

(a)         Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since February 25, 2021 together with any amendments, restatements or supplements thereto (collectively, the “Parent SEC Reports”). Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. As of their respective dates, the Parent SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of Parent has filed with the SEC on a timely basis all documents required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b)         Each of the financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP and Regulation S-X or Regulation S-K, as applicable, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to have a Parent Material Adverse Effect). Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by U.S. GAAP to be included in the consolidated financial statements of Parent.

(c)         Except as and to the extent set forth in the Parent SEC Reports, none of Parent or the Merger Sub Entities has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Parent’s and the Merger Sub Entities’ businesses.

(d)         Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

(e)         Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(f)         Parent maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Parent maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Parent has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any Representative of Parent to Parent’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Parent to record, process, summarize and report financial data. Parent has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Parent. Since February 25, 2021, there have been no material changes in Parent internal control over financial reporting.

(g)         There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)         Neither Parent (including any employee thereof) nor Parent’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (ii) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or (iii) any claim or allegation regarding any of the foregoing.

(i)         As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Parent SEC Reports. To the knowledge of Parent, none of the Parent SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 7.08      Absence of Certain Changes or Events.

(a)         Since February 25, 2021, except as expressly contemplated by this Agreement, (i) Parent has conducted its business in the ordinary course and in a manner consistent with past practice, and (ii) there has not been any Parent Material Adverse Effect.

(b)         Since its incorporation, Parent has not conducted any business activities other than activities directed toward the accomplishment of a business combination transaction. Except as set forth in the Parent Organizational Documents, there is no agreement, commitment or any ruling, order, judgment, injunction, edict, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority binding upon Parent or to which Parent is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or any acquisition of property by Parent or the conduct of business by Parent as currently conducted or as contemplated to be conducted as of the Closing other than such effects which have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)         Except for this Agreement and the Transactions, Parent does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Parent has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or have its assets or property subject to, in each case whether directly or indirectly, any contract or transaction which is, or could reasonably be interpreted as constituting, a business combination transaction.

Section 7.09      Absence of Litigation. There is no Action pending or, to the knowledge of Parent, threatened against Parent, or any property or asset of Parent, before any Governmental Authority. Neither Parent nor any material property or asset of Parent is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority.

Section 7.10      Board Approval; Vote Required.

(a)         The Parent Board, by resolutions duly adopted by all of the directors voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) approved and adopted this Agreement and the Parent Second Amended and Restated Certificate of Incorporation and declared their advisability and approved the payment of the Aggregate Transaction Consideration to the Blocker Member and the Company Members and (ii) recommended that the Parent Stockholders approve and adopt this Agreement and the Transactions, and directed that this Agreement, the Transactions and the Parent Second Amended and Restated Certificate of Incorporation be submitted for consideration by the Parent Stockholders at the Parent Stockholders’ Meeting.

(b)         The approval and adoption of the Parent Proposals by the Parent Stockholders at the Parent Stockholders’ Meeting is the only vote of the holders of any class or series of capital stock of Parent necessary to adopt this Agreement and approve the Transactions.

(c)         Parent, as the sole member and manager of Merger Sub 1, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the First Blocker Merger are fair to and in the best interests of Merger Sub 1 and Parent and (ii) approved and adopted this Agreement and the First Blocker Merger.

(d)         Parent, as the sole member and manager of Merger Sub 2, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Second Blocker Merger are fair to and in the best interests of Merger Sub 2 and Parent and (ii) approved and adopted this Agreement and the Second Blocker Merger.

(e)         Parent, as the sole member and manager of Merger Sub 3, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the First Company Merger are fair to and in the best interests of Merger Sub 3 and Parent and (ii) approved and adopted this Agreement and the First Company Merger.

(f)         Parent, as the sole member and manager of Merger Sub 4, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Second Company Merger are fair to and in the best interests of Merger Sub 4 and Parent and (ii) approved and adopted this Agreement and the Second Company Merger.

Section 7.11     No Prior Operations. The Merger Sub Entities were formed solely for the purpose of engaging in the Transactions and have not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

Section 7.12     Brokers. Except for Cowen and Company LLC and BofA Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent and the Merger Sub Entities.

Section 7.13      Parent Trust Fund. As of the date of this Agreement, Parent has no less than three hundred sixteen million two hundred fifty thousand dollars ($316,250,000) in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at JPMorgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by CST, as trustee, pursuant to the Investment Management Trust Agreement, dated as of February 25, 2021, between Parent and CST (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or CST. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and CST that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of Parent, that would entitle any person (other than Parent Stockholders who shall have elected to redeem their shares of Parent Common Stock pursuant to the Parent Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the Parent Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of Parent, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to CST pursuant to the Trust Agreement, Parent shall cause CST to, and CST shall thereupon be obligated to, release to Parent as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of Parent due and owing or incurred at or prior to the Second Company Merger Effective Time shall be paid as and when due, including all amounts payable (a) to Parent Stockholders who shall have exercised their Redemption Rights, (b) with respect to filings, applications or other actions taken pursuant to this Agreement required under Law, (c) to CST for fees and costs incurred in accordance with the Trust Agreement and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Parent in connection with its efforts to effect the Transactions (including the Deferred Underwriting Fee). As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Parent has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent at the Second Company Merger Effective Time.

Section 7.14      Employees. Other than any officers as described in the Parent SEC Reports, Parent and the Merger Sub Entities have never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee, officer or director. Parent and the Merger Sub Entities have never and do not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions will (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent, or (b) result in the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Parent, the Merger Sub Entities or any affiliate being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 409A(a)(1)(B) of the Code. There is no contract, agreement, plan or arrangement to which Parent or the Merger Sub Entities is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person.

Section 7.15      Taxes.

(a)         Parent and the Merger Sub Entities (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that Parent or the Merger Sub Entities are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith and no material Taxes are due with respect to the late filing of any Tax Return required to be filed by the Parent or the Merger Sub Entities; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than as a result of extending the due date of a Tax Return, which extensions remain in effect; and (iv) do not have any unpaid deficiency, audit, examination or other Action in respect of Taxes or Tax matters pending before a Tax authority or proposed or threatened in writing by a Tax authority, for a Tax period which the statute of limitations for assessments remains open.

(b)         None of Parent or the Merger Sub Entities is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person (other than Parent or the Merger Sub Entities) as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c)         None of Parent or the Merger Sub Entities will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting (including an improper method of accounting) for a taxable period ending on or prior to the Closing Date adjustment under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) or other similar provisions of applicable Law as a result of a change in method of accounting made by Parent or the Merger Sub Entities prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed by Parent or the Merger Sub Entities on or prior to the Closing Date; or (iii) installment sale or open transaction made on or prior to the Closing Date.

(d)         None of Parent or the Merger Sub Entities has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Parent is or was the common parent).

(e)         None of Parent or the Merger Sub Entities has any material liability for the Taxes of any person (other than Parent or the Merger Sub Entities) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise (other than pursuant to agreements entered into in the ordinary course of business the principal purposes of which do not relate to Taxes).

(f)          None of Parent or the Merger Sub Entities has any request for a ruling in respect of Taxes pending between Parent or the Merger Sub Entities, on the one hand, and any Tax authority, on the other hand.

(g)         None of Parent or the Merger Sub Entities has within the last three (3) years or in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h)         None of Parent or the Merger Sub Entities has engaged in or entered into a “listed transaction” within the meaning of Code Section 6707A(c) or Treasury Regulation Section 1.6011-4(b)(2).

(i)          Each of Parent, Merger Sub 1 and Merger Sub 3 is, and has been at all times since its date of formation, classified as a corporation for U.S. federal and applicable state and local income Tax purposes. Each of Merger Sub 2 and Merger Sub 4 is, and has been at all times since its date of formation, classified as a disregarded entity for U.S. federal and applicable state and local income Tax purposes.

(j)          None of Parent or the Merger Sub Entities has received a written notice from a Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(k)         None of Parent or the Merger Sub Entities has been or is treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(l)         To the knowledge of Parent, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Company Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 7.16      Listing. The issued and outstanding Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “MACQU”. The issued and outstanding shares of Parent Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “MACQ”. The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “MACQW”. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Common Stock, or Parent Warrants or terminate the listing of Parent on the Nasdaq Capital Market. None of Parent or any of its affiliates has taken any action in an attempt to terminate the registration of the Parent Units, the shares of Parent Class A Common Stock, or the Parent Warrants under the Exchange Act.

Section 7.17      Insurance. Except for directors’ and officers’ liability insurance, Parent does not maintain any insurance policies.

Section 7.18     Intellectual Property. Neither Parent nor any Merger Sub Entity owns, licenses or otherwise has any right, title or interest in any material Intellectual Property. To the knowledge of Parent, neither Parent nor any of the Merger Sub Entities infringes, misappropriates or violates any Intellectual Property of any other Person.

Section 7.19      Contracts.

(a)         Schedule E sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K) to which Parent or any Merger Sub Entity is party, including contracts by and among Parent and any Merger Sub Entity, on the one hand, and any director, officer, stockholder or affiliate of such parties (the “Parent Material Contracts”), on the other hand, other than any such Parent Material Contract that is listed as an exhibit to any Parent SEC Report.

(b)         Neither Parent nor, to the knowledge of Parent, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Material Contract.

Section 7.20      Title to Property. Neither Parent nor any Merger Sub Entity owns or leases any real property or personal property. There are no options or other contracts under which Parent or any Merger Sub Entity has a right or obligation to acquire or lease any interest in real property or personal property.

Section 7.21      Investment Company Act. Neither Parent nor any Merger Sub Entity is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.22      Private Placements.

(a)         As of the date hereof, (i) Parent has delivered to the Company true, correct and complete copies of each of the Subscription Agreements entered into by Parent with the applicable investors named therein, pursuant to which the investors have committed to provide the Private Placement Amount; (ii) to the knowledge of Parent, with respect to each investor, the Subscription Agreement with such investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended, modified or waived, in any material respect (it being understood that a change of or to one or more entities or individuals with respect to a investor shall not be deemed a violation of the foregoing), and no withdrawal, termination, amendment or modification is contemplated by Parent; (iii) each Subscription Agreement is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, each investor, and neither the execution or delivery by Parent thereto nor the performance of Parent’s obligations under any such Subscription Agreement violates any Laws; (iv) there are no other agreements, side letters, or arrangements between Parent and any investor relating to any Subscription Agreement that would affect the obligation of such investor to contribute to Parent the applicable portion of the Private Placement Amount set forth in the Subscription Agreement of such investor, and Parent does not know of any facts or circumstances that would result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Private Placement Amount not being available to Parent, on the Closing Date and (v) no event has occurred that, with or without notice, lapse of time or both, would constitute a material default or breach on the part of Parent under any term or condition of any Subscription Agreement and Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement.

(b)         No fees, consideration (other than Parent Class A Common Stock issued in connection with the Private Placement) or other discounts are payable or have been agreed by Parent (including, from and after the Closing, the Company and any Merger Sub Entity) to any investor in respect of its portion of the Private Placement Amount.

Section 7.23     Parent Founders Stock Letter. No withdrawal, termination, amendment or modification of the Parent Founders Stock Letter is contemplated by Parent and, to the knowledge of Parent, the Parent Founders Stock Letter is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect. The Parent Founders Stock Letter is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto. To the knowledge of Parent, neither the execution nor delivery by the other parties to the Parent Founders Stock Letter of, nor the performance of any of such party’s obligations under, the Parent Founders Stock Letter violates any provision of, or results in the breach of or default under, or requires any filing, registration or qualification under, any applicable Law (other than as required under applicable securities laws and as otherwise contemplated herein or in the other Transaction Documents). No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of the Parent Founders Stock Letter.

Section 7.24      Investigation and Reliance. Each of Parent and the Merger Sub Entities is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company, the Company Subsidiaries and the Transactions, which investigation, review and analysis were conducted by Parent and the Merger Sub Entities together with expert advisors, including legal counsel, that they have engaged for such purpose. Parent and the Merger Sub Entities and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company, the Company Subsidiaries and other information that they have requested in connection with their investigation of the Company, the Company Subsidiaries and the Transactions. None of Parent or the Merger Sub Entities is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company, the Company Subsidiaries or any of their Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). Neither the Company, the Company Subsidiaries nor any of their respective members, affiliates or Representatives shall have any liability to Parent, the Merger Sub Entities or any of their respective stockholders, members, affiliates or Representatives resulting from the use of any information, documents or materials made available to Parent, the Merger Sub Entities or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company, the Company Subsidiaries nor any of their stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company or the Company Subsidiaries.

Article VIII.

CONDUCT OF BUSINESS PENDING THE MERGERS

Section 8.01      Conduct of Business by the Company Pending the Mergers.

(a)           The Company agrees that, between the date of this Agreement and the Second Company Merger Effective Time or the earlier termination of this Agreement, except (1) as expressly contemplated by any other provision of this Agreement, including Section 8.01(b), or any Ancillary Agreement, (2) as set forth in Section 8.01 of the Company Disclosure Schedule, (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures) or (4) for actions taken in good faith in response to the coronavirus (COVID-19) pandemic that are (x) consistent with such past actions by the Company or (y) taken after consultation with Parent, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)            the Company shall, and shall cause the Company Subsidiaries to use commercially reasonable efforts to conduct their business in the ordinary course of business; provided that the Company may pay the Permitted Distribution to the Company Members, subject to the Company having complied with this Section 8.01(a)(i), including with respect to working capital; and

(ii)           the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve in all material respects the current relationships of the Company and the Company Subsidiaries with customers, Suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b)           Except (1) as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 8.01 of the Company Disclosure Schedule, (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures) or (4) for actions taken in good faith in response to the coronavirus (COVID-19) pandemic that are (x) consistent with such past actions by the Company or (y) taken after consultation with Parent, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Second Company Merger Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)            amend or otherwise change the Company Organizational Documents (in the case of the Company) or equivalent organizational documents (in the case of the Company Subsidiaries);

(ii)           form or create any subsidiaries;

(iii)          issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Company Interests (in the case of the Company) (other than the issuance of Company Interests upon the exercise of any Company Options outstanding on the date of this Agreement) or other equity interests (in the case of the Company Subsidiaries), or any options, warrants, convertible securities or other rights of any kind to acquire any Company Interests (in the case of the Company) or other equity interests (in the case of the Company Subsidiaries), including, without limitation, any phantom interests, but excluding Permitted RIU Issuances;

(iv)          other than payment of the Permitted Distribution in the manner provided in Section 8.01(a)(i), declare, set aside, make or pay any dividend, other distribution or any other amounts, payable in cash, stock, property or otherwise, with respect to any of the Company Interests (in the case of the Company) or other equity interests (in the case of the Company Subsidiaries);

(v)           reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any Company Interests (in the case of the Company) or other equity interests (in the case of the Company Subsidiaries), other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(vi)          acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division;

(vii)         incur any Indebtedness;

(viii)        except as required by the terms of any Plan, (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company as of the date of this Agreement whose annual compensation exceeds $175,000, other than increases in base compensation of employees in the ordinary course of business and the Permitted RIU Issuances, (B) enter into any new, or materially amend any existing Service Agreement or severance or termination agreement with any current or former director, officer, employee or consultant, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant or (D) hire or otherwise enter into any new Service Agreement or similar arrangement with any person or terminate without cause any current or former director, officer, employee or consultant provider whose compensation would exceed, on an annualized basis, $175,000;

(ix)          other than as required by applicable Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Section 4.10(a) of the Company Disclosure Schedule, grant any severance or termination pay to, any director or officer of the Company or of any Company Subsidiary;

(x)           adopt, amend in any material respect or terminate any Plan except (A) as may be required by applicable Law or as necessary in order to consummate the Transactions, (B) in the event of annual renewals of health and welfare programs or (C) to the extent reasonably determined by the Company to support the Permitted RIU Issuances;

(xi)          make or change any material Tax election, change any Tax accounting method, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income Tax liability or Tax credits;

(xii)         take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Company Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(xiii)        materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;

(xiv)        intentionally permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or intentionally fail to perform or make any applicable filings, recordings or other similar actions or filings with respect to such Company IP, or intentionally fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company IP; or

(xv)         enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 8.02      Conduct of Business by the Blocker Pending the Blocker Mergers. Each of Blocker Member and the Blocker agrees that, between the date of this Agreement and the Second Company Merger Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, or (2) required by applicable Law, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed), the Blocker shall not (and Blocker Member shall cause the Blocker not to):

(a)           (i) acquire, or dispose of, any property or assets or (ii) mortgage or encumber any property or assets;

(b)           enter into any contract or agreement;

(c)           incur any liabilities or Indebtedness;

(d)           make any amendment to the Blocker Organizational Documents;

(e)           issue or sell any equity interests or options, warrants or other rights to purchase any Blocker Interest or split, combine or subdivide the Blocker Interests;

(f)            fail to remain a holding company whose sole asset is the Company Class A Interests currently held by the Blocker or undertake any operations or actions, except for actions as are reasonable and appropriate in furtherance of the Transactions;

(g)           take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

(h)           make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(i)            liquidate, dissolve, reorganize; or

(j)            enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 8.03      Conduct of Business by Parent and the Merger Sub Entities Pending the Mergers. Except (1) as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements), (2) as set forth on Section 8.03 of the Company Disclosure Schedule, (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures) or (4) for actions taken in good faith in response to the coronavirus (COVID-19) pandemic that are (x) consistent with such past actions by Parent or (y) taken after consultation with the Company, Parent agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Second Company Merger Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of Parent and the Merger Sub Entities shall be conducted in the ordinary course of business. Except (A) as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements), or in connection with the terms and conditions of, any Subscription Agreement, (B) as set forth on Section 8.03 of the Company Disclosure Schedule, or (C) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), none of Parent or the Merger Sub Entities shall, between the date of this Agreement and the Second Company Merger Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)           amend or otherwise change the Parent Organizational Documents, the Merger Sub 1 Organizational Documents, the Merger Sub 2 Organizational Documents, the Merger Sub 3 Organizational Documents, or the Merger Sub 4 Organizational Documents or form any subsidiary of Parent other than the Merger Sub Entities;

(b)          declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, other than redemptions from the Trust Fund that are required pursuant to the Parent Organizational Documents;

(c)           reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Parent Common Stock or Parent Warrants except for redemptions from the Trust Fund that are required pursuant to the Parent Organizational Documents;

(d)           issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock, equity interests or other securities of Parent or the Merger Sub Entities, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, equity interests, or any other ownership interest (including, without limitation, any phantom interest), of Parent or the Merger Sub Entities;

(e)           acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f)            incur Indebtedness or guarantee any Indebtedness of another Person;

(g)           make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h)           make or change any material Tax election, change any Tax accounting method, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income Tax liability or Tax credits;

(i)            take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Company Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(j)            liquidate, dissolve, reorganize or otherwise wind up the business and operations of Parent or the Merger Sub Entities;

(k)           amend the Trust Agreement or any other agreement related to the Trust Account;

(l)            hire any employee or adopt or enter into any employee benefit plan (including grant or establish any form of compensation or benefits to any current or former employee, officer, director or other individual service provider of Parent (for the avoidance of doubt, other than consultants, advisors, including legal counsel or institutional service providers engaged by Parent)); or

(m)          enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 8.04      Claims Against Trust Account. The Company, the Blocker, Blocker Member and each of their respective Representatives (collectively, the “Company Parties”) agree that, notwithstanding any other provision contained in this Agreement, the Company Parties do not now have, and shall not at any time prior to the Second Company Merger Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between any of the Company Parties on the one hand, and Parent on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 8.04 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company Parties hereby irrevocably waive any Claim they may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company Parties from pursuing a claim against Parent or the Merger Sub Entities or any other person (a) for legal relief against monies or other assets of Parent or the Merger Sub Entities held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions or (b) for damages for breach of this Agreement against Parent (or any successor entity), or the Merger Sub Entities in the event this Agreement is terminated for any reason and Parent consummates a business combination transaction with another party. In the event that any Company Party commences any Action against or involving the Trust Fund in violation of the foregoing, Parent shall be entitled to recover from such Company Party the associated reasonable legal fees and costs in connection with any such Action, in the event Parent prevails in such Action.

Article IX.

ADDITIONAL AGREEMENTS

Section 9.01      Proxy Statement; Registration Statement.

(a)           As promptly as practicable after the delivery of the PCAOB Audited Financials by the Company to Parent, (i) Parent and the Company shall prepare and file with the SEC a joint consent solicitation/proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to Parent Stockholders soliciting proxies in favor of the Parent Proposals from such stockholders in connection with the special meeting of Parent’s stockholders (the “Parent Stockholders’ Meeting”) to be held to consider approval and adoption of (A) this Agreement and the Transactions and any separate or unbundled proposals as are required to implement the foregoing, (B) the issuance of New Parent Common Stock as contemplated by this Agreement and the Subscription Agreements, (C) the Parent Second Amended and Restated Certificate of Incorporation, (D) the Stock Incentive Plan and the ESPP, (E) the appointment of the directors of Parent in accordance with Section 2.05(b), (F) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto and (G) any other proposals the parties hereto deem necessary or appropriate to effectuate the Transactions (collectively, the “Parent Proposals”) and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of (A) the shares of New Parent Common Stock constituting the Aggregate Stock Consideration to be issued to the Company Members pursuant to this Agreement (other than the Key Company Members) and (B) the shares of New Parent Common Stock issuable upon exercise of the Exchanged Options or upon settlement of the Exchanged Units. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement. Parent and the Company each shall use their reasonable best efforts to (1) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement, (3) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing with the SEC and (4) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of New Parent Common Stock, the Exchanged Options and or Exchanged Units, in each case to be issued or issuable to the Blocker Member and the Company Members pursuant to this Agreement. As promptly as practicable after the effective time of the Registration Statement, Parent shall mail the Proxy Statement to the Parent Stockholders and the Company shall mail the Proxy Statement to the Company Members. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. If, in connection with the preparation and filing of the Proxy Statement and Registration Statement, the SEC requires that a tax opinion or opinions be prepared and submitted by the respective tax counsel of the Company and/or Parent with respect to the Company Mergers (each, a “Company Merger Tax Opinion”) and/or with respect to the Blocker Mergers (each, a “Blocker Merger Tax Opinion”), (a) Parent, the Blocker, Blocker Member and the Company shall deliver to Greenberg Traurig, LLP and Paul Hastings LLP, respectively, customary Tax representation letters satisfactory to its tax counsel, dated and executed as of the date the Proxy Statement and Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such tax counsel in connection with the preparation and filing of the Proxy Statement and Registration Statement, and (b) the Company and/or Parent, as applicable, shall cause its respective tax counsel to render a Company Merger Tax Opinion and (c) the Company and/or Parent, as applicable, shall cause its respective tax counsel to render a Blocker Merger Tax Opinion; provided, however, that notwithstanding anything to the contrary herein, none of Parent, Blocker Member, the Blocker or the Company shall be required to furnish, or caused to be furnished by its respective tax counsel, any opinion regarding the qualification of the Blocker Mergers as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

(b)           No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed), except as required by applicable Law. Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the New Parent Common Stock to be issued or issuable to the Blocker Member and the Company Members in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

(c)           Parent represents that the information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Parent Stockholders and Company Members, (iii) the time of the Parent Stockholders’ Meeting, and (iv) the Second Company Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Second Company Merger Effective Time, any event or circumstance relating to Parent, the Merger Sub Entities or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Mergers or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d)           The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Parent Stockholders and Company Members, (iii) the time of the Parent Stockholders’ Meeting, and (iv) the Second Company Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Second Company Merger Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for causing Parent to file with the SEC in connection with the Mergers or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

Section 9.02      Parent Stockholders’ Meetings; Merger Sub Entities’ Sole Member Approval.

(a)           Parent shall call and hold the Parent Stockholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the Parent Proposals, and Parent shall use its reasonable best efforts to hold the Parent Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective (but in any event no later than thirty (30) days after the date on which the Proxy Statement is mailed to Parent Stockholders). Parent shall use its reasonable best efforts to obtain the approval of the Parent Proposals at the Parent Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the Parent Proposals, and shall take all other lawful action necessary or advisable to secure the required vote or consent of its stockholders. The Parent Board shall recommend to its stockholders that they approve the Parent Proposals and shall include such recommendation in the Proxy Statement.

(b)           Promptly following the execution of this Agreement, Parent shall adopt this Agreement, as the sole member of each Merger Sub Entity.

Section 9.03      Blocker Consent. Blocker Member, as the sole member and manager of the Blocker, hereby consents to, and approves and adopts this Agreement and the Blocker Mergers. In addition, the Blocker Member shall cause the Blocker to perform and comply with all of the Blocker’s obligations under this Agreement.

Section 9.04      Company Written Consent. Immediately following the execution and delivery of this Agreement, the Company shall cause the Key Company Members to deliver to it, and the Company shall deliver to Parent, a written consent (which shall be irrevocable and in such form and substance as shall be reasonably acceptable to Parent) approving and adopting this Agreement and approving the Company Mergers and the other Transactions (the “Company Written Consent”).

Section 9.05      Access to Information; Confidentiality.

(a)           From the date of this Agreement until the Second Company Merger Effective Time or the earlier termination of this Agreement in accordance with Article XI, the Company and Parent shall (and shall cause their respective subsidiaries and instruct their respective Representatives to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, but without limiting the Company’s obligations under Section 9.05, neither the Company nor Parent shall be required to provide access to or disclose information to the extent such party has been advised by legal counsel that the access or disclosure would jeopardize the protection of attorney-client, work product or similar privilege or protection or contravene applicable Law (it being agreed that the parties hereto shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b)           All information obtained by the parties hereto pursuant to this Section 9.05 shall be kept confidential in accordance with the Mutual Nondisclosure Agreement, dated as of April 6, 2021 (the “Confidentiality Agreement”), between Parent and the Company.

(c)           Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

Section 9.06      Exclusivity.

(a)           From and after the date hereof until the Second Company Merger Effective Time or, if earlier, the valid termination of this Agreement in accordance with Article XI, the Company Parties shall not, and shall direct each Company Subsidiary not to, and shall not authorize or knowingly permit any Representative of the Company or Company Subsidiaries to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), directly or indirectly, whether publicly or otherwise, any inquiries, offers or proposals with respect to, or the making of, any Company Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to or furnish non-public information regarding, the Company’s or any Company Subsidiary’s properties, assets, personnel, books or records or any Confidential Information or data to, any person relating to a Company Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Company Acquisition Proposal (or inquiries, proposals or offers or other communications that would reasonably be expected to lead to any Company Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Company Subsidiary, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement, arrangement or understanding, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, business combination agreement, transaction agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Company Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing actions. The Company Parties shall and shall instruct and cause each Company Subsidiary to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with a Company Acquisition Proposal.

(b)           From and after the date of this Agreement until the Second Company Merger Effective Time or, if earlier, the valid termination of this Agreement in accordance with Article XI, Parent shall not, and shall direct each Merger Sub Entity not to, and shall not authorize or knowingly permit any Representative of Parent or any Merger Sub Entity to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), directly or indirectly, whether publicly or otherwise, any inquiries, offers or proposals with respect to, or the making of, any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction (each such transaction involving Parent other than with the Company, the Company Members and their respective affiliates, a “Business Combination Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to or furnish non-public information regarding Parent’s or the Merger Sub Entities’ properties, assets, personnel, books or records or any Confidential Information or data to, any person relating to a Business Combination Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Business Combination Proposal (or inquiries, proposals or offers or other communications that would reasonably be expected to lead to any Business Combination Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of capital stock of Parent or equity interests of the Merger Sub Entities, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Business Combination Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement, arrangement or understanding, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, business combination agreement, transaction agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Business Combination Proposal, or (vii) resolve or agree to do any of the foregoing actions or otherwise authorize or permit any of its Representatives to take any such action. Parent shall and shall instruct and cause the Merger Sub Entities and the Representatives of Parent and the Merger Sub Entities to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with a Business Combination Proposal.

Section 9.07      Employee Benefits Matters.

(a)           During the period commencing as of the Second Company Merger Effective Time and ending on the first (1st) anniversary thereof, Parent shall, or shall cause the Surviving Company to, provide (i) each employee of the Company or one of the Company Subsidiaries who remains employed immediately after the Second Company Merger Effective Time (the “Continuing Employees”) with a base salary or wage rate and an annual target cash bonus opportunity at least equal to the base salary or wage rate and annual target cash bonus opportunity in effect as of immediately prior to the Second Company Merger Effective Time, and (ii) Continuing Employees other employee benefits that are substantially similar in the aggregate to those provided to employees of the Company and its subsidiaries immediately prior to the Second Company Merger Effective Time.

(b)           From and after the Second Company Merger Effective Time, Parent shall, or shall cause the Surviving Company to, honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities under any Plan or Service Agreement in accordance with the terms thereof.

(c)           Parent shall, or shall cause the Surviving Company and each of its subsidiaries, as applicable, to provide the Continuing Employees credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by the Surviving Company or any of its subsidiaries (including, without limitation, any employee benefit plan as defined in Section 3(3) of ERISA and any vacation or other paid time-off program or policy) for service accrued or deemed accrued prior to the Second Company Merger Effective Time with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall use commercially reasonable efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by the Surviving Company or any of its subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, Surviving Company will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing.

(d)           The provisions of this Section 9.07 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, Parent, the Surviving Company and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

Section 9.08      Directors’ and Officers’ Indemnification.

(a)           The certificate of formation and the limited liability company agreement of the Surviving Company shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement of the current or former directors, officers, employees or agents of the Company and its subsidiaries than are set forth in the Company Organizational Documents as in effect as of the date hereof, and the Surviving Company shall cause the organizational documents of the Company Subsidiaries to contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement of the current and former directors, officers, employees or agents of the Company Subsidiaries than are set forth in the organizational documents of the Company Subsidiaries as in effect as of the date hereof, which provisions shall, in each case, not be amended, repealed or otherwise modified for a period of six years from the Second Company Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Second Company Merger Effective Time, were directors, officers, employees, or agents of the Company or the Company Subsidiaries (the “D&O Indemnitees”) covered thereby, unless such modification shall be required by applicable Law.

(b)           Each of Parent and the Surviving Company shall purchase (which shall be paid for in full by the Surviving Company) and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail Policies”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by Parent or the Company, respectively, as of the Closing with respect to matters occurring prior to the Second Company Merger Effective Time. The D&O Tail Policies shall provide for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the applicable policy in effect immediately prior to the Second Company Merger Effective Time for the benefit of Parent’s and the Company’s directors and officers, and shall remain in effect for the six (6) year period following the Closing.

(c)           The provisions of this Section 9.08 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee, his or her heirs, and his or her Representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract, agreement, or otherwise.

(d)           In the event that the Surviving Company, the Company Subsidiaries, Parent, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, the Surviving Company shall use commercially reasonable efforts to ensure that the successors and assigns of the Surviving Company or such Company Subsidiary or Parent, as the case may be, shall assume, at and as of the closing of the applicable transaction referred to in this Section 9.08(d), all of the obligations set forth in this Section 9.08.

(e)           The obligations of the Surviving Company under this Section 9.08 shall not be terminated or modified in such a manner as to materially and adversely affect and D&O Indemnitee to whom this Section 9.08 applies without the consent of the affected D&O Indemnitee (it being expressly agreed that the D&O Indemnitee to whom this Section 9.08 applies shall be third party beneficiaries of this Section 9.08.

Section 9.09      Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article XI), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article X to fail. No notification given by the Company under this Section 9.10 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

Section 9.10      Further Action; Reasonable Best Efforts.

(a)            Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries necessary for the consummation of the Transactions and to fulfill the conditions to the Mergers; provided, however, that in no event shall the Company or the Company Subsidiaries be obligated to bear any material expense or pay any material fee with obtaining any consents, approvals or authorizations from any parties to contracts with the Company and the Company Subsidiary necessary for the consummation for the Transactions and to fulfill the conditions to the Mergers. In case, at any time after the Second Company Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such lawful action.

(b)           Each of the parties hereto shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the fullest extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties hereto will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties hereto will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

Section 9.11      Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article XI) unless otherwise prohibited by applicable Law or the requirements of the Nasdaq Capital Market, each of Parent and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Mergers or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed); provided, however, that each of Parent and the Company may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or the rules of any stock exchange, in which case the disclosing party shall, to the fullest extent permitted by applicable Law, first allow the other party to review such announcement or communication and the opportunity to comment thereon and the disclosing party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 9.12, and (c) to Governmental Authorities in connection with any consents, approvals and authorizations required to be made under this Agreement or in connection with the Transactions. Furthermore, nothing contained in this Section 9.12 shall prevent Parent or the Company or their respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors.

Section 9.12      PCAOB Audited Financials. The Company shall use commercially reasonable efforts to deliver true and complete copies of (a) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for such years and (b) the reviewed consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 2021, and the related unaudited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for the six (6) month period then ended, in each case, (i) prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and (ii) audited in accordance with the auditing standards of the PCAOB, together with separate audited financial statements of any Company Subsidiaries required to be included in the Registration Statement and the Proxy Statement (collectively, the “PCAOB Audited Financials”) not later than August 26, 2021.

Section 9.13      Tax Matters. Parent, Blocker Member, the Blocker and the Company intend that, for United States federal income Tax purposes, the Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations to which each of Parent and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). The Mergers shall be reported by the parties hereto for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The parties hereto shall cooperate with each other and their respective counsel to document and support the Tax treatment of the Mergers as a “reorganization” within the meaning of Section 368(a) of the Code, including providing factual support letters. Notwithstanding anything to the contrary herein, none of Parent, Blocker Member, the Blocker or the Company shall be required to furnish, or caused to be furnished by its respective tax counsel, any opinion regarding the qualification of the Blocker Mergers as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

Section 9.14      Stock Exchange Listing.

(a)           Parent will use its reasonable best efforts to cause the Aggregate Stock Consideration and shares of New Parent Common Stock issuable upon exercise of the Exchanged Options and settlement of the Exchanged Units issued in connection with the Transactions to be approved for listing on the Nasdaq Capital Market at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Units, Parent Class A Common Stock and Parent Warrants listed for trading on the Nasdaq Capital Market.

(b)           Prior to the Closing, Parent shall apply for “ADTH” as a new ticker symbol with the Nasdaq Capital Market or, if “ADTH” is not available, then another mutually agreed upon new ticker symbol reflecting the name “AdTheorent” contingent upon the Parent Proposals having been approved and adopted by the requisite affirmative vote of the Parent Stockholders in accordance with the Proxy Statement, the General Corporation Law of the State of Delaware (“DGCL”), the Parent Organizational Documents and the rules and regulations of the Nasdaq Capital Market.

Section 9.15      Antitrust.

(a)           To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly (and in connection with any required filings under the HSR Act, no later than ten (10) Business Days after the date of this Agreement) make any required filing or application under Antitrust Laws, as applicable. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b)           Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any Action initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any Action by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any Action by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority.

(c)           No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 9.16      Trust Account. As of the Second Company Merger Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period as contained in Parent’s Certificate of Incorporation will be terminated and Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the Mergers or otherwise, and no stockholder of Parent shall be entitled to receive any amount from the Trust Account. Parent shall provide notice to CST in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to CST pursuant to the Trust Agreement and cause CST, prior to the Second Company Merger Effective Time, and CST shall thereupon be obligated, to transfer the funds held in the Trust Account (other than such funds as are necessary to pay Parent Stockholders who have exercised their Redemption Rights) as directed by Parent and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 9.17      Stock Incentive Plan. Parent shall, prior to the effectiveness of the Proxy Statement, adopt a new equity incentive plan (the “Stock Incentive Plan”) in the form attached hereto as Exhibit G and include a proposal in the Proxy Statement to approve the Stock Incentive Plan, to be effective as of the Second Company Merger Effective Time, which shall be in such form as the Company and Parent shall mutually determine and which shall provide for an aggregate reserve of shares of New Parent Common Stock thereunder equal to the sum of (a) ten percent (10%) of the issued and outstanding shares of New Parent Common Stock, on a fully diluted basis, as of the Second Company Merger Effective Time, and (b) an annual increase on the first day of each calendar year during the term of the Stock Incentive Plan equal to the lesser of (i) a number equal to five percent (5%) of the aggregate number of shares of New Parent Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of New Parent Common Stock as is determined by the Parent Board.

Section 9.18      Employee Stock Purchase Plan. Parent shall, prior to the effectiveness of the Proxy Statement, adopt a new employee stock purchase plan (the “ESPP”) in the form attached hereto as Exhibit H and include a proposal in the Proxy Statement to approve the ESPP, to be effective as soon as administratively practicable after the Second Company Merger Effective Time, which shall be in such form as the Company and Parent shall mutually determine and which shall provide for an aggregate reserve of shares of New Parent Common Stock thereunder equal to the sum of (a) two percent (2%) of the issued and outstanding shares of New Parent Common Stock, on a fully diluted basis, as of the Second Company Merger Effective Time, and (b) an annual increase on the first day of each calendar year during the term of the Stock Incentive Plan equal to the lesser of (i) a number equal to one percent (1%) of the aggregate number of shares of New Parent Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of New Parent Common Stock as is determined by the Parent Board.

Section 9.19      Qualifying Private Placements.

(a)           Notwithstanding anything to the contrary in this Agreement, Parent shall be permitted to enter into subscription agreements with a financing source or sources relating to a Qualifying Private Placement transaction and such subscription agreements shall, upon execution, be deemed Subscription Agreements.

(b)           In addition to the Qualifying Private Placements pursuant to Section 9.20(a), subject to the prior written consent of the Company (which shall be in its sole discretion), Parent shall be permitted to enter into additional subscription agreements with a financing source or sources relating to a Private Placement transaction, which such subscription agreements shall, upon execution, be deemed Subscription Agreements.

Section 9.20      Additional Indebtedness. If there is an Available Cash Shortfall Amount which shall cause the Aggregate Cash Consideration to be reduced below $140,000,000, and Parent shall exercise its option, in its sole discretion, to make up such shortfall by requiring the Company or any Company Subsidiary to incur additional Indebtedness in order to apply such funds to such shortfall, the Company shall, or shall cause the applicable Company Subsidiary to, incur such additional Indebtedness upon commercially reasonable terms mutually agreed upon by the Company and Parent, each acting in good faith (and in no event shall the amount of such additional Indebtedness be more than such shortfall).

Article X.

CONDITIONS TO THE MERGER

Section 10.01      Conditions to the Obligations of Each Party. The obligations of each party hereto to consummate the Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)           Parent Stockholders’ Approval. The Parent Proposals shall have been approved and adopted by the requisite affirmative vote of Parent Stockholders in accordance with the Proxy Statement, the DGCL, the Parent Organizational Documents and the rules and regulations of the Nasdaq Capital Market.

(b)           No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Mergers, illegal or otherwise prohibiting consummation of the Transactions, including the Mergers.

(c)           Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(d)           Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(e)           Stock Exchange Listing. The shares of New Parent Common Stock constituting the Aggregate Stock Consideration and shares of New Parent Common Stock issuable upon exercise of the Exchanged Options or the settlement of the Exchanged Units shall have been approved for listing on the Nasdaq Capital Market subject to notice of official issuance.

Section 10.02      Conditions to the Obligations of Parent and the Merger Sub Entities. The obligations of Parent and the Merger Sub Entities to consummate the Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a)           Representations and Warranties of the Company. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.03 (Capitalization), Section 4.04 (Authority Relative to this Agreement), and Section 4.23 (Brokers) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of the Company contained in Section 4.08 (Absence of Certain Changes or Events) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b)           Representations and Warranties of the Blocker. The (i) representations and warranties of the Blocker contained in Section 5.01 (Organization), Section 5.02 (Authority Relative to This Agreement), Section 5.03 (Capitalization) and Section 5.09 (Brokers) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Blocker contained in in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a material adverse effect on the Blocker.

(c)           Representations and Warranties of the Blocker Member. The (i) representations and warranties of the Blocker Member contained in Section 6.01 (Organization), Section 6.02 (Authority Relative to This Agreement), and Section 6.04 (Brokers) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Blocker Member contained in in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a material adverse effect on the Blocker Member.

(d)           Agreements and Covenants. The Company, the Blocker and Blocker Member, respectively, shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Second Company Merger Effective Time.

(e)           Officer Certificate.

(i)            The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 10.02(a) and Section 10.02(d).

(ii)           The Blocker and Blocker Member shall have delivered to Parent a certificate, dated the date of the Closing, signed by an officer of the Blocker and the Blocker Member, certifying as to the satisfaction of the conditions specified in Section 10.02(b) and Section 10.02(c), in each case, with respect to the Blocker and the Blocker Member.

(f)            Resignation. All members of the Company Board shall have executed written resignations effective as of the Second Company Merger Effective Time.

(g)           Registration Rights Agreement. All parties to the Registration Rights Agreement (other than Parent, the Sponsor and the other Parent Stockholders prior to the Second Company Merger Effective Time contemplated to be party thereto) shall have delivered, or cause to be delivered, to Parent a copy of the Registration Rights Agreement duly executed by all such parties.

(h)           Lock-Up Agreement. All parties to the Lock-Up Agreement (other than Parent) shall have delivered, or cause to be delivered, to Parent a copy of the Lock-Up Agreement duly executed by all such parties.

(i)            Stockholders Agreement. All parties to the Stockholders Agreement (other than Parent and Sponsor) shall have delivered, or cause to be delivered, to Parent a copy of the Stockholders Agreement duly executed by all such parties.

(j)            FIRPTA Tax Certificate and Form W-9.

(i)            The Company shall have delivered to Parent a properly executed certification that the Company Interests are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by Parent with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(ii)           The Blocker Member shall have delivered to Parent an IRS Form W-9.

(k)           Company Equity Plan. The Company shall have adopted such Company Board or committee resolutions as may be required to provide that no new awards shall be granted under the Company Equity Plan on or after the Closing Date.

(l)             Payment Spreadsheet. The Company shall have delivered to Parent the Payment Spreadsheet in accordance with Section 3.01.

(m)           Payoff Letters. The Company shall have delivered to Parent a copy of the (i) Monroe Payoff Letter and (ii) SVB Payoff Letter, in each case, contemplated by Section 3.09(g).

(n)            Company Written Consent. The Company Written Consent shall have been delivered to Parent.

Section 10.03      Conditions to the Obligations of the Company, the Blocker and the Blocker Member. The obligations of the Company, the Blocker and the Blocker Member to consummate the Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a)            Representations and Warranties. The representations and warranties of Parent, and the Merger Sub Entities contained in Section 7.01 (Corporate Organization), Section 7.04 (Authority Relative to this Agreement), and Section 7.12 (Brokers) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of Parent and the Merger Sub Entities contained in Section 7.03 (Capitalization) shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of Parent and the Merger Sub Entities contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Parent Material Adverse Effect.

(b)            Agreements and Covenants. Parent and the Merger Sub Entities shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Second Company Merger Effective Time.

(c)            Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of Parent, certifying as to the satisfaction of the conditions specified in Section 10.03(a), Section 10.03(b) and Section 10.03(d).

(d)            Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred and no event or circumstance that may result in or cause a Parent Material Adverse Effect shall have occurred.

(e)            Registration Rights Agreement. Parent, the Sponsor and the other Parent Stockholders prior to the Second Company Merger Effective Time contemplated to be party thereto shall have delivered a copy of the Registration Rights Agreement duly executed by Parent, the Sponsor and such other Parent Stockholders.

(f)             Lock-Up Agreement. Parent shall have delivered a copy of the Lock-Up Agreement duly executed by Parent.

(g)            Stockholders Agreement. Parent and Sponsor shall have delivered, or cause to be delivered, to the Company a copy of the Stockholders Agreement duly executed by Parent and Sponsor.

(h)            Escrow Agreement. Parent, Sponsor and the escrow agent contemplated by the Sponsor Support Agreement shall have entered into the escrow agreement contemplated by the Sponsor Support Agreement and Sponsor shall have delivered the Escrow Securities (as defined in the Sponsor Support Agreement) to the escrow agent.

(i)             Resignations. The officers of Parent and the members of the Parent Board set forth on Schedule F shall have executed written resignations effective as of the Second Company Merger Effective Time.

(j)             Aggregate Cash Consideration. The amount available for the Aggregate Cash Consideration shall be equal to at least one hundred forty million dollars ($140,000,000).

(k)            Available Cash. The Available Cash shall be equal to at least two hundred fifty eight million one hundred twenty five thousand dollars ($258,125,000).

Article XI.

TERMINATION, AMENDMENT AND WAIVER

Section 11.01      Termination. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the Second Company Merger Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Blocker Member, Company Members or Parent Stockholders, as follows:

(a)            by mutual written consent of Parent and the Company;

(b)            by either Parent or the Company if the Second Company Merger Effective Time shall not have occurred prior to the six (6) month anniversary of the date of this Agreement (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 11.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article X on or prior to the Outside Date;

(c)            by either Parent or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Mergers, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Mergers;

(d)            by either Parent or the Company if any of the Parent Proposals shall fail to receive the requisite Parent stockholder approval at the Parent Stockholders’ Meeting or any adjournment or postponement thereof;

(e)            by Parent if the Company shall have failed to deliver to Parent the Company Written Consent immediately following execution and delivery of this Agreement;

(f)            by Parent if the PCAOB Audited Financials shall not have been delivered to Parent by the Company on or before September 26, 2021; or

(g)           by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company, the Blocker or the Blocker Member set forth in this Agreement, or if any representation or warranty of the Company, the Blocker or the Blocker Member shall have become untrue, in either case such that the conditions set forth in Section 10.02(a), Section 10.02(b), Section 10.02(c) or Section 10.02(d) would not be satisfied (“Terminating Company Breach”); provided that Parent has not waived such Terminating Company Breach; provided further that, if such Terminating Company Breach is curable by the Company, Parent may not terminate this Agreement under this Section 11.01(g) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Parent to the Company; or

(h)            by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and the Merger Sub Entities set forth in this Agreement, or if any representation or warranty of Parent and the Merger Sub Entities shall have become untrue, in either case such that the conditions set forth in Section 10.03(a) or Section 10.03(b) would not be satisfied (“Terminating Parent Breach”); provided that the Company has not waived such Terminating Parent Breach; provided, however, that, if such Terminating Parent Breach is curable by Parent and the Merger Sub Entities, the Company may not terminate this Agreement under this Section 11.01(h) for so long as Parent and the Merger Sub Entities continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Parent.

Section 11.02      Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall, to the fullest extent permitted by applicable Law, forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Section 11.02, Section 11.03, Article XII and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

Section 11.03      Expenses. Except as set forth in this Section 11.03 or elsewhere in this Agreement, including Section 3.09(f), all Transaction Expenses shall be paid by the party incurring such expenses, whether or not the Mergers or any other Transactions is consummated, except that Parent and the Company shall each pay one half of all expenses when due and payable relating to all SEC and other regulatory filing fees incurred in connection with the Transactions, including the filing fee(s) for the Notification and Report Forms filed under the HSR Act.

Section 11.04      Amendment. This Agreement may be amended in writing by the parties hereto (by their respective boards of directors) at any time prior to the Second Company Merger Effective Time, so long as no amendment that requires stockholder or member approval under applicable Law shall be made without the requisite approval of those stockholders or members, as applicable. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 11.05      Waiver. At any time prior to the Second Company Merger Effective Time, (a) Parent may (i) extend the time for the performance of any obligation or other act of the Company, the Blocker or the Blocker Member, (ii) waive any inaccuracy in the representations and warranties of the Company, the Blocker or the Blocker Member contained herein or in any document delivered by the Company, the Blocker or the Blocker Member pursuant hereto and (iii) waive compliance with any agreement of the Company, the Blocker or the Blocker Member or any condition to its own obligations contained herein, and (b) the Company may (i) extend the time for the performance of any obligation or other act of Parent or the Merger Sub Entities, (ii) waive any inaccuracy in the representations and warranties of Parent or the Merger Sub Entities contained herein or in any document delivered by Parent or the Merger Sub Entities pursuant hereto and (iii) waive compliance with any agreement of Parent or the Merger Sub Entities or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article XII.

GENERAL PROVISIONS

Section 12.01      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.01):

if to Parent or the Merger Sub Entities prior to the Closing:

MCAP Acquisition Corporation
311 South Wacker Drive, Suite 6400
Chicago, Illinois 60606
Attention: Peter Gruszka
Email: pgruszka@monroecap.com

with a copy to:

Greenberg Traurig, P.A.
333 SE 2nd Avenue
Suite 4400
Miami, FL 33131
Attention: Alan I. Annex, Esq.
Email: annexa@gtlaw.com

if to the Company prior to the Closing:

AdTheorent Holding Company, LLC
c/o H.I.G. Capital, L.L.C.
500 Boylston Street, 20th Floor
Boston, MA 02116
Attention: Eric Tencer
Email: etencer@higgrowth.com

with a copy to:

Paul Hastings LLP
71 South Wacker Drive, 45th Floor
Chicago, IL 60606
Attention: Amit Mehta
Email: amitmehta@paulhastings.com

and

Paul Hastings LLP
101 California, 48th Floor
San Francisco, CA 94111
Attention: Steve Camahort
Email: stevecamahort@paulhastings.com

if to the Blocker or Blocker Member:

H.I.G. Growth – AdTheorent Intermediate, LLC,
H.I.G. Growth – AdTheorent, LLC
c/o H.I.G. Capital, L.L.C.
500 Boylston Street, 20th Floor
Boston, MA 02116
Attention: Eric Tencer
Email: etencer@higgrowth.com

with a copy to:

Paul Hastings LLP
71 South Wacker Drive, 45th Floor
Chicago, IL 60606
Attention: Amit Mehta
Email: amitmehta@paulhastings.com

and

Paul Hastings LLP
101 California, 48th Floor
San Francisco, CA 94111
Attention: Steve Camahort
Email: stevecamahort@paulhastings.com

if to the Surviving Company after Closing:

AdTheorent Holding Company, LLC
330 Hudson Street, 13th Floor
New York, NY 10013
Attention: James Lawson
Email:      jim@adtheorent.com

with a copy to:

H.I.G. Capital, L.L.C.
500 Boylston Street, 20th Floor
Boston, MA 02116
Attention: Eric Tencer
Email: etencer@higgrowth.com

and

Paul Hastings LLP
71 South Wacker Drive, 45th Floor
Chicago, IL 60606
Attention: Amit Mehta
Email: amitmehta@paulhastings.com

and

Paul Hastings LLP
101 California, 48th Floor
San Francisco, CA 94111
Attention: Steve Camahort
Email: stevecamahort@paulhastings.com

Section 12.02        Nonsurvival of Representations, Warranties and Covenants. Except as set forth in Section 9.09, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing (including Section 9.09) and then only with respect to any breaches occurring after the Closing, (b) Section 9.09, (c) this Article XII and (d) any corresponding definitions set forth in Article I.

Section 12.03      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 12.04      Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede, except as set forth in Section 9.05(b), all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 12.05      Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 9.08 (which is intended to be for the benefit of the natural persons covered thereby and may be enforced by such natural persons).

Section 12.06      Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Any Action arising out of or relating to this Agreement or the Transactions shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided that if jurisdiction is not available in such court, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. To the fullest extent permitted by applicable Law, the parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement or the Transactions brought by any party hereto, and (b) agree not to commence any such Action except in the courts described above in Delaware, other than any Action in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. To the fullest extent permitted by applicable Law, each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. To the fullest extent permitted by applicable Law, each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement or the Transactions, or the subject matter hereof, may not be enforced in or by such courts.

Section 12.07      Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of or relating to this Agreement or the Transactions. Each of the parties hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 12.07.

Section 12.08        Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any  way the meaning or interpretation of this Agreement.

Section 12.09      Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 12.10         Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall, to the fullest extent permitted by Law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including such parties’ obligation to consummate the Transactions) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. To the fullest extent permitted by applicable Law, each of the parties hereto hereby further waives (a) any defense in any Action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signature Page Follows.]

IN WITNESS WHEREOF, Parent, the Merger Sub Entities, the Blocker, Blocker Member and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MCAP ACQUISITION CORPORATION

By	/s/ Theodore Koenig
Name:	Theodore Koenig
Title:	Chief Executive Officer

GRNT MERGER SUB 1 LLC

By	/s/ Theodore Koenig
Name:	Theodore Koenig
Title:	President

GRNT MERGER SUB 2 LLC

By	/s/ Theodore Koenig
Name:	Theodore Koenig
Title:	President

GRNT MERGER SUB 3 LLC

By	/s/ Theodore Koenig
Name:	Theodore Koenig
Title:	President

GRNT MERGER SUB 4 LLC

By	/s/ Theodore Koenig
Name:	Theodore Koenig
Title:	President

[Signature Page to Business Combination Agreement]

H.I.G. GROWTH – ADTHEORENT INTERMEDIATE, LLC

By	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

H.I.G. GROWTH – ADTHEORENT, LLC

By	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

ADTHEORENT HOLDING COMPANY, LLC

By	/s/ Eric Tencer
Name:	Eric Tencer
Title:	Vice President and Secretary

[Signature Page to Business Combination Agreement]

EXHIBIT A

Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of ___, 2021, is made and entered into by and among [Pubco] (formerly known as MCAP Acquisition Corporation), a Delaware corporation (the “Company”), MCAP Acquisition, LLC, a Delaware limited liability company (“Sponsor”), and the undersigned parties listed as an Existing Holder on the signature pages hereto (each such party, together with Sponsor and any other person deemed an “Existing Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.02 hereof, an “Existing Holder” and collectively, the “Existing Holders”), H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company (“H.I.G.”), and the undersigned parties listed as a New Holder on the signature pages hereto (each such party, together with any other person deemed a “New Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.02 hereof, a “New Holder” and collectively, the “New Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company, Sponsor, and certain Existing Holders entered into that certain Registration Rights Agreement, dated as of February 25, 2021 (the “Existing Registration Rights Agreement”), pursuant to which the Company granted to the Existing Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, H.I.G. and the Company entered into that certain Business Combination Agreement, dated as of July 27, 2021 (as may be amended from time to time, the “Business Combination Agreement”), by and among H.I.G. Growth – AdTheorent Intermediate, LLC, a Delaware limited liability company (“H.I.G. Intermediate”), GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub I”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub II”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub III”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub IV”), and AdTheorent Holding Company, LLC, a Delaware limited liability company (“AdTheorent”), pursuant to which, among other transactions, (i) Merger Sub I is merging with and into H.I.G. Intermediate, with H.I.G. Intermediate surviving the merger (the “Merger Sub I Merger”), (ii) as part of an integrated transaction with the Merger Sub I Merger, H.I.G. Intermediate is merging with and into Merger Sub II, with Merger Sub II surviving such merger, (iii) Merger Sub III is merging with and into AdTheorent, with AdTheorent surviving the merger (the “AdTheorent Merger”), and (iv) as part of an integrated transaction with the AdTheorent Merger, AdTheorent is merging with and into Merger Sub IV, with Merger Sub IV surviving the merger;

WHEREAS, upon the closing of the transactions contemplated by the Business Combination Agreement and subject to the terms and conditions set forth therein, the Existing Holders and the New Holders will hold shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), in each case, in such amounts and subject to such terms and conditions as set forth in the Business Combination Agreement;

WHEREAS, the Company has entered into Subscription Agreements, each dated July 27, 2021 (collectively, the “PIPE Investors Subscription Agreements”), with certain investors (collectively, the “PIPE Investors”) for the subscription of shares of Common Stock;

WHEREAS, pursuant to Section 5.8 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth in the Existing Registration Rights Agreement may be amended or modified upon the written consent of the Company and the holders of a majority-in-interest of the “Registrable Securities” (as such term was defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company and the Existing Holders desire to amend and restate the Existing Registration Rights Agreement in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Existing Holders and the New Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“AdTheorent Holder Lock-up Period” shall mean, with respect to the AdTheorent Holder Shares that are held by New Holders or their Permitted Transferees, the period ending six months after the date hereof.

“AdTheorent Holder Shares” shall mean, with respect to the New Holders or their respective Permitted Transferees, (A) the shares of Common Stock received pursuant to the Business Combination Agreement; (B) any outstanding share of Common Stock or any other equity security of the Company (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) received in connection with the transactions contemplated by the Business Combination Agreement (other than any shares of Common Stock or any other equity security issued or issuable in respect of the PIPE Investors Subscription Agreement); and (C) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

“Affiliate” shall mean with respect to a specified person, each other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible, exercisable or exchangeable for share of Common Stock) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” shall have the meaning given in the Preamble.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Demanding Holder” shall have the meaning given in Section 2.01(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holder” or “Existing Holders” shall have the meaning given in the Preamble.

“Filing Date” shall have the meaning given in Section 2.01(a).

“Form S-1 Shelf” shall have the meaning given in Section 2.01(a).

“Form S-3 Shelf” shall have the meaning given in Section 2.01(a).

“Founder Shares” shall mean the shares of Class B common stock, par value $0.0001 per share, of the Company and shall be deemed to include the shares of Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares held by certain of the Existing Holders or their respective Permitted Transferees, the period ending on the earlier of (A) one (1) year after the date hereof or (B) (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the date hereof that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“H.I.G. Investor” shall mean H.I.G. and certain Affiliates of H.I.G. that are New Holders hereunder.

“Holder” or “Holders” shall mean the Existing Holders and the New Holders and any person who hereafter becomes a party of this Agreement pursuant to Section 5.02.

“Lock-up Period” shall mean the Founder Shares Lock-up Period, the Private Placement Lock-up Period and the AdTheorent Holder Lock-up Period, as applicable.

“Maximum Number of Securities” shall have the meaning given in Section 2.01(d).

“Minimum Takedown Threshold” shall have the meaning given in Section 2.01(c).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made, in the case of the Prospectus) not misleading.

“New Holder” or “New Holders” shall have the meaning given in the Preamble.

“Permitted Transferees” shall mean any person or entity (i) to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Lock-up Period under any applicable agreement between such Holder and the Company, and to any transferee thereafter and (ii) who agrees to become bound by the transfer restrictions set forth in this Agreement.

“Piggyback Registration” shall have the meaning given in Section 2.02(a).

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending thirty (30) days after the date hereof.

“Private Placement Warrants” shall mean the private placement warrants issued pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of February 25, 2021, by and between the Company and Sponsor.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Common Stock issued upon the conversion of any Founder Shares, (b) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (c) any issued and outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by an Existing Holder as of the date of this Agreement, (d) any issued and outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any such other equity security) of the Company held by a New Holder (including shares transferred to a Permitted Transferee) (i) as of the date of this Agreement or (ii) that are otherwise issued in connection with the transactions contemplated by the Business Combination Agreement, and (e) any other equity security of the Company issued or issuable with respect to any such share of Common Stock described in the foregoing clauses (a) through (d) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or other similar event; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates or book-entry positions for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)	all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(b)	fees and expenses of compliance with securities or blue sky laws (including reasonable and customary fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone and delivery expenses;

(d)	reasonable fees and disbursements of counsel for the Company;

(e)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f)	reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.01(d).

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.01(b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.01(c).

Article II
REGISTRATIONS

Section 2.01 Shelf Registration.

(a) Filing. As soon as practicable but no later than the earlier of (i) forty-five (45) calendar days following the closing of the transactions contemplated by the Business Combination Agreement and (ii) ninety (90) calendar days following the Company’s most recent fiscal year end (in either case, the “Filing Date”), the Company shall file a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the ninetieth (90th) calendar day following the Filing Date if the Commission notifies the Company that it will “review” the Shelf and (y) the tenth (10th) business day after the date the Company is notified in writing by the Commission that such Shelf will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.04, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(c) Requests for Underwritten Shelf Takedowns. Subject to Section 3.04, at any time and from time to time when an effective Shelf is on file with the Commission, Sponsor and any H.I.G. Investor, (being in such case a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $50 million, or (y) all remaining Registrable Securities held by the Demanding Holder ((x) or (y), as applicable, the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). Sponsor and any H.I.G. Investor may each demand not more than one (1) Underwritten Shelf Takedown pursuant to this Section 2.01(c) in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

(d) Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, (i) first, the Registrable Securities of the Demanding Holders (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders have requested be included in such Underwritten Shelf Takedown), and (ii) second, the Registrable Securities of the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

(e) Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that Sponsor and any H.I.G. Investor may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by Sponsor or any H.I.G. Investor or any of their respective Affiliates, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.01(c), unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if Sponsor or any H.I.G. Investor elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by one of Sponsor or any H.I.G. Investor, as applicable, for purposes of Section 2.01(c). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.01(e), other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.01(e).

Section 2.02 Piggyback Registration.

(a) Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.01 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.02(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.02(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.02 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(i) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.02(a), pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(ii) If the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.02(a), pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to the piggyback registration rights, if any, of the PIPE Investors set forth in the PIPE Investors Subscription Agreements, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of persons or entities other than the Holders of Registrable Securities hereunder or the PIPE Investors, which can be sold without exceeding the Maximum Number of Securities; and

(iii) If the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.01(c) hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.01(d).

(c) Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.01(e)) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.01(e)), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.02(c).

(d) Unlimited Piggyback Registration Rights. For purposes of clarity, any Piggyback Registration effected pursuant to Section 2.02 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.01(e) hereof.

Section 2.03 Market Stand-off. In connection with any Underwritten Offering of Common Stock of the Company, if requested by the Underwriters managing the offering, each Holder (i) that is an executive officer or director of the Company or (ii) that is a beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company and either (A) whose Registrable Securities are included in such offering or (B) whose nominees are then serving on the board of directors of the Company, and any other Holder reasonably requested by the managing Underwriter, agrees not to, and to execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Holders, including customary waiver of “MFN” provisions) in favor of the managing Underwriters to not, sell or dispose of any shares of Common Stock of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the managing Underwriters, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters with respect to the officers and directors of the Company) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent.

Article III
COMPANY PROCEDURES

Section 3.01 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities;

(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority-in-interest of the Holders of Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter(s) and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference thereto);

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.04 hereof;

(j) permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and the applicable broker, placement agent or sales agent, if any;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the broker, placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such Underwritten Offering;

(n) cooperate with each Holder covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(o) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(p) with respect to an Underwritten Offering pursuant to Section 2.01(c), use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering;

(q) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders and the broker, placement agent or sales agent, if any, in connection with such Registration and comply with all applicable rules and regulations of the Securities and Exchange Commission;

(r) upon request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Common Stock restricting further transfer (or any similar restriction in book entry positions of such Holder) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold on a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof shares of Common Stock without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such shares of Common Stock, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use reasonable best efforts to cooperate with such Holder to have such Holder’s shares of Common Stock transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary documentation, including any documentation required by such restrictive legend or book-entry notation.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter if such Underwriter has not then been named with respect to the applicable Underwritten Offering.

Section 3.02 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that each Holder shall bear, with respect to such Holder’s Registrable Securities being sold, all Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders.

Section 3.03 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide to the Company in writing information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information.

Section 3.04 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any twelve (12) month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.04.

Section 3.05 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions.

Article IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.01 Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company. For the avoidance of doubt, the obligation to indemnify under this Section 4.01(b) shall be several, not joint and several, among the Holders of Registrable Securities, and the total indemnification liability of a Holder under this Section 4.01(b) shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided under Section 4.01 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by the such indemnifying party or indemnified party; provided, however, that the liability of any Holder under this Section 4.01(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.01(a), 4.01(b) and 4.01(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.01(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.01(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.01(e) from any person who was not guilty of such fraudulent misrepresentation.

Article V
MISCELLANEOUS

Section 5.01 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (except in the case of electronic mail, with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: [Pubco], [___], Attn: [__] with a copy to Paul Hastings LLP, 71 South Wacker Drive, Suite 4500, Chicago, IL 60606, Attn: Amit Mehta and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.01.

Section 5.02 Assignment; No Third Party Beneficiaries.

(a) Subject to Section 5.02(c), this Agreement and the rights, duties and obligations of the Company and the Holders of Registrable Securities, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders of Registrable Securities, as the case may be, in whole or in part.

(b) Prior to the expiration of the applicable Lock-up Period, no Holder subject to any such Lock-up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable Lock-up Period, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

(c) This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the applicable Holders, which shall include (i) Permitted Transferees and (ii) any transferee of all of the Registrable Securities of a Holder.

(d) This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.02 hereof.

(e) No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.01 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.02 shall be null and void.

Section 5.03 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

Section 5.04 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 5.05 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that adversely affects one Holder or group of affiliated Holders, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected, (b) any amendment hereto or waiver hereof that adversely affects the rights of any Existing Holder shall require the consent of such entity, and (c) any amendment hereto or waiver hereof that adversely affects either the Existing Holders as a group or the New Holders as a group, as the case may be, in a manner that is materially adversely different from the other Holders shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Existing Holders or a majority-in-interest of the Registrable Securities held by such New Holders, as applicable, at the time in question so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 5.06 Other Registration Rights. Other than as provided in the Warrant Agreement, dated as of February 7, 2019, between the Company and American Stock Transfer & Trust Company, and the PIPE Investors Subscription Agreements, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section 5.07 Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement, (b) the date as of which all of the Registrable Securities have been sold or disposed of and (c) with respect to any particular Holder, the date as of which (i) all of the Registrable Securities held by such Holder have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (ii) such Holder is permitted to sell the Registrable Securities held by him, her, or it under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale or another exemption from registration under the Securities Act. The provisions of Section 3.05 and Article IV shall survive any termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY
[PUBCO]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXISTING HOLDER
MCAP ACQUISITON, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXISTING HOLDER
THOMAS J. ALLISON

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXISTING HOLDER
JOHN C. CHRYSTAL

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXISTING HOLDER
ROGER SCHOENFELD

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

NEW HOLDER
H.I.G. GROWTH – ADTHEORENT, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

NEW HOLDER

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT B

Lock-Up Agreement

____, 2021

MCAP Acquisition Corporation,
311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Ladies and Gentlemen:

This Lock-Up agreement (this “Agreement”) is entered into in connection with, and conditioned upon the consummation of the transactions contemplated by, that certain Business Combination Agreement, dated as of July 27, 2021 (as may be amended from time to time, the “Business Combination Agreement”), by and among H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company, H.I.G. Growth – AdTheorent Intermediate, LLC, a Delaware limited liability company, [Pubco] (formerly known as MCAP Acquisition Corporation), a Delaware corporation (the “Company”), GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub I”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub II”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub III”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub IV” and together with Merger Sub I, Merger Sub II and Merger Sub III, the “Merger Subs”), and AdTheorent Holding Company, LLC, a Delaware limited liability company (“AdTheorent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement.

1.            As a condition to the obligations of the Company, the Merger Subs and AdTheorent to consummate the Mergers, the undersigned hereby agree that, with respect to the New Parent Common Stock, from the date hereof until date that is six (6) months from the Closing Date (the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Exchange Act”), with respect to any shares of New Parent Common Stock, held by the undersigned (such New Parent Common Stock, collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). Notwithstanding the foregoing, the Lock-Up Securities held by the undersigned shall be subject to early release from the restrictions hereunder (and the Lock-Up Period with respect to the Lock-Up Securities shall be deemed to have expired with respect to such Lock-Up Securities) on the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

2.            The undersigned hereby (a) authorizes the Company during the applicable Lock-Up Period to cause its transfer agent for the applicable Lock-Up Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Securities for which the undersigned is the record holder and, (b) in the case of Lock-Up Securities for which the undersigned is the beneficial but not the record holder, agrees during the applicable Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock- Up Securities, in each case of clauses (a) and (b), if such transfer would constitute a violation or breach of this Agreement. The Company agrees to instruct its transfer agent to remove any stop transfer restrictions on the stock register and other records related to the applicable Lock-Up Securities promptly upon the expiration of the applicable Lock-Up Period. If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio.

3.            During the applicable Lock-Up Period, each certificate evidencing any Lock-Up Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF ____, 2021, BY AND AMONG [PUBCO] (FORMERLY KNOWN AS MCAP ACQUISITION CORPORATION), A DELAWARE CORPORATION (“THE COMPANY”) AND THE COMPANY’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4.            Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Securities during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence) (i) if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other Affiliates, (ii) to the immediate family members (including spouses, significant others, lineal descendants and ascendants (including adopted and step children and parents of such person)), brothers and sisters (including half-sibling and step-siblings) of the undersigned or the undersigned’s spouse or siblings (collectively, “Family Members”), (iii) to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective Family Members, (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (v) to a charitable foundation controlled by the undersigned, its equityholders or any of their respective Family Members; (vi) as a bona fide gift; (vii) by will or intestate succession upon the death of the undersigned; (viii) to the Company’s officers, directors or their respective affiliates; (ix) as security or collateral in connection any borrowing or the incurrence of indebtedness by the undersigned; (x) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control (as defined below) of the Company, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-Up Shares shall remain subject to this Agreement; “Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company; and (xi) pursuant to the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan prohibits the transfer of Lock-Up Shares during the Lock-Up Period; provided, however, that in each such case, any such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to the Company, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement. For the avoidance of doubt, the undersigned shall retain all of its rights as a shareholder of the Company with respect to the Lock-Up Securities during the Lock-Up Period, including without limitation the right to vote any Lock-Up Securities that are entitled to vote and the right to receive any dividends or distributions in respect of such Lock-Up Securities.

5.            The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary to give effect to the terms and conditions of this Agreement.

6.            This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof; provided, however, that the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any documents related thereto, including the Registration Rights Agreement. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

7.            Subject to Section 3 hereof, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding upon and inure to the benefit of the undersigned and its successors and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or .pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals.

8.            Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing Date, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

9.            This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

10.            Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this section. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.            Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be completed in accordance with Section 5.01 of the Registration Rights Agreement.

[Signature on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[PUBCO]:

[Pubco],
a Delaware corporation

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Holder:

Name of Holder: ________________________________________

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

EXHIBIT C

Stockholders Agreement

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of [___], 2021, is entered into by and among [PUBCO] (formerly known as MCAP Acquisition Corporation), a Delaware corporation (the “Company”), H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company (“H.I.G.”), MCAP Acquisition, LLC, a Delaware limited liability company (“Sponsor”), and each of the stockholders of the Company whose name appears on the signature pages hereto (each a “Stockholder,” and collectively with Sponsor, the “Stockholders”).

RECITALS

WHEREAS, the Company entered into that certain Business Combination Agreement, dated as of July 27, 2021 (as may be amended from time to time, the “Business Combination Agreement”), by and among H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company, H.I.G. Growth – AdTheorent Intermediate, LLC, a Delaware limited liability company (“H.I.G. Intermediate”), GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4”), and AdTheorent Holding Company, LLC, a Delaware limited liability company (“AdTheorent”), pursuant to which, among other transactions, (i) Merger Sub 1 is merging with and into H.I.G. Intermediate, with H.I.G. Intermediate surviving the merger (the “First Blocker Merger”), (ii) immediately thereafter and as part of an integrated transaction with the First Blocker Merger, H.I.G. Intermediate is merging with and into Merger Sub 2, with Merger Sub 2 surviving such merger (the “Second Blocker Merger”), (iii) immediately thereafter, Merger Sub 3 is merging with and into AdTheorent, with AdTheorent surviving such merger (the “First Company Merger”), and (iv) immediately thereafter and as part of an integrated transaction with the First Company Merger, AdTheorent is merging with and into Merger Sub 4, with Merger Sub 4 surviving such merger (together with the First Blocker Merger, the Second Blocker Merger, and the First Company Merger, the “Mergers”);

WHEREAS, in connection with entering into the Business Combination Agreement, the Company entered into letter agreements with each of the Stockholders pursuant to which each Stockholder agreed to restrictions on its right to transfer shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) held by it following consummation of the Mergers (collectively, the “Lock-Up Agreements”);

WHEREAS, in connection with entering into the Business Combination Agreement, the Company, Sponsor and Continental Stock Transfer & Trust Company, as the escrow agent, entered into the Escrow Agreement (the “Escrow Agreement”), pursuant to which, among other things, Sponsor agreed to deposit in escrow certain of its (i) shares of Common Stock and (ii) warrants to purchase shares of Common Stock;

WHEREAS, in connection with the Mergers, the Stockholders have agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Mergers (the “Closing”), each of the Stockholders will Beneficially Own (as defined below) the respective number of shares of Common Stock set forth on Annex A hereto;

WHEREAS, the Stockholders in the aggregate Beneficially Own (as defined below) shares of Common Stock representing more than fifty percent (50%) of the outstanding voting power of the Company; and

WHEREAS, the number of shares of Common Stock Beneficially Owned by each Stockholder may change from time to time, in accordance with the terms of (x) the Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time (the “Charter”), (y) the Bylaws of the Company, as it may be amended and/or restated from time to time (the “Bylaws”), and (z) the Lock-Up Agreements, which changes shall be reported by each Stockholder in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree to the following:

1.            Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Beneficial Ownership” by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock (whether such acquisition may be made within sixty (60) days or a longer period), but excluding shares of stock underlying unexercised options or warrants. The term “Beneficially Owned” shall have a correlative meaning.

“Expiration Date” shall have the meaning ascribed to such term in the Escrow Agreement.

“Independent Director” shall mean, regardless of whether an H.I.G. Designee or a Sponsor Designee, a person nominated for or appointed to the Board of Directors who, as of the time of determination is independent for purposes of the NYSE Rules and the rules of the Securities and Exchange Commission.

“Lock-Up Period” shall have the meaning ascribed to such term in the Lock-Up Agreements.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Business Combination Agreement, the Lock-Up Agreements, the Charter or the Bylaws of the Company) reasonably necessary and desirable within his, her or its control to cause such result, including, without limitation (i) calling special meetings of the Board and the stockholders of the Company, (ii) causing the adoption of stockholders’ resolutions and amendments to the Charter or Bylaws of the Company, including executing written consents in lieu of meetings, (iii) executing agreements and instruments, (iv) causing members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

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“NYSE Rules” shall mean the New York Stock Exchange rules or other rules of a national securities exchange upon which the Shares are listed or to which they are then subject.

“Permitted Transferees” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity.

“Shares” shall mean the common stock of the Company.

“Vesting Targets” shall have the meaning ascribed to such term in the Escrow Agreement.

2.            Board of Directors.

2.1            Size of the Board. Subject to the terms and conditions of this Agreement, from the date of this Agreement, the Company shall take all Necessary Action to (i) cause, effective immediately following the Effective Time, the Board to be comprised of nine (9) directors and (ii) ensure that the size of the Board remains at nine (9) directors, except as may otherwise be approved by the Board of Directors, acting with the approval of a majority of the Independent Directors and the Sponsor Designees and the H.I.G. Designees.

2.2            Board Composition. Subject to the terms and conditions of this Agreement, from the date of this Agreement, the Company shall take all Necessary Action to ensure that the following persons shall be nominated for election to the Board at each annual meeting of the stockholders of the Company or at any special meeting of the stockholders of the Company at which elections to the Board of Directors will be held:

2.2.1            three (3) Independent Directors, which individuals shall initially be [___] (collectively, the “Independent Directors”) and shall thereafter be nominated by the Board (or any duly authorized committee thereof in accordance with the Charter, Bylaws, or other corporate governance documents of the Company); provided, that at least one of the Independent Directors must qualify as an “audit committee financial expert” within the meaning of U.S. Securities and Exchange Commission Regulation S-K;

2.2.2            four (4) directors nominated by H.I.G. (the “H.I.G. Designees”), for so long as H.I.G. Beneficially Owns 20% or more of the outstanding shares of Common Stock of the Company, three (3) directors nominated by H.I.G., for so long as H.I.G. Beneficially Owns 15% or more (but less than 20%) of the outstanding shares of Common Stock of the Company, two (2) directors nominated by H.I.G., for so long as H.I.G. Beneficially Owns 10% or more (but less than 15%) of the outstanding shares of Common Stock of the Company, and one (1) director nominated by H.I.G., for so long as H.I.G. Beneficially Owns 5% or more (but less than 10%) of the outstanding shares of Common Stock of the Company;

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2.2.3            one (1) director nominated by Sponsor (the “Sponsor Designee” and together with the H.I.G. Designees, the “Designees”) for so long as Sponsor and its Affiliates Beneficially Own 1% or more of the outstanding shares of Common Stock of the Company; and

2.2.4            one (1) director who shall be the individual serving as the Chief Executive Officer of the Company (the “CEO Director”), which individual shall initially be [____].

2.3            Decrease in Designees.

2.3.1            Upon any decrease in the number of directors that H.I.G. or Sponsor is entitled to designate for nomination to the Board, H.I.G. or Sponsor, as applicable, shall, at the request of the Board, take all Necessary Action to cause the appropriate number of Designees to offer to tender their resignation.

2.3.2            If as a result of the provisions of Section 2.2.2 there are seats on the Board for which H.I.G. or Sponsor does not have the right to nominate a director, the nomination of such director shall be conducted in accordance with applicable law and with the Charter, Bylaws of the Company, and the other corporate governance documents of the Company.

2.4            Resignation; Removal; Vacancies.

2.4.1            Any director may resign at any time upon written notice to the Board.

2.4.2            (A) H.I.G. shall have the exclusive right to remove one or more of the H.I.G. Designees from the Board, and the Company shall take all Necessary Action to cause the removal of any such H.I.G. Designee(s) at the written request of H.I.G. and (B) H.I.G. shall have the exclusive right, in accordance with Subsection 2.2.2, to nominate a director for election to the Board to fill the vacancy created by reason of death, removal or resignation of a H.I.G. Designee, and the Company shall take all Necessary Action to cause any such vacancy to be filled by the replacement H.I.G. Designee nominated by H.I.G. as promptly as reasonably practicable.

2.4.3            (A) Sponsor shall have the exclusive right to remove the Sponsor Designee from the Board, and the Company shall take all Necessary Action to cause the removal of any such Sponsor Designee at the written request of Sponsor and (B) Sponsor shall have the exclusive right, in accordance with Subsection 2.2.3, to nominate a director for election to the Board to fill the vacancy created by reason of death, removal or resignation of the Sponsor Designee, and the Company shall take all Necessary Action to cause any such vacancy to be filled by a replacement Sponsor Designee nominated by Sponsor as promptly as reasonably practicable.

2.4.4            If at any time a Person serving as the CEO Director ceases to be the Chief Executive Officer of the Company, the Company shall take all Necessary Action to cause the removal of such Person as the CEO Director and, at such time as a succeeding Chief Executive Officer is appointed by the Board, the appointment or election of such Person as the CEO Director.

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2.5            Committees.

2.5.1            In accordance with the Charter, Bylaws, and other corporate governance documents of the Company, the Board may, from time to time by vote or resolution, establish and maintain one or more committees of the Board. Subject to applicable laws, stock exchange regulations and applicable listing requirements, H.I.G. shall have the right to have one H.I.G. Designee appointed to serve on each committee of the Board for so long as H.I.G. has the right to designate a director for election to the Board and an H.I.G. Designee is serving as a member of the Board. The Board may dissolve any committee or remove any member of a committee at any time, provided that, for so long as H.I.G. has the right to designate a director for election to the Board (and an H.I.G. Designee is serving as a member of the Board), following any such removal, H.I.G. shall have the right to maintain at least one H.I.G. Designee serving on such committee.

3.            Representations and Warranties of each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to the Company and the other Stockholders, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of his, her or its Shares set forth on Annex A, as of the date of this Agreement, as follows:

3.1            Organization; Authority. If Stockholder is a legal entity, Stockholder (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Stockholder is a natural person, Stockholder has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Stockholder is a legal entity, this Agreement has been duly authorized, executed and delivered by Stockholder. This Agreement constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

3.2            No Consent. Except as provided in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a Stockholder’s ability to perform his, her or its obligations pursuant to this Agreement. If Stockholder is a natural person, no consent of such Stockholder’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Stockholder’s obligations hereunder. If Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.3            No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Stockholder is a legal entity, conflict with or violate any provision of the organizational documents of Stockholder, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or to Stockholder’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, Stockholder’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of a Stockholder, threatened, against such Stockholder or any of Stockholder’s Affiliates or any of their respective assets or properties that would materially interfere with such Stockholder’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

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3.4            Ownership of Shares. Stockholder Beneficially Owns his, her or its Shares free and clear of all encumbrances, other than as set forth in the Lock-Up Agreements, the Registration Rights Agreement and this Agreement. Except pursuant to this Agreement, the Business Combination Agreement and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, acquisition, disposition, Transfer or voting of Shares and there are no voting trusts or voting agreements with respect to the Shares. Stockholder does not Beneficially Own (i) any shares of capital stock of the Company other than the Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Annex A.

4.            Covenants of the Company.

4.1            The Company shall: (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement; (ii) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of H.I.G. under this Agreement without the prior written consent of H.I.G.; and (iii) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the Sponsor under this Agreement without the prior written consent of the Sponsor.

4.2            The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary, (ii) for long as any director nominated pursuant to this Agreement serves as a director on the Board, maintain such coverage with respect to such director, and (iii) cause the Charter and Bylaws of the Company (each as may be further amended, modified and/or supplemented) to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Company to the fullest extent permitted under applicable law; provided, that upon removal or resignation of any director for any reason, the Company shall take all actions reasonable necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

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4.3            The Company shall pay all reasonable out-of-pocket expenses incurred by the directors in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each director and officer of the Company from time to time.

5.            No Agreement as Director or Officer. Each Stockholder is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Stockholder in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Stockholder’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Stockholder from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

6.            Termination. Following the Closing, this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which no Stockholder has the right to designate a director to the Board under this Agreement; provided, that the provisions in Section 4.2 shall survive such termination.

7.            Miscellaneous.

7.1            Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (except in the case of electronic mail, with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: [Pubco], [___] with a copy to Paul Hastings LLP, 71 South Wacker Drive, Suite 4500, Chicago, IL 60606, Attn: Amit Mehta, email: amitmehta@paulhastings.com, if to the Sponsor, to MCAP Acquisition, LLC, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606, Attn: Peter Gruszka, email: pgruszka@monroecap.com with a copy to Greenberg Traurig, P.A., 333 SE 2nd Avenue, Suite 4400, Miami, FL 33131, Attn: Alan I. Annex, email: annexa@gtlaw.com, and, if to any Stockholder, to the address or email address, as applicable, of such party set forth on Annex A hereto. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 7.1.

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7.2            Assignment; No Third Party Beneficiaries.

7.2.1            Subject to Section 7.2.3, this Agreement and the rights, duties and obligations of the Company, as the case may be, hereunder may not be assigned or delegated by the Company, as the case may be, in whole or in part.

7.2.2            Prior to the expiration of the Lock-Up Period applicable to a Stockholder, such Stockholder may not assign or delegate such Stockholder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable Lock-Up Period, except in connection with a transfer of Registrable Securities (as defined in the Registration Rights Agreement) by such Stockholder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

7.2.3            This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the applicable Stockholders, which shall include Permitted Transferees.

7.2.4            This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

7.2.5            No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 7.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 7.2 shall be null and void.

7.3            Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4            Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

7.5            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

9

7.6            Amendments and Modifications. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, H.I.G., if at the time of such amendment or waiver H.I.G is entitled to designate a director pursuant to Section 2.2.2, and Sponsor, if at the time of such amendment or waiver Sponsor is entitled to designate a director pursuant to Section 2.2.3. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.7            Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8            Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 7.8, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

7.9            Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:
[PUBCO]

By:
Name:
Title:

(Signature Page to Stockholders’ Agreement)

H.I.G. GROWTH – ADTHEORENT, LLC

By:
Name:
Title:

(Signature Page to Stockholders’ Agreement)

MCAP ACQUISITION, LLC

By:
Name:
Title:

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

[______]

By:
Name:
Title:
Address:
Email:

(Signature Page to Stockholders’ Agreement)

EXHIBIT D

Parent Second Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MCAP ACQUSITION CORPORATION

MCAP Acquisition Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

The name of the Corporation is MCAP Acquisition Corporation. The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on November 12, 2020. The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on February 25, 2021.

This Second Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 211, 242 and 245 of the DGCL.

The text of the Corporation’s Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as set forth in Exhibit A attached hereto. This Second Amended and Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been signed this __ day of ____, 2021.

MCAP ACQUISITION CORPORATION

By:
Name:
Title:

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

[PUBCO]

Article I
NAME

The name of the corporation is [Pubco] (the “Corporation”).

Article II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III
PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is to have a perpetual existence.

Article IV
CAPITAL STOCK

Section 4.1 The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is ______ shares, consisting of (a) ______ shares of common stock (the “Common Stock”) and (b) ____ shares of preferred stock (the “Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 4.2 Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more classes or series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the DGCL, setting forth such resolution and, with respect to each such series, establishing the designation of such class or series and the number of shares to be included in such class or series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such class or series. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of Preferred Stock may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the Preferred Stock of any other class or series. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other classes or series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any class or series of the Preferred Stock so authorized in accordance with this Second Amended and Restated Certificate of Incorporation. Unless otherwise provided in the Certificate of Designation establishing a class or series of Preferred Stock, the Board of Directors may, by resolution or resolutions, increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of such class or series and, if the number of shares of such class or series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

Section 4.3 The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by or in instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.4

(a) Except as otherwise required by law or this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of the Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b) Except as otherwise required by law or this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder) that relates solely to the terms of one or more outstanding class or series of the Preferred Stock if the holders of such affected class or series of Preferred Stock are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder) or the DGCL.

(c) Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of the Preferred Stock, the holders of the shares of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d) Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Article V
BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

Section 5.1

(a) The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. Subject to Section 5.1(d), the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

(b) Subject to the special rights of the holders of any class or series of Preferred Stock to elect directors, for a period of five years following the filing of this Certificate of Incorporation (the “Specified Period”), the Board of Directors (other than those directors elected by the holders of any class or series of Preferred Stock) shall be classified with respect to the time for which directors severally hold office into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors and the allocation of directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Certificate of Incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders beginning with the first annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; provided, that, notwithstanding the foregoing, at the fourth and fifth annual meetings of stockholders following the filing of this Certificate of Incorporation, the successors of the class of directors whose term expires at each such meeting shall be elected to hold office for a term expiring at the end of the Specified Period. Subject to the rights of the holders of one or more series of Preferred Stock to elect directors, at the first annual meeting of stockholders following the end of the Specified Period, a director shall be elected and shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c) Subject to (i) that certain Stockholders’ Agreement, dated as of ___, 2021 (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Stockholders’ Agreement”), by and among the Corporation, H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company (“H.I.G.”), MCAP Acquisition, LLC, a Delaware limited liability company (“Sponsor”), and the Stockholders (as defined in the Stockholders’ Agreement) party thereto, and (ii) the special rights of the holders of one or more classes or series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”) and, in addition to and without limitation of the foregoing, during the Specified Period, only for cause.

(d) Subject to (i) the Stockholders’ Agreement and (ii) the special rights of the holders of one or more classes or series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Subject to the Stockholders’ Agreement, any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the vacancy to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.

Section 5.2

(a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more classes or series of Preferred Stock), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class; provided that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

(b) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Article VI
STOCKHOLDERS

Section 6.1 Subject to the special rights of the holders of one or more classes or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.

Section 6.2 Subject to the special rights of the holders of one or more classes or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes as is a proper matter for stockholder action under the DGCL, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Such special meetings may not be called by stockholders or any other person or persons.

Section 6.3 Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Article VII
LIABILITY AND INDEMNIFICATION; CORPORATE OPPORTUNITY

Section 7.1 To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.

Section 7.2 The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Section 7.3 The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 7.4 Neither any amendment nor repeal of this Article VII, nor the adoption by amendment of this Second Amended and Restated Certificate of Incorporation of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

Section 7.5  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

(a) In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of H.I.G. and its respective Affiliates (as defined in Section 7.5(e)) may serve as directors or officers of the Corporation, (ii) H.I.G. and its respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Section 7.5 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve H.I.G., the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(b) None of (i) H.I.G. or any of its Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the persons or entities identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”; provided, however, that no employee, consultant or officer of the Corporation shall be an Identified Person) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage, (y) making investments in any kind of property in which the Corporation may make investments or (z) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by the DGCL, no Identified Person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty, in each case, by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in paragraph (c) of this Section 7.5. Subject to Section 7.5(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, in each case, by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(c) The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and the provisions of Section 7.5(b) shall not apply to any such corporate opportunity.

(d) In addition to and notwithstanding the foregoing provisions of this Section 7.5, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(e) For purposes of this Section 7.5, “Affiliate” shall mean (x) in respect of H.I.G., any Person that, directly or indirectly, is controlled by, controls or is under common control with H.I.G. and shall include any principal, member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (y) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (z) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

(f) To the fullest extent permitted by law, no amendment or repeal of this Section 7.5 in accordance with the provisions hereof shall apply to or have any effect on the liability or alleged liability of any Identified Person for or with respect to any activities or opportunities of which such Identified Person becomes aware prior to such amendment or repeal. This Section 7.5 shall not limit or eliminate any protections or defenses otherwise available to, or any rights to indemnification or advancement of expenses of, any director or officer of the Corporation under this Second Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any agreement between the Corporation and such officer or director, or any applicable law.

(g) To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 7.5.

Article VIII
EXCLUSIVE FORUM

Section 8.1 Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, the provisions of this Article VIII will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Notwithstanding any other provisions of law, this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 8.2 If any action the subject matter of which is within the scope of Section 8.1 is filed in a court other than within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts of the State of Delaware in connection with any action brought in any such court to enforce Section 8.1 (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 8.3 If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

Article IX

AMENDMENTS

Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII and this Article IX.

* * * *

EXHIBIT E

Parent Amended and Restated Bylaws

AMENDED AND RESTATED BYLAWS

OF

[Pubco]
(A DELAWARE CORPORATION)

ARTICLE V OFFICERS		17
Section 30.	Officers Designated	17
Section 31.	Tenure and Duties of Officers	17
Section 32.	Delegation of Authority	18
Section 33.	Resignations	18
Section 34.	Removal	18

ARTICLE XIII BOOKS AND RECORDS		26
Section 48.	Books and Records	26

ARTICLE XIV AMENDMENTS		27
Section 49.	Amendments	27

AMENDED AND RESTATED BYLAWS

OF

[Pubco]
(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of [Pubco] (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, Delaware.

Section 2. Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Subject to that certain Stockholders’ Agreement, dated as of ______, 2021 (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Stockholders’ Agreement”), by and among the Corporation, H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company, MCAP Acquisition, LLC, a Delaware limited liability company and the Stockholders (as defined in the Stockholders’ Agreement) party thereto, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders (with respect to business other than nominations) or any supplement thereto; (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting in accordance with the procedures below.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class and number of shares of each class of capital stock of the Corporation which are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) a description of all Derivative Transactions (as defined below) by such nominee during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; (6) a written statement executed by such nominee that such nominee agrees to tender an irrevocable resignation to the Secretary of the Corporation, to be effective upon such person’s failure to receive the required vote for re-election in any uncontested election at which such person would face re-election and acceptance of such resignation by the Board of Directors; (7) a written statement executed by such nominee that such nominee acknowledges that as a director of the Corporation, such nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders; (8) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proponent (as defined below), on the one hand, and such nominee, such nominee’s affiliates and associates and any other persons with whom such nominee (or any of such nominee’s affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K; (9) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); (10) such other information as the Corporation may reasonably require such nominee to furnish in order for the Corporation to determine the eligibility of such nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and (11) a written questionnaire, in the form required by the Secretary of the Corporation, with respect to the background and qualifications of such nominee and the background and other relevant facts about the Proponent and each other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that, among other matters, such nominee: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such questionnaire; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; (iii) would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement and (iv) intends to serve as a director for the full term for which such person is standing for election; and (B) the information required by Section 5(b)(iv). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. Any such update or supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the request by the Corporation for subsequent information has been delivered to such stockholder.

(ii) Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and any material interest in such business of any Proponent (as defined below) (including any anticipated benefit of such business to any Proponent other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate); and (B) the information required by Section 5(b)(iv).

(iii) To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of the stockholders of the Corporation; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received (A) not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and (B) not later than the close of business on the later of (y) the ninetieth (90th) day prior to such annual meeting and (z) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting of the stockholders of the Corporation for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) To be in proper written form, the written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the Corporation’s books; (B) the class, series and number of shares of the Corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) any proxy, contract, arrangement, understanding or relationship pursuant to which any Proponent or such Proponent’s nominee has a right to vote any class or series of shares of the Corporation; (E) any direct or indirect interest of any Proponent or such Proponent’s nominee in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement); (F) a representation that each Proponent is a holder of record or a beneficial owner, as the case may be, of shares of the Corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (G) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the Corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i)) or to carry such proposal (with respect to a notice under Section 5(b)(ii)); (H) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; (I) any pending or threatened litigation in which any Proponent is a party; (J) if such Proponent is not a natural person, the identity of the natural person or persons associated with such Proponent responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proponent, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proponent to propose such business to be brought before the meeting of stockholders; (K) a certification regarding whether each Proponent has complied with all federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the Corporation; (L) any other information relating to each Proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to Section 14 of the 1934 Act; (M) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; and (N) any significant equity interest in, or any Derivative Transaction with respect to, any principal competitor of the Corporation held by any Proponent.

(c) A stockholder providing written notice required by Section 5(b)(i) or 5(b)(ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors of the Board of Directors of the Corporation is increased and there is no public announcement of the appointment of a director, or, if no appointment was made, of the vacancy, made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment or a postponement of an annual meeting of the stockholders of the Corporation for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) A person shall not be eligible for election as a director at an annual meeting of the stockholders unless the person is nominated in accordance with Section 5(a)(i). Further, no business shall be conducted at an annual meeting of the stockholders except business brought before such annual meeting in accordance with this Section 5. Except as otherwise required by law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the requirements and representations set forth in Sections 5(b)(iv), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proponent intending to propose business or make nominations at an annual meeting of the stockholders (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been solicited or received.

(f) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii) of these Bylaws.

(g) For purposes of Sections 5 and 6,

(i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended, and Rule 12b-2 under the 1934 Act.

(ii) a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation,

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation,

(y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(iii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the Corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). A special meeting may not be called by any other person or person(s).

(b) For a special meeting called pursuant to Section 6(a), the Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at a special meeting otherwise than as specified in the notice of meeting.

(c) Subject to the Stockholders’ Agreement, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 6(c), who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the Corporation setting forth the information required by Section 5(b)(i). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) of these Bylaws shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors or proposals of other business to be considered pursuant to Section 6(c) of these Bylaws.

(e) Except as otherwise provided in the Stockholders’ Agreement, a person shall not be eligible for election as a director at a special meeting of stockholders at which directors are to be elected unless the person is nominated in accordance with Section 6(c). Except as otherwise required by law, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws (including, but not limited to, the case in which the Proponent does not act in accordance with the requirements and representations set forth in Sections 5(b)(iv)), to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations may have been solicited or received. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proponent intending to make nominations at a special meeting the stockholders (or a qualified representative of the Proponent) does not appear at the meeting to present the nominations, such nominations shall not be considered, notwithstanding that proxies in respect of such nominations may have been solicited or received.

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If sent via electronic transmission, notice is given as of the sending time recorded at the time of transmission. Notice of the time, place, if any, and purpose of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by law or by the Corporation’s Second Amended and Restated Certificate of Incorporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”), or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 9. Voting Standard for Stockholder Meetings. Except as otherwise provided by law or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality in voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors.

Where a separate vote by a class or classes or series is required, except where otherwise provided by law or by the Certificate of Incorporation or these Bylaws or by applicable stock exchange rules, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by law or by the Certificate of Incorporation or these Bylaws or by applicable stock exchange rules, the affirmative vote of the holders of a majority of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 10. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 13 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy explicitly provides for a longer period.

Section 12. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Court of Chancery of the State of Delaware for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) of this Section 12 shall be a majority or even-split in interest.

Section 13. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 14. Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one or three. Inspectors may be employees of the Corporation or otherwise serve the Corporation in other capacities. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy; provided further that, in any case, if no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint at least one inspector to act at the meeting.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii) receive votes, ballots or consents;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes or consents;

(v) determine when the polls shall close;

(vi) determine the result;

(vii) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and

(viii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 15. Action without Meeting. Unless otherwise provided in the Certificate of Incorporation, no action shall be taken by the stockholders of the Corporation except at an annual or a special meeting of the stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

Section 16. Organization.

(a) At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer, or if no Chief Executive Officer is then serving or is absent, the President, or, if the President is absent, a chairperson of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall act as chairperson. The Corporation’s Board of Directors or the Chairperson of the Board may appoint the Chief Executive Officer as chairperson of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 17. Number. The authorized number of directors of the Corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting of the stockholders, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 18. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or by the Certificate of Incorporation.

Section 19. Election, Qualification and Term of Office of Directors. Subject to the Stockholders’ Agreement, directors shall be elected by a plurality in voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors. Subject to (i) the Stockholders’ Agreement, (ii) the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, and (iii) the Certificate of Information, each director, including a director elected to fill a vacancy, shall be elected at each annual meeting of stockholders to serve until the expiration of the term of the class, if any, for which such director is elected or, if no such class term is applicable, until the next annual meeting of stockholders. Each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 20. Vacancies. Subject to the Stockholders’ Agreement, unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock or as otherwise provided by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, provided, however, that, subject to the Stockholders’ Agreement, whenever the holders of any series of preferred stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such series will, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships will be filled by stockholders, be filled by a majority of the directors elected by such series then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with this Section 20 shall hold office until the expiration of the term of the class of such director, if any, and if no such class term is applicable, until the next annual meeting of stockholders, and, in each case, until such director’s successor shall have been elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal. A vacancy in the Board of Directors shall be deemed to exist under these Bylaws in the case of the death, resignation, retirement, disqualification or removal of any director.

Section 21. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, the Secretary, in his or her discretion, may either (a) require confirmation from the director prior to deeming the resignation effective, in which case the resignation will be deemed effective upon receipt of such confirmation, or (b) deem the resignation effective at the time of delivery of the resignation to the Secretary. Subject to the Stockholders’ Agreement and the rights of the holders of any series of preferred stock or as otherwise provided by applicable law, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 22. Removal. Subject to any limitation imposed by applicable law or the Stockholders’ Agreement or the Certificate of Incorporation, the Board of Directors or any individual director or directors may be removed with or without cause by the affirmative vote of the holders of a majority of the then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

Section 23. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer, the Secretary or at least two directors. Notice of such special meetings shall be provided in accordance with Section 23(d).

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, or by electronic mail or other electronic means, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 24. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, and except as provided in Section 20 (Vacancies) with respect to filling vacancies on the Board of Directors or except with respect to questions related to indemnification arising under Section 46 (Indemnification) for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. Notwithstanding anything to the contrary herein, at all properly called meetings of the Board of Directors at which a quorum is established, the Chairperson of the Board or, if there is no Chairperson in office, the Chief Executive Officer, shall have the tie-breaking vote if the Board of Directors is deadlocked on any matter requiring the approval of the Board of Directors or a committee thereof (on which the Chairperson serves). For the purpose of this paragraph, the Board of Directors or a committee thereof shall be considered “deadlocked” with respect to a particular matter brought before a properly called meeting of the Board of Directors or a committee thereof at which a quorum is established, if the number of votes “in favor” of, or affirming, such matter is equal to the number of votes “against,” or dissenting upon, such matter, with “abstentions” included as votes “against.”

Section 25. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Such writing or writings or transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 26. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors and equity awards for service as Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 27. Committees.

(a) Committees. The Board of Directors may, from time to time, appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees.

(b) Term. The Board of Directors, subject to the rights of the holders of any series of preferred stock, the requirements of applicable law and stock exchange rules, and the provisions of subsections (a) or (b) of this Section 27, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, retirement, disqualification, or removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee and subject to the requirements of applicable law and stock exchange rules, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Meetings. Unless the Board of Directors shall otherwise provide, meetings of any committee appointed pursuant to this Section 27 shall be governed by, and held and taken in accordance with, the provisions of (i) Section 23 (Meetings); (ii) Section 24 (Quorum and Voting); and (iii) Section 25 (Action without a Meeting); with such changes in the context of such Sections as are necessary to substitute such committee and its members for the Board and its members. However, (A) the time of regular meetings of such committee may be determined either by resolution of the Board or by resolution of such committee; (B) special meetings of such committee may also be called by resolution of the Board, by a majority of the committee members or by the chairperson of such committee; and (C) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to such committee pursuant to this Section 27(d), provided that such rules do not violate the provisions of the Certificate of Incorporation or the Bylaws. Each committee shall keep regular minutes of its meetings.

Section 28. Duties of Chairperson of the Board of Directors.

(a) Except as otherwise set forth herein, the Chairperson of the Board of Directors, if appointed and when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(b) The Chairperson of the Board of Directors, or if the Chairperson is not an independent director, one of the independent directors, may be designated by the independent members of the Board of Directors as lead independent director annually or until replaced by such members of the Board of Directors (“Lead Independent Director”). If appointed, the Lead Independent Director will: with the Chairperson of the Board of Directors, establish the agenda for regular Board meetings and serve as chairperson of Board of Directors meetings in the absence of the Chairperson of the Board of Directors; establish the agenda for meetings of the independent directors; coordinate with the committee chairs, if so requested, regarding meeting agendas and informational requirements; preside over meetings of the independent directors; preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; and perform such other duties as may be established or delegated by the Board of Directors.

Section 29. Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 30. Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, a Chief Executive Officer. The Corporation may also have, at the discretion of the Board of Directors, a President, a Chief Financial Officer, a Treasurer, a Secretary, one or more Vice Presidents, one of more Assistant Vice Presidents, one or more Assistant Treasurers and Assistant Secretaries and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility.

Section 31. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly appointed, unless sooner removed. The election or appointment of an officer shall not of itself create contract rights. In accordance with Section 34 (Removal), any officer appointed by the Board of Directors may be removed with or without cause at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 32. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 33. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 34. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous consent in writing or by electronic transmission of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES
OWNED BY THE CORPORATION

Section 35. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 36. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 37. Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by any two officers authorized to sign stock certificates, certifying the number of shares owned by him or her in the Corporation. The Chairperson of the Board of Directors, the President, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 38. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, in its sole discretion and as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or with respect to the issuance of such new certificate or uncertificated shares.

Section 39. Transfers.

(a) Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

(c) The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 40. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 41. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

OTHER SECURITIES OF THE CORPORATION

Section 42. Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 37 (Form and Execution of Certificates)), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile or electronic signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures or electronic signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile or electronic signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile or electronic signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile or electronic signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX

DIVIDENDS

Section 43. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting of the directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 44. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 45. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 46. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The Corporation shall indemnify its directors and its executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning ascribed in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of this Section 46.

(b) Other Officers, Employees and Other Agents. The Corporation shall have the power to indemnify (including the power to advance expenses) its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The Corporation may advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another Corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses (including attorneys’ fees) actually and reasonably incurred by any director or executive officer in connection with such proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 46 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to subsection (e) of this Section 46, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 46 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 46 or otherwise shall be on the Corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 46.

(h) Amendments. Any amendment, repeal or modification of this Section 46 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability or indemnification.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 46 that shall not have been invalidated, or by any other applicable law. If this Section 46 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger for which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

ARTICLE XII

NOTICES

Section 47. Notices.

(a) Notice to Stockholders. Notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, or by electronic mail or other electronic means.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a) of this Section 47 or as otherwise provided in these Bylaws, with notice other than one which is delivered personally to be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single notice in writing or by electronic transmission to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within sixty (60) days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation.

ARTICLE XIII

BOOKS AND RECORDS

Section 48. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board. Such books and records may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL.

ARTICLE XIV

AMENDMENTS

Section 49. Amendments. Subject to the limitations set forth in Section 46(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, alter, change, amend or repeal the Bylaws of the Corporation. Any adoption, alteration, change, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, alter, change, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything to the contrary herein, any alteration, change, amendment or repeal of Sections 18 (Powers), 24 (Quorum and Voting), 27 (Committees), 28 (Duties of Chairperson of the Board of Directors), 30 (Officers Designated), 31 (Tenure and Duties of Officers) or 49 (Amendments) of these Bylaws shall require (i) the affirmative vote of two-thirds of the directors then in office and (ii) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS

OF

[Pubco],

a Delaware Corporation

I, ______, certify that I am the [TITLE] of [Pubco], a Delaware Corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, and that the attached Amended and Restated Bylaws are a true and complete copy of the Amended and Restated Bylaws of the Corporation in effect as of the date of this certificate.

Dated: _______, 2021

Name:
Title:

EXHIBIT F

Managing Member and Officers of the Surviving Company

Surviving Company:

Managing Member:

1.	MCAP Acquisition Corporation

Officers:

1.	James Lawson (Chief Executive Officer)

2.	Charles Jordan (Secretary and Vice President)

EXHIBIT G

Stock Incentive Plan

MCAP Acquisition Corporation

2021 Long-Term Incentive Plan

Plan Document

Adopted by the Board of Directors: [●], 2021
Approved by the Stockholders: [●], 2021

1.	General.

(a)            Purpose. MCAP Acquisition Corporation hereby establishes this MCAP Acquisition Corporation 2021 Long-Term Incentive Plan (the “Plan”). This Plan is intended (i) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (ii) to incentivize Employees, Directors, and Consultants with long-term equity-based compensation to align their interests with the interests of the Company’s stockholders; and (iii) to promote the success of the Company’s business.

(b)            Eligible Award Recipients. Employees, Consultants, and Directors (together, “Eligible Persons”) may receive Awards, subject to the terms of this Plan.

(c)            Definitions. Capitalized terms in this Plan are defined in Section 24.

(d)            Stockholder Approval. The Plan is subject to approval by the stockholders of the Company within twelve (12) months after the date on which the Plan is adopted by the Board and such approval shall be obtained by a majority of votes cast at a duly held meeting of the Company’s stockholders or by such other stockholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law.

(e)            Effect on Other Plans, Awards, and Arrangements. No payment pursuant to this Plan shall be taken into account in determining any benefits under any Company or any Affiliate benefit plan, except to the extent otherwise expressly provided in writing in such other plan.

2.	Types of Awards. The Company may grant the following types of Awards under this Plan:

Options	Section 5
Share Appreciation Rights (“SARs”)	Section 6
Restricted Shares, Restricted Share Units (“RSUs”), and Unrestricted Shares	Section 7
Deferred Share Units (“DSUs”)	Section 8
Dividend Equivalent Rights	Section 9

3.	Shares Available for Awards.

(a)            Share Reserve. The number of Shares that may be issued under this Plan, subject to Section 12 below, will not exceed [●] Shares. In addition, the number of Shares issuable pursuant to the Plan will automatically increase on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the year in which the Closing Date occurs and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 5% of the total number of Shares outstanding on December 31st of the preceding calendar year, (ii) __________ Shares, or (iii) such smaller number of shares of Common Stock as is determined by the Board of Directors of the Company. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. The Shares issuable pursuant to Awards shall be authorized but unissued or reacquired Shares, including Shares that the Company repurchased on the open market or otherwise, or that the Company otherwise holds in treasury or trust.

(b)            Replenishment; Counting of Shares. Any Shares reserved for a given Award will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary (e.g., due to the Award’s forfeiture, cancellation, or expiration, or pursuant to an Award providing for settlement solely in cash rather than in Shares). Furthermore, (i) Shares withheld in connection with any exercise price or Withholding Taxes relating to an Award shall not constitute shares delivered to the Participant and shall again be available for issuance pursuant to Awards granted under the Plan, (ii) Shares tendered by a Participant in satisfaction of Withholding Taxes or payment of exercise price, and (iii) Shares reacquired by the Company in exchange for a payment no greater than the initial purchase price in connection with a repurchase due to a failure satisfy vesting conditions shall be available for future Awards under the Plan.

(c)            ISO Share Reserve. The number of Shares that are available for ISO Awards shall not exceed [●] Shares (as adjusted under Section 12, and to the full extent allowable under Treasury Regulations Section 1.422-2(b)(3)(iii) as in effect on the Closing Date).

4.	Eligibility.

(a)            General Rule. The Committee shall determine which Eligible Persons may receive Awards. Each Award shall be evidenced by an Award Agreement that: sets forth the Grant Date and all other terms and conditions of the Award and (unless waived by the Committee) is signed by the Eligible Person in acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b)            Consultants. A Consultant is eligible for an Award only if, at grant, the Consultant is a person to whom the issuance of Shares may be registered on Form S-8 promulgated under the Securities Act.

(c)            Service to Parent Companies. Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as defined in Rule 405 promulgated under the Securities Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Code Section 409A (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that the Awards are otherwise exempt from, or alternatively comply with, Code Section 409A, or that the “service recipient stock” requirements thereunder otherwise do not apply.

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(d)            Replacement Awards. Subject to Applicable Law (including any stockholder approval requirements), in the Committee’s sole discretion and upon terms it deems appropriate, the Committee may grant an Award to a Participant on the condition that the Participant consent to surrender for cancellation Awards received under this Plan or otherwise.

5.	Stock Options.

(a)            Grants. For U.S. Taxpayers, Options may be granted only if the Eligible Person is providing services to the Company or any of its subsidiaries such as to qualify the Company as an eligible issuer of “service recipient share” within the meaning of Code Section 409A, unless the Award is an ISO. Subject to the special rules for ISOs set forth in Section 5(b) below, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth the type of Option (ISO or Non-ISO) and terms and conditions for exercisability, vesting, and other requirements consistent with this Plan, as the Committee deems appropriate, and that may differ for any reason between Eligible Persons, provided in all instances that, with respect to Options granted to U.S. Taxpayers:

(i)	the exercise price of each Option shall be at least 100% of the Fair Market Value of the underlying Shares on the Grant Date (except the exercise price may be lower than 100% of such Fair Market Value if the Award is designated as a “Section 409A Award” and has a fixed exercise date or is otherwise designed to comply with Code Section 409A); and

(ii)	no Option can be exercised beyond ten (10) years after its Grant Date (or any such shorter period specified in the Award Agreement).

(b)            Special ISO Provisions. ISOs may not be granted more than ten (10) years after Board approval of this Plan and may not be exercised beyond 10 years after the Grant Date (or any such shorter period specified in the Award Agreement). The following provisions control any ISO grants.

(i)	Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii)	Documentation. Each Option intended to be an ISO must be specifically designated as an ISO in the Award Agreement; provided that any Option designated as an ISO will be a Non-ISO to the extent the Option does not meet the requirements of Code Section 422 or the provisions of this Section 5(b). In the case of an ISO, the Committee shall determine on the Grant Date the acceptable methods of paying the exercise price for Shares, and it shall be included in the Award Agreement.

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(iii)	$100,000 Limit. To the extent that the aggregate Fair Market Value (determined at the Grant Date) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or other limit established in the Code), the excess Options or portions thereof shall be treated as Non-ISOs (starting with the most recently granted Options), notwithstanding anything to the contrary in an Award Agreement. If the limitations of Code Section 422 are amended, the limitations of this subsection automatically shall be adjusted accordingly.

(iv)	Grants to Ten Percent Holders. An ISO may be granted to an Employee who is a Ten Percent Holder on the Grant Date only if (A) the term of the ISO is no more than five years from the Grant Date, and (B) the exercise price is at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. If the limitations in Code Section 422 are amended, the limitations of this subsection automatically shall be adjusted accordingly.

(v)	Substitution of Options. If the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all outstanding capital stock or assets of another corporation, or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Code Section, substitute ISOs for ISOs previously granted under the plan of the acquired company or its affiliate, provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before the substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)	Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, a Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired pursuant to an exercise of the ISO, if such disposition occurs within either (A) two years of the Grant Date, or (B) one year after the applicable exercise date of such ISO. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any Applicable Laws.

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(c)            Method of Exercise. Unless otherwise provided in an Award Agreement, each Option may be exercised in whole or in part (provided that the Company shall not be required to issue fractional shares) before it expires, but only pursuant to the applicable Award Agreement, and not during any exercise blackout periods the Committee implements from time to time in its sole discretion. Exercise shall occur by delivery of both (x) written or electronic notice of exercise to the secretary of the Company, and (y) payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)	other Shares that (A) are owned by the Participant, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) at the time of the surrender are free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions on the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to the Participant), and (D) are duly endorsed for transfer to the Company; provided that doing so would not violate the provisions of any Applicable Law or agreement restricting the redemption of the Company’s Shares;

(iii)	a net exercise by surrendering to the Company Shares otherwise receivable on exercise of the Option (e.g., the Company will reduce the number of Shares issued upon exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price); provided that the Company consents at the time of exercise, the Option is a Non-ISO, the Participant pays any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment, and Shares will no longer be outstanding under the Option and will not be exercisable thereafter if those Shares (A) are used to pay the exercise price pursuant to the “net exercise,” (B) are delivered to the Participant as a result of such exercise, or (C), if so permitted by the Company, are withheld to satisfy the Participant’s Withholding Taxes;

(iv)	a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to the Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable Withholding Taxes, and (B) to the Company to deliver the certificates for the purchased Shares directly to the broker or dealer in order to complete the sale;

(v)	any combination of the foregoing methods of payment; or

(vi)	any other form of legal consideration acceptable to the Committee in its sole discretion.

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The Company shall not be required to deliver Shares pursuant to the exercise of an Option and an Option will not be deemed exercised until the Company has received sufficient funds or value to cover the full exercise price due and all applicable Withholding Taxes.

(d)            Termination of Continuous Service. The Committee may set forth in the applicable Award Agreement the terms and conditions by which an Option is exercisable, if at all, after the date of a Participant’s termination of Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option on the date of a Participant’s termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option within the time specified in the Award Agreement or below (as applicable), the Option shall terminate, unless the Award Agreement provides otherwise. Notwithstanding the foregoing, if the Company has a contingent contractual obligation to provide for accelerated vesting or extended exercisability of a Participant’s Options after termination of the Participant’s Continuous Service, such Options shall remain outstanding, until the maximum contractual time for determining whether such contingency will occur, and terminate at such time if the contingency has not then occurred; provided that for Options held by U.S. Taxpayers the foregoing shall not cause an Option to be exercisable after the 10-year anniversary of its Grant Date or the date such Option otherwise would have terminated had the Participant remained in Continuous Service.

Subject to the preceding paragraph and Section 5(h) and to the extent an Award Agreement does not otherwise specify the terms and conditions upon which an Option shall terminate when a Participant terminates Continuous Service, the following provisions apply:

Reason for Terminating Continuous Service	Option Termination Date
(I) For Cause.	All Options, whether or not vested, shall immediately expire effective on the date of termination of the Participant’s Continuous Service, or when Cause first existed if earlier.
(II) The Participant dies or becomes Disabled during Continuous Service (in either case unless Reason I applies).	All unvested Options shall immediately effective as of the date of termination of the Participant’s Continuous Service, and all vested and unexercised Options shall expire 12 months after such termination.
(III) Any other reason.	All unvested Options shall immediately expire effective on the date of termination of the Participant’s Continuous Service. All vested and unexercised Options, shall expire three (3) months after the date of termination of the Participant’s Continuous Service.

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(e)            Blackout Periods. If there is a blackout period (whether under the Company’s insider trading policy, Applicable Law, or a Committee-imposed blackout period) that prohibits buying or selling Shares during any part of the ten (10) day period before an Option expires due to a Participant’s termination of Continuous Service, the Option exercise period shall be extended until ten (10) days after the end of the blackout period. Notwithstanding anything to the contrary in this Plan or any Award Agreement, no Option can be exercised beyond the date its original term expires as set forth in the Award Agreement or the date on which the Option otherwise would become unexercisable absent termination of Continuous Service.

(f)            Company Cancellation Right. Subject to Applicable Law, if the Fair Market Value for Shares subject to any Option is more than 33% below their exercise price for more than 90 consecutive business days, the Committee unilaterally may declare the Option terminated, effective on the date the Committee provides written notice to the Option holder. The Committee may take such action with respect to any or all Options granted under the Plan or with respect to any individual Option holder or class(es) of Option holders.

(g)            Exchange Program. The Committee may at any time offer to buy out an Option, in exchange for a payment in cash, Shares or other Company equity, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(h)            Non-Exempt Employees. An Option granted to an Employee who is non-exempt for purposes of the Fair Labor Standards Act of 1938, as amended, will not be first exercisable for any Shares until at least six months after the Grant Date of the Option (although the Award may vest prior to such date). Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, the vested portion of any Option may be exercised earlier than six months after the Grant Date: (i) if the non-exempt Employee dies or becomes Disabled, (ii) upon a corporate transaction in which the Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as may be defined in the Participant’s Award Agreement or other agreement with the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay and shall be interpreted consistent with that intention. Notwithstanding Section 5(d), to the extent necessary to accomplish the foregoing, a vested Option will not terminate until six months after the Grant Date.

6.	SARs.

(a)            Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions awarding appreciation-only rights relating to Shares; provided that the Award Agreement for each SAR shall set forth terms and conditions that are consistent with those for an Option, other than that settlement of the SAR shall occur pursuant to Section 6(b) below.

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(b)            Settlement. Subject to this Plan, a SAR shall entitle the Participant on exercise to receive Shares with a Fair Market Value on the date of exercise equal to the product of the (i) number of Shares as to which the SAR is being exercised, and (ii) the excess of (A) the Fair Market Value, on such date, of a Share covered by the exercised SAR, over (B) the exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon exercise, and may provide for settlement in cash, in Shares, or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement.

(c)            Other Rules. The rules of Sections 5(d), 5(e), 5(f), 5(g) and 5(h) shall apply to SARs as if the Award was an Option.

7.	Restricted Shares, RSUs, and Unrestricted Shares.

(a)            Grant. The Committee may grant Restricted Shares, RSUs, or Unrestricted Shares to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions consistent with this Plan. As to each Restricted Share or RSU Award, the Committee shall establish the number of Shares deliverable or subject to the Award (which may be determined by a written formula), and the period(s) of time at the end of which all or some restrictions specified in an Award Agreement shall lapse, and the Participant shall receive vested Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such conditions may include restrictions concerning voting rights and transferability, and may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of Continuous Service; individual, group, or divisional performance criteria; or Company performance; or other criteria selection by the Committee. Subject to applicable law, the Committee may grant Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that otherwise would be paid.

(b)            Vesting and Forfeiture. In an Award Agreement granting Restricted Shares or RSUs, the Committee shall set forth the terms and conditions that establish a “substantial risk of forfeiture” under Code Section 83, and when the Participant’s interest in the Restricted Shares or Shares subject to RSUs become vested and non-forfeitable. Except as set forth in the Award Agreement or as the Committee otherwise determines, the Participant shall forfeit his or her non-vested Restricted Shares and RSUs upon terminating his or her Continuous Service for any reason; provided that if the Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return to the Participant the lower of (i) the Fair Market Value of the Shares on the date of forfeiture or (ii) the Participant’s original purchase price, to the extent set forth in an Award Agreement or required by Applicable Laws. Notwithstanding the foregoing, if the Company has a contingent contractual obligation to provide for accelerated vesting of Restricted Shares and RSUs after termination of a Participant’s Continuous Service, such Awards shall not terminate at the time they otherwise would terminate but instead shall remain outstanding until the maximum contractual time for determining whether such contingency will occur, and will terminate at such time if the contingency has not then occurred.

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(c)            Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates or, if not certificated, other indicia representing Restricted Shares, and subject to Section 9, any dividends, distributions, or other payments paid in any form in respect of Restricted Shares until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare all or some of the Participant’s Restricted Shares forfeited.

(d)            Section 83(b) Elections. A Participant may make an election under Code Section 83(b) with respect to Restricted Shares.

(e)            Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement and subject to and in accordance with Section 8 below, a Participant who is a Director or a member of a select group of management or highly compensated Employees (within the meaning of ERISA) may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section.

(f)            Issuance of Shares upon Vesting. As soon as practicable after a Participant’s Restricted Shares vest (or the right to receive Shares underlying RSUs vests) and unless a deferral under Section 7(e) has been validly elected, the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 10 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof. Subject to any deferral election, if there is a blackout period (whether under the Company’s insider trading policy, Applicable Law, or a Committee-imposed blackout period) that prohibits a Participant from buying or selling Shares, the settlement of RSUs held by such Participant shall be automatically deferred to the first to occur of (i) the first trading day after the expiration of the blackout period or (ii) March 15 of the year following the year when vesting occurs.

8.	DSUs.

(a)            Elections to Defer. The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons who are Directors or members of a select group of management or highly compensated Employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is a U.S. Taxpayer, the Committee shall only authorize deferral elections under this Section 8(a) (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of ERISA).

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(b)            Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c)            Issuances of Shares. Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to –

(i)	the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii)	the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)            Emergency Withdrawals. In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section 8(d), the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section 8(d). For all DSUs granted to Participants who are U.S. Taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

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(e)            Termination of Service. For purposes of this Section 8, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h). Unless otherwise determined by the Committee, a Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

9.	Dividend Equivalent Rights.

(a)            The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Share Award, RSU or DSU.

(b)            Cash Dividends Only. Each Dividend Equivalent Right shall represent the right to receive, with respect to each Share or Restricted Share subject to such right, any cash dividends declared on a Share as of all dividend payment dates during the term of the Dividend Equivalent Right (as determined by the Committee). Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted as part of another Award shall have a term and an expiration date that coincide with those of the related Award. Section 13(a) below shall alone determine the adjustment to Award terms in the event of dividends payable in Shares during the term of the Award.

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(c)            Settlement. Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out (i) on the record date for the underlying dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date (or other date specified in the Award Agreement) for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. For Dividend Equivalent Rights settled in Shares, the total number of Shares credited to the Participant as Dividend Equivalent Rights shall count against the Share limits set forth in Section 3 above.

(d)            Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a separate written program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 8 above.

10.	Taxes; Withholding; Code Section 409A.

(a)            General Rule. Notwithstanding any provision of this Plan or an Award Agreement to the contrary, Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor the Committee, nor any Affiliate, nor any of their employees, directors, or agents shall have any duty or obligation to mitigate, minimize, indemnify, or to otherwise hold any Participant harmless from any such consequences.

(b)            Withholding. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all Withholding Taxes. Except as otherwise provided under the Plan or in an Award Agreement, no later than the date as of which an amount first becomes includible in a Participant’s taxable income for U.S. federal, state, local or non-U.S. income or social insurance tax purposes with respect to an Award (and thereafter at the time any additional such tax may be due), the Participant shall pay to the Company (or to the Affiliate employing the Participant), or make arrangements satisfactory to the Company (or such Affiliate) for the payment of, any such Withholding Taxes (which normally will not apply to non-Employees). Notwithstanding the foregoing, the Company and its Affiliates may, in each of their sole discretion, withhold a sufficient number of Shares that are otherwise issuable to the Participant pursuant to the Award (and/or cash that is otherwise payable to the Participant) in order to satisfy all or part of Withholding Taxes.

(c)            U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and Award Agreements shall be interpreted so that Awards comply with, or are exempt from the application of Code Section 409A in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. The Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures or cancelling all or some Awards with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt an Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any tax or other penalties under Code Section 409A.

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(d)            Unfunded Tax Status. This Plan is an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing in this Plan or any Award Agreement shall give the Person any rights greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under this Plan at all times constitute an unsecured claim against the Company’s general assets for the collection of benefits as they come due. Neither the Participant nor his or her duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, other equity securities, or other funds of the Company.

11.	Non-Transferability of Awards.

(a)            General. Except as set forth in this Section, or as otherwise approved by the Committee and subject to restrictions on transfer contained in the Bylaws or other organizational documents of the Company, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b)            Limited Transferability Rights. Subject to restrictions on transfer contained in the Bylaws or other organizational documents of the Company, the Committee may in its discretion provide in an Award Agreement that Awards in the form of a Non-ISO, Share-settled SAR, or Restricted Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s Immediate Family, (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated Beneficiaries, (iii) even in the case of an ISO, pursuant to a domestic relations order (provided, however, that if an Option is an ISO, such Option may be deemed a non-ISO as a result of such transfer), or (iv) by gift to charitable institutions. Any permissible transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and this Plan.

(c)            Death. In the event of the death of a Participant, any outstanding vested Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution in the state or country in which the Participant was domiciled at the time of his or her death).

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12.	Change in Capital Structure; Change in Control

(a)            Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under this Plan but as to which no Awards have yet been granted or that have been returned to this Plan upon cancellation, forfeiture, or expiration of an Award, or any other Plan limits, as well as the exercise price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards, or as an alternative to an adjustment, such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may, if substitute consideration is provided, require in connection therewith the surrender of all Awards so substituted. In any case, such substitution of consideration shall not require the consent of any Participant.

(b)            Dissolution or Liquidation. Except as otherwise provided in an Award Agreement, in the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)            Change in Control. In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award may be assumed or a substantially equivalent award may be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or substituted with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any or all Participant(s), take one or more of the following actions:

(i)	accelerate the vesting of Awards so that some or all Awards shall vest (and, to the extent applicable, become exercisable) as to some or all of the Shares that otherwise would have been unvested and/or provide that repurchase rights of the Company, if any, with respect to Shares issued pursuant to an Award shall lapse;

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(ii)	arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some outstanding Awards (based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee; provided that the Committee shall have full discretion to unilaterally cancel (A) either all Awards or only select Awards (such as only those that have vested on or before the Change in Control), and (B) any Options or SARs whose exercise price is equal to or greater than the Fair Market Value of the Shares, as of the date of the Change in Control, with such cancellation being without the payment of any consideration whatsoever to those Participants whose Options and SARs are being cancelled;

(iii)	terminate all or some Awards upon the consummation of the transaction without payment of any consideration, subject to the notice requirements of Section 22; or

(iv)	make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

13.	Termination, Rescission, and Recapture of Awards.

(a)            Each Award under this Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, unless otherwise expressly provided in an Award Agreement, the Committee may terminate any outstanding Awards (“Termination”), rescind any exercise, payment or delivery pursuant to an Award (“Rescission”), or recapture any Shares or proceeds from the Participant’s sale of Shares issued pursuant to an Award (“Recapture”), if the Participant does not comply with the conditions of subsections 13(b), 13(c), and 13(e) (collectively, the “Conditions”).

(b)            A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company or one of its Affiliates (or policy applicable to the Participant), including but not limited to those with regard to proprietary or confidential information or intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, and confidential business and personnel information) (each a “Confidentiality Agreement”), and a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property as “work made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101) (provided that the foregoing provision shall not apply to the extent it may deem a non-employee Participant to be an employee of the Company or a Company Affiliate for purposes of workers compensation or unemployment insurance), and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country. In addition, if any original works of authorship which is made by a Participant within the scope of his or her service and which is protectable by copyright is not considered “work made for hire”, then the Participant shall take all reasonable steps necessary to assign all of the Participant’s right, title, and interest in and to such work of authorship to the Company. Notwithstanding the Participant’s confidentiality obligations set forth in this Plan or any Confidentiality Agreements, the Participant understands that, pursuant to the Defend Trade Secrets Act of 2016, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he or she may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if he or she (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. In the event it is determined that disclosure of Company trade secrets was not done in good faith pursuant to the above, the Participant may be subject to substantial damages under federal criminal and civil law, including punitive damages and attorneys’ fees. In addition, nothing herein shall prohibit the Participant from reporting a suspected violation of law to the appropriate governmental authority or entity.

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(c)            Upon exercise, payment, or delivery of cash or Shares pursuant to an Award, the Participant shall, if requested in writing by the Committee (or the Company), certify on a form acceptable to the Committee (or, if applicable, the Company) that he or she is in compliance with the terms and conditions of this Plan.

(d)            The Committee may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of a Participant’s relevant Awards or restricted Shares if the Committee determines, in its sole and absolute discretion, that (i) the Participant has materially violated any agreement between the Participant and the Company or one of its Affiliates, (ii) within six months after the termination of the Participant’s Continuous Service, the Participant has solicited any non-administrative employee of the Company to terminate employment with the Company, or (iii) during his or her Continuous Service, a Participant (A) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Committee in its sole and absolute discretion, is or is working to become competitive with the Company (or one of its Affiliates); (B) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (C) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty.

(e)            Within ten (10) days after receiving notice from the Committee of any such activity described in Section 13(d) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased, the Company shall promptly refund, without earnings, an amount equal to the cash, if any, that the Participant paid for the Shares or, if the Fair Market Value of the Shares is less than the cash purchase price paid, promptly pay to the Participant the Fair Market Value of the returned Shares. Any payment by the Participant to the Company pursuant to this Section 13 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.

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(f)            Notwithstanding the foregoing provisions of this Section 13, the Committee has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Committee’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section 13 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of Continuous Service that does not violate the Conditions, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(g)            If any provision within this Section 13 is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section 13 shall not apply to any Participant from and after his or her termination of Continuous Service after a Change in Control.

(h)            This Section 13 is supplemental to, and does not supersede, any other agreement between the Participant and the Company or any of its Affiliates.

14.	Recoupment of Awards.

(a)            Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture relating to, any Award held by the Participant, if and to the extent—

(i)	the granting, vesting, or payment of an Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(ii)	in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate;

(iii)	a lower granting, vesting, or payment of an Award would have occurred based on the conduct described in the foregoing clauses (i) or (ii); or

(iv)	as required by Applicable Laws.

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In each instance, the Committee may, to the extent practicable and allowable or required under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant. Notwithstanding any other provision of the Plan, all Awards shall be subject to Reimbursement, Termination, Rescission, and/or Recapture to the extent required by Applicable Law, including but not limited to Section 10D of the Exchange Act.

15.	Administration of this Plan.

(a)            General. The Committee shall administer this Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules and regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a Committee, the Board shall function as the Committee for all purposes of this Plan.

(b)            Committee Composition. The Board shall appoint the members of the Committee. Subject to Applicable Law and the restrictions set forth in this Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees, and may authorize one or more executive officers to make Awards to Eligible Persons other than themselves, including establishing the terms and conditions of such Awards based upon the form of Awards authorized by the Committee. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused. The Committee shall have the power to delegate to a subcommittee of the Board any of the administrative powers the Committee is authorized to exercise, subject to such resolutions, consistent with this Plan, as the Board may adopt from time to time.

(c)            Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(i)	to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii)	to determine, from time to time, the Fair Market Value of Shares;

(iii)	to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including what type or combination of types of Awards shall be granted; any applicable exercise or purchase price; the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced; the circumstances for vesting acceleration or waiver of forfeiture restrictions; and other restrictions and limitations;

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(iv)	to authorize, generally or in specific cases only, any adjustment in the exercise price, the vesting schedule, the number of Shares subject to, or the term of, an Option granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means; provided, however, that the Committee shall not, without stockholder approval, reduce the exercise price of an Option (other than in connection with an adjustment pursuant to Section 12(a)) and, at any time when the exercise price of an Option is above the Fair Market Value of a Share, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Option for a new Award with a lower (or no) purchase price or for cash. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the original or prior Option, provide for a greater or lesser number of Shares subject to the Option, or provide for a longer or shorter vesting or exercise period;

(v)	to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(vi)	to construe and interpret the terms of this Plan and any Award Agreement, to determine the meaning of their terms, to correct any defect, omission or inconsistency in this Plan or any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan or an Award fully effective or as otherwise permitted pursuant to this Plan, and to prescribe, amend, and rescind rules and procedures relating to this Plan and its administration;

(vii)	to the extent consistent with the purposes of this Plan and without amending this Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(viii)	in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an Internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant through the use of such an automated system; and

(ix)	to make all determinations and to take all other actions that the Committee may consider necessary or desirable to administer the Plan or to effectuate its purposes.

(d)            Powers of the Company. Unless applicable law requires otherwise, all administrative and discretionary authority given to the Company under this Plan shall be exercised by the most senior human resources executive of the Company, or such other person or committee (including, without limitation, the Committee) as the Committee may designate from time to time.

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(e)            Local Law Adjustments and Sub-plans.

(i)	To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or employed by the Company or any Affiliate outside of the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Committee may adopt procedures or sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of Shares, as may be appropriate, required or applicable to particular locations and countries.

(ii)	Action by Committee. The Committee may modify the terms of any Award under this Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this subsection in a manner that is inconsistent with the express terms of this Plan, so long as such modifications will not contravene any Applicable Law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other Employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation Consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan, or by any Participant or Beneficiary.

(f)            Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms as it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of this Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of this Plan, or of any Award or Award Agreement, and all determinations the Committee makes pursuant to this Plan shall be final, binding, and conclusive (subject only to the Committee’s inherent authority to change its determinations). The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

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(g)            Any determination made by the Committee with respect to any provisions of this Plan may be made on an Award-by-Award basis; the Committee has no obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Awards, except as required by Applicable Law.

(h)            Claims Limitations Period. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within 45 days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims shall be deemed denied if the Committee does not respond in writing within 120 days of the date the written claim is delivered to the Committee. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(i)             No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to this Plan, any Award, or any Award Agreement. The Company shall pay or reimburse any Director, Employee, or Consultant who in good faith takes action on behalf of this Plan, for all expenses incurred with respect to this Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(j)             Expenses. The Company shall bear the expenses of administering this Plan.

16.	Modification of Awards and Substitution of Options.

Within the limitations of this Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that this Plan would permit for a new Award. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (a) the Participant provides written consent to the modification, (b) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant, or (c) such modification is permitted by another Section of this Plan. Notwithstanding the foregoing, subject to the limitations of Applicable Law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an ISO or to bring the Award into compliance with Section 409A of the Code.

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17.	Plan Amendment and Termination.

The Board may amend or terminate this Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 12 above) unless such change is authorized by the stockholders of the Company to the extent required by Applicable Law. The Company will also obtain stockholder approval of any other Plan amendment to the extent necessary and desirable to comply with Applicable Laws. A termination or amendment of this Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend this Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Term of Plan.

Subject to obtaining stockholder approval pursuant to Section 1(d), the Plan will become effective upon the Closing Date. It will continue in effect until terminated under Section 17, but no ISOs may be granted after ten (10) years the earlier of Board approval of this Plan or the date on which the Company’s stockholders approve the Plan. No Awards shall be made under this Plan after its termination.

19.	Governing Law.

The terms of this Plan and all agreements hereunder shall be governed by the laws of the State of Delaware, without regard to the State’s conflict of laws rules.

20.	Laws and Regulations.

(a)            General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company and Committee hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Committee may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to this Plan (or notate such legend if Shares are in electronic or book-entry form).

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(b)            Blackout Periods. Notwithstanding any contrary terms within this Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent the Committee determines that doing so is desirable or required to comply with applicable securities laws or would adversely affect a public offering of securities by the Company.

(c)            Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under the Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates held by the Participant, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company (including the Committee) in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company (or the Committee) in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company or the Committee may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(d)            Severability; Blue Pencil. In the event that any provision(s) of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected thereby. If in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power, and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Any arbitrator shall have the same rights, powers, and authority.

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21.	No Stockholder Rights.

Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights or status as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a stock certificate to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law, and if Shares are not certificated, the date the Company’s records are updated to reflect the Participant’s (or transferee’s or Beneficiary’s) status as a stockholder with respect to the Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

22.	No Obligation to Notify.

The Company and the Committee shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company and the Committee shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Notwithstanding the foregoing, the Company shall take reasonable steps to notify the applicable Participants holding then outstanding Awards regarding the occurrence of a Change in Control pursuant to which outstanding Awards shall be cancelled for no consideration, and such notice shall be provided at least five (5) business days prior to the occurrence of the Change in Control (or such shorter period as the Committee may determine is reasonable in its sole discretion taking into account the potential need for confidentiality with respect to a Change in Control). For purposes of the foregoing, the Company providing notice via e-mail to (a) a Participant’s Company email address for Participants who are then in Continuous Service who have a Company email address, or (b) the personal email address in the Company’s personnel records for a Participant no longer in Continuous Service (or who does not have a Company email address) shall be deemed to be reasonable steps to notify a Participant on the part of the Company.

23.	Miscellaneous.

(a)            Use of Proceeds from Sales of Shares. Proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company.

(b)            Corporate Action Constituting Grant of Awards. Unless otherwise determined by the Board, corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. If a Participant does not sign his or her Award Agreement and return an executed copy as directed by the Committee within 30 days of delivery of the Award Agreement to the Participant, or within such longer period as the Committee may determine, then the offer of the Award shall terminate and the Company shall be under no obligation to make any further or replacement Award.

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(c)            Share Replacement. Unless prohibited by Applicable Law, the Company may substitute any consideration in lieu of providing Shares to a Participant on the exercise of an Option, or SAR, or the vesting of an RSU, to the extent such consideration is equal to the Fair Market Value of the Shares the Participant otherwise would receive.

24.	DEFINITIONS

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements as shall be in place from time to time under any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any governmental authority, whether of the United States, any other country, and any provincial, state, or local subdivision, that relate to the administration of equity plans or equity awards or the issuance of securities, as well as any applicable Exchange rules or regulations.

“Award” means any award made, in writing or by an electronic medium, pursuant to this Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document (including in any electronic medium) setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficial Owner” shall have the meaning attributed thereto in the Exchange Act.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” has the same meaning as set forth in any unexpired written employment agreement or independent contractor agreement between the Company and the Participant or, in the absence of any such agreements, as set forth in the Participant’s Award Agreement. If no alternative definitions for “Cause” exist in a Participant’s contracts with the Company, “Cause” means that the Company determines in its reasonable discretion that any of the following situations gave rise to a Participant’s termination from Continuous Service: (i) the Participant committed, was convicted, or pled no contest or any similar plea to a misdemeanor involving acts of dishonesty or breach of fiduciary duty or any felony, (ii) the Participant failed to substantially perform his or her duties and responsibilities to the Company or violated a Company policy; (iii) the Participant committed any act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iv) without authorization, the Participant used or disclosed any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (v) the Participant breached any of his or her material obligations under any written agreement with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or other service relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

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“Change in Control” means, unless another definition is set forth in an Award Agreement, the first of the following to occur after the Closing Date:

(i)	Acquisition of Controlling Interest. Any Person (other than Persons who are Employees or service providers at any time more than one year before a transaction) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; provided that the foregoing shall exclude any bona fide sale of securities of the Company by the Company to one or more third parties for purposes of raising capital. In applying the preceding sentence, an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.

(ii)	Merger. The Company consummates a merger or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees or service providers at any time more than one year before the transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(iii)	Sale of Assets. The Company consummates a sale or disposition of all, or substantially all, of the Company’s assets.

(iv)	Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

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Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which (I) the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, or (II) any Person who was a Beneficial Owner, directly or indirectly, of securities in the Company representing more than 50% acquires additional securities in the Company.

“Closing Date” means the date of the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of ___________, 2021, by and among the Company and the other parties thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor; provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee and (ii) with respect to any decision relating to a Reporting Person, a committee consisting solely of two or more Directors who are disinterested within the meaning of Rule 16b-3. The mere fact that a Committee member shall fail to qualify as a “non-employee director” within the meaning of Rule 16b-3 shall not invalidate any Award made by the Committee which Award is otherwise validly made under this Plan.

“Common Stock” means common stock, $[__] par value per share, of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 12), the Shares resulting from such a change in the common stock shall be deemed to be Common Stock within the meaning of this Plan.

“Company” means MCAP Acquisition Corporation, a Delaware corporation or any successor corporation thereto.

“Conditions” has the meaning set forth in Section 13(a).

“Confidentiality Agreement” has the meaning set forth in Section 13(a).

“Consultant” means any natural person (other than an Employee or Director), including an advisor, who provides bona fide services to the Company, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Company’s parent, if such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

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“Data” has the meaning set forth in Section 20(c).

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means (a) for an ISO, that the Participant is disabled within the meaning of Code Section 22(e)(3), and (b) for other Awards, a physical or mental condition under which the Participant is receiving benefits under the Company’s long-term disability plan applicable to such Participant, and in the absence of such a plan that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Rights” means Awards pursuant to Section 9 of the Plan, which may be attached to other Awards.

“Eligible Persons” has the meaning set forth in Section 1(b).

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes or, if in a jurisdiction that does not have employment taxes, any person whom the Company or any Affiliate classifies as an employee (including an officer), in either case whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” means the New York Stock Exchange, other national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or other automated quotation system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Fair Market Value” means for purposes of this Plan and unless otherwise determined or provided by the Committee in the circumstances:

(i)	If the Shares are listed or admitted to trade on an Exchange, the Fair Market Value shall equal the closing price of Shares as reported on the composite tape for securities on the Exchange for the date in question, or, if no sales of Shares were made on the Exchange on that date, the closing price of Shares as reported on said composite tape for the next preceding day on which sales of Shares were made on the Exchange. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price of Shares as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of Shares as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.

(i)	If Shares are not listed or admitted to trade on an Exchange, the Fair Market Value shall be the value as reasonably determined by the Committee for purposes of the Award in the circumstances; provided that, if so determined by the Committee, Fair Market Value shall be determined pursuant to a valuation of the Company by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code as of a date that is no more than 12 months before the date of grant of the Award or another methodology for determining fair market value that complies with Section 409A of the Code.

The Committee also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Awards (for example, and without limitation, the Committee may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date). Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be final, binding and conclusive on all persons with respect to Awards granted under this Plan.

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“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) the date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practicable thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. “Immediate Family” also shall include a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, any other entity in which these persons (or the Participant) own more than 50% of the voting interests, and any person sharing the Participant’s household (other than a tenant or employee).

“ISO” means an Option that qualifies for favorable income tax treatment under Code Section 422 and is specifically designated as an incentive stock option in an Award Agreement.

“Non-ISO” means an Option not specifically designated as an ISO in an Award Agreement or not otherwise qualifying as an ISO.

“Option” means any right to buy Shares that is granted to a Participant pursuant to Section 5.

“Participant” means an Eligible Person who has an Award.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” has the meaning set forth in Section 1(a).

“Recapture” has the meaning set forth in Section 13(a).

“Recoupment” has the meaning set forth in Section 13(h).

“Rescission” has the meaning set forth in Section 13(a).

“Reimbursement” has the meaning set forth in Section 13(h).

“Reporting Person” means an Employee, Director, or Consultant who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder.

“Restricted Share” means a Share awarded with restrictions imposed under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Section 409A Award” has the meaning set forth in Section 5(a)(i).

“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 13 of this Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as such terms are defined in Sections 424(e) and 424(f) of the Code, respectively).

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“Successor Company” has the meaning set forth in Section 12(c).

“Termination” has the meaning set forth in Section 13(a).

“Unrestricted Shares” mean Shares that are both awarded to Participants pursuant to Section 7 of this Plan, and not subject to a “substantial risk of forfeiture” within the meaning of Code Section 83.

“U.S. Taxpayer” means an Eligible Person who is subject to U.S. taxation.

“Withholding Taxes” means the aggregate amount of federal, state, local and foreign income, social insurance, payroll, and other taxes that the Company and any Affiliates are required or permitted to withhold in connection with any Award.

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EXHIBIT H

Employee Stock Purchase Plan

MCAP Acquisition Corporation
2021 Employee Stock Purchase Plan
Adopted by the Board Of Directors: [___], 2021
Approved by the Stockholders: [___], 2021

1.            General; Purpose.

(a)            The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

(b)            The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

(c)            The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.            Administration.

(a)            The Board or the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.

(b)            The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)              To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)            To designate from time to time (A) which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, (C) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii)           To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)            To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)              To suspend or terminate the Plan at any time as provided in Section 12.

(vi)            To amend the Plan at any time as provided in Section 12.

(vii)           Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

(viii)          To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of Compensation, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Corporation, do not have to comply with the requirements of Section 423 of the Code.

(c)            The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)            All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

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3.            Shares of Common Stock Subject to the Plan.

(a)            Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed [___] shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the year in which the Closing Date occurs and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) _______ shares of Common Stock, or (iii) such smaller number of shares of Common Stock as is determined by the Board of Directors of the Company. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

(b)            If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)            The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.            Grant of Purchase Rights; Offering.

(a)            The Board may, from time to time, grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, including, without limitation, the number of Purchase Periods in the Offering, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)            If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

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(c)            The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.            Eligibility.

(a)             Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Board may (unless prohibited by Applicable Law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.

(b)            The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)              the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)            the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

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(iii)            the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)            No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock that such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)            As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)            Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

(f)             Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

6.            Purchase Rights; Purchase Price.

(a)            On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to [___] shares of Common Stock (or such lesser number of shares determined by the Board prior to the commencement of the Offering), but not exceeding [15]% (or such lesser percentage determined by the Board prior to the commencement of an Offering) of such Employee’s Compensation during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)            The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

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(c)            In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)            The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)             an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)            an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.              Participation; Withdrawal; Termination.

(a)            An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or a Company Designee, within the time specified in the Offering, an enrollment form provided by the Company or Company Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.

(b)            During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions, without interest or earnings (unless otherwise required by applicable law), and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

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(c)            Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by Applicable Law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions, without interest or earnings (unless otherwise required by applicable law).

(d)            Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(e)            During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f)             Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8.              Exercise of Purchase Rights.

(a)            On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)            Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest or earnings (unless otherwise required by Applicable Law).

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(c)            No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest or earnings (unless the payment of interest is otherwise required by Applicable Law).

9.             Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission, agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.           Designation of Beneficiary.

(a)            The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)            If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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11.           Adjustments Upon Changes in Common Stock; Corporate Transactions.

(a)            In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)            In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.           Amendment, Termination or Suspension of the Plan.

(a)            The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

(b)            The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

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13.            Tax Qualification; Tax Withholding.

(a)            Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b)            Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

14.            Effective Date of Plan.

The Plan will become effective immediately prior to and contingent upon the Closing Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.            Miscellaneous Provisions.

(a)            Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)            A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

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(c)            The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.

(d)            The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e)            If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)            If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

16.            Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)            “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b)            “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination, a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)            “Applicable Law” means shall mean the Code and any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any stock exchange or quotation system on which the Common Stock is listed or quoted).

(d)            “Board” means the board of directors of the Company.

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(e)            “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)            “Closing Date” means the date of the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of ___________, 2021, by and among the Company and the other parties thereto.

(g)            “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h)            “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(i)            “Common Stock” means the common stock of the Company.

(j)            “Company” means MCAP Acquisition Corporation, a Delaware corporation, or any successor thereto.

(k)            “Compensation” means an Eligible Employee’s cash compensation, including, without limitation, regular and recurring straight time gross earnings, payments for overtime and shift premium, as well as cash payments for incentive compensation, bonuses and other similar compensation. The Board or the Committee, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for an Offering prior to the commencement of such Offering.

(l)            “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(m)           “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)             a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii)            a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)           a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

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(iv)            a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)            “Designated 423 Corporation” means any Related Corporation selected by the Board to participate in the 423 Component.

(o)            “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.

(p)            “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board to participate in the Non-423 Component.

(q)            “Director” means a member of the Board.

(r)            “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(s)            “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation, or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)            “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(u)            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(v)            “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

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(ii)            In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Sections 409A of the Code

(w)            “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the NASDAQ Stock Market and the Financial Industry Regulatory Authority).

(x)            “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(y)            “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(z)            “Offering Date” means a date selected by the Board for an Offering to commence.

(aa)          “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(bb)          “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(cc)          “Plan” means this MCAP Acquisition Corporation 2021 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

(dd)          “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(ee)          “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(ff)           “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

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(gg)          “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(hh)          “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ii)            “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(jj)            “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to, the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

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